UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)
of the Securities Exchange Act of 1934
(Amendment No.)

Filed by the Registrant	☒
Filed by a Party other than the Registrant	☐
Check the appropriate Box:

☐	Preliminary Proxy Statement
☐	Confidential for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12
HomeStreet, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)
Payment of Filing Fee (Check the appropriate box):
☒	No fee required.
☐	Fee paid previously with preliminary materials.
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules- 14a-6(i)(1) and 0-11.

April 11, 2023
Dear Shareholders:
It is our distinct pleasure to invite you to attend the 2023 Annual Meeting of Shareholders of HomeStreet, Inc. (the “Annual Meeting” or “meeting”) to be held virtually at 10:00 a.m., Paciﬁc Time, on May 25, 2023. You will be able to virtually attend the meeting, submit your questions and comments, and vote your shares at the meeting by visiting www.virtualshareholdermeeting.com/HMST2023. You will also be able to access, through the website during the meeting, a list of shareholders entitled to vote. We believe that a virtual meeting provides expanded access, improved communication and cost savings for our shareholders and HomeStreet, Inc. Shareholders will be able to attend and listen to the Annual Meeting live, submit questions and vote their shares electronically at the Annual Meeting as more fully explained in this Proxy Statement.
We have elected to deliver our proxy materials to our shareholders over the Internet and will mail to our shareholders a Notice of Internet Availability of Proxy Materials containing instructions on how to access our Proxy Statement and our 2022 annual report to shareholders. The Notice of Internet Availability of Proxy Materials also provides instructions on how to vote by telephone or Internet and includes instructions on how to receive a paper copy of the proxy materials by mail. You may also find copies of these items online at http://ir.homestreet.com/sec-filings/proxy-materials/default.aspx.
The matters to be voted on are described in the accompanying Notice of 2023 Annual Meeting of Shareholders and Proxy Statement. Our Board of Directors recommends that you vote in accordance with each of its recommendations regarding the proposals listed in the Notice of 2023 Annual Meeting of Shareholders and described in the accompanying Proxy Statement.
Your vote is important. Whether or not you expect to attend the Annual Meeting, we encourage you to read the Proxy Statement and vote by telephone, Internet or submit your signed and dated proxy card to ensure your representation at the Annual Meeting. For specific instructions on how to vote your shares, please refer to the section entitled “Information About the Annual Meeting” beginning on page 6 of the proxy statement and the instructions on the Notice of Internet Availability of Proxy Materials. Providing voting instructions or returning your proxy card in advance of the meeting will not prevent you from voting on the website during the meeting but will ensure that your vote is counted if you are unable to attend.
Thank you for your ongoing support of and continued interest in HomeStreet, Inc.
Sincerely,

Mark K. Mason
Chairman of the Board, President and Chief Executive Officer

Mark R. Patterson
Lead Independent Director

_____________________________________________________________
NOTICE OF 2023 ANNUAL MEETING OF SHAREHOLDERS
To Be Held Thursday, May 25, 2023, 10:00 a.m. (Pacific Time)
Virtual Meeting Only — No Physical Meeting Location
_____________________________________________________________
To Our Shareholders:
NOTICE IS HEREBY GIVEN that the 2023 Annual Meeting of Shareholders ("Annual Meeting") of HomeStreet, Inc., a Washington corporation (the “Company”), will be held in a virtual-only format, via live webcast, on Thursday, May 25, 2023 at 10:00 a.m. (Pacific Time). The purpose of this meeting is to consider and vote upon the following matters:
1.The election of seven directors to our Board of Directors to serve until the 2024 annual meeting of shareholders, or until their respective successors are elected and qualiﬁed;
2.The approval on an advisory (non-binding) basis of the compensation of the Company’s named executive officers; and
3.The ratiﬁcation on an advisory (non-binding) basis of the appointment of Crowe LLP ("Crowe") as the Company’s independent registered public accounting ﬁrm for the year ending December 31, 2023.
The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice of 2023 Annual Meeting of Shareholders. We also will transact any other business that may properly come before the Annual Meeting, but we are not aware of any such additional matters.
Only shareholders of record at the close of business on March 31, 2023, are entitled to notice of, and to vote at, the Annual Meeting or any adjournment or postponement of the meeting. The accompanying Proxy Statement and the proxy card were either made available to you online or mailed to you beginning on or about April 11, 2023.

We have adopted a virtual format for the Annual Meeting to provide a safe, consistent and convenient experience to all shareholders regardless of location. You will be able to virtually attend the meeting, submit your questions and comments during the meeting, and vote your shares at the meeting by visiting www.virtualshareholdermeeting.com/HMST2023.
Whether or not you expect to attend the annual meeting, we encourage you to read the Proxy Statement and vote by telephone or by Internet or submit your proxy card or voting instructions as soon as possible, so that your shares may be represented at the meeting. For specific instructions on how to vote your shares, please refer to the section entitled “Information About the Annual Meeting” beginning on page 6 of the accompanying Proxy Statement and the instructions on the Notice of Internet Availability of Proxy Materials.

Godfrey B. Evans
Executive Vice President, General Counsel, Chief Administrative Officer and Corporate Secretary
April 11, 2023

PROXY STATEMENT FOR THE 2023 ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON MAY 25, 2023

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ii

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PROXY STATEMENT SUMMARY
This summary highlights information about HomeStreet, Inc. (the “Company” or “HomeStreet”) and certain information contained elsewhere in this Proxy Statement. It does not contain all the information that you should consider in connection with the matters before the Annual Meeting. Please read the entire Proxy Statement carefully before voting your shares. For more complete information regarding the Company’s 2022 performance, please review the Company’s 2022 annual report to shareholders. Websites referenced throughout this Proxy Statement are provided for convenience only, and the content on the referenced websites does not constitute a part of, and is not incorporated by reference into, this Proxy Statement.
THE ANNUAL MEETING

Date	May 25, 2023

Time	10:00 a.m. Pacific Time

Place	The Annual Meeting will be held as a virtual-only meeting, which can be accessed at
www.virtualshareholdermeeting.com/HMST2023

Record Date	March 31, 2023

Voting
Shareholders of record at the close of business on the Record Date are entitled to vote at the Annual Meeting. As of the Record Date, 18,767,811 shares of our common stock were issued, outstanding and entitled to vote at the Annual Meeting. Each Share of our common stock is entitled to one vote for each director nominee and one vote for each of the proposals. For more information on voting, virtually attending the Annual Meeting and other meeting information, please see “Information About the Annual Meeting” on page 6 of this Proxy Statement.

VOTING MATTERS AND VOTE RECOMMENDATIONS

	Unanimous Board Recommendation	See Page
Proposal 1: Election of seven directors	FOR the Board’s nominees	12
Proposal 2: Approval on an advisory (non-binding) basis of the compensation of the Company’s named executive officers	FOR	73
Proposal 3: Ratiﬁcation on an advisory (non-binding) basis of the appointment of our independent registered public accounting ﬁrm for 2023	FOR	75

OUR DIRECTOR NOMINEES

Our Board of Directors (the “Board”) is currently comprised of eight directors, seven of whom are nominated and standing for election at the Annual Meeting. You are therefore being asked to elect seven directors this year to serve a one-year term on the Board until the 2024 annual meeting of shareholders, until their respective successors are duly elected and qualified, or until their earlier death, resignation or removal. For more information about the background and qualifications of the director nominees and the entire Board, please see “Proposal 1 — Election of Directors” on page 12 of this Proxy Statement. The Board’s nominees are:

Name	Age	Tenure	Committees

Mark K. Mason	63	13 years	Executive Chair
Scott M. Boggs	68	11 years	Audit, Enterprise Risk Management, Executive
Sandra A. Cavanaugh	68	4 years	Compensation Chair, Enterprise Risk Management, Executive, Nominating and Governance
Jeffrey D. Green	59	2 years	Audit Chair, Nominating and Governance
Joanne R. Harrell	68	1 year	Nominating & Governance Chair, Enterprise Risk Management, Compensation
James R. Mitchell, Jr.	73	3 years	Audit, Compensation, Nominating and Governance
Nancy D. Pellegrino	66	3 years	Enterprise Risk Management Chair, Compensation, Nominating and Governance
CORPORATE GOVERNANCE HIGHLIGHTS
✓ Lead Independent Director with clearly defined responsibilities
✓ Seven of eight current directors are independent
✓ Each Board committee, other than the Executive Committee, is comprised of independent directors
✓ Average director tenure of director nominees is 5.3 years
✓ Average age of director nominees is 66
✓     Board diversity policy
✓ Directors can be removed without “cause”
✓ Shareholders with at least 10% of outstanding shares are permitted to call a special meeting of shareholders
✓ Majority voting standard for uncontested director elections with a director resignation policy
✓ No supermajority shareholder vote requirements in the Articles of Incorporation
✓ Annual election of directors
✓ Board policy limits director membership on other public company boards
✓ Regular Board, committee and director evaluations
✓ Regular comprehensive succession planning for management
✓ Each current director attended at least 75% of the meetings of the Board and the committees on which the director served in 2022
✓ Policies prohibiting hedging of the Company’s securities
✓ Meaningful stock ownership and retention guidelines for directors

SHAREHOLDER ENGAGEMENT OVERVIEW

The Board welcomes feedback from shareholders on our Board composition, governance practices and policies, executive compensation framework and other appropriate matters related to our strategy and performance. We routinely provide opportunities for our shareholders to connect with our leadership team. Members of our management team regularly attend investor and industry conferences where they are able to engage with active managers of hedge funds and mutual funds who are investors or potential investors in HomeStreet. We also routinely attend ad hoc meetings with current or prospective investors. We encourage you to visit our investor relations website at http://ir.homestreet.com to learn more about the Company. Shareholders can also find our Shareholder Engagement Procedures and Practices on our investor relations website, which provides guidelines for how shareholders can communicate with our Board.

EXECUTIVE COMPENSATION HIGHLIGHTS
2022 Executive Compensation

•Average base salary increase for the top five NEOs was 3.0%
•The Company did not pay out the performance shares units (“PSUs”) granted in 2020 for the three-year measurement period ending December 31, 2022 as the minimum performance objectives were not achieved
•Used independent, external compensation consultant for advice in making compensation program decisions
•Conducted annual risk review of incentive compensation programs

Summary of Executive Compensation Practices
What We Do		What We Don’t Do
✓	Offer to engage with shareholders and consider shareholder input in designing our executive pay programs	✗	No short-selling or hedging of Company’s securities permitted by our insider trading policy, which applies to directors, officers, employees and consultants
✓	Short-term incentives that are designed to align with short-term objectives	✗	No employment arrangements that provide for guaranteed salary increases or non-performance-based cash incentive awards for executive officers
✓	Long-term performance-based equity incentive awards that are designed to align with long-term objectives and create shareholder value	✗	No supplemental executive retirement plans
✓	Substantial portion of compensation opportunity is at-risk	✗	No “golden parachute” excise tax gross ups in employment agreements
✓	Our CEO’s and other NEOs’ annual equity awards generally vest over a three-year period	✗	No repricing, buyout or exchange of underwater stock options
✓	Retain an independent, external compensation consultant	✗	No excessive perquisites
✓	Clawback features are incorporated into the short-term annual cash incentive programs for all executive officers	✗	No single trigger vesting of equity awards in the event of a change of control
✓	Use of multiple performance measures and caps on potential incentive payments	✗	No excessive severance arrangements providing for payments exceeding 3 times base salary plus target/average/most recent bonus
✓	Minimum one-year vesting period required for 95% of share-based awards granted under our Amended and Restated 2014 Equity Incentive Plan (the “2014 Plan”)	✗	No liberal change in control provisions in the 2014 Plan and executive employment agreements
✓	Annual risk review of incentive compensation programs	✗	No dividends paid on unvested performance shares or units

HOMESTREET, INC.
________________
PROXY STATEMENT FOR THE 2023 ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON MAY 25, 2023
_________________

April 11, 2023
INFORMATION ABOUT SOLICITATION AND VOTING
The accompanying proxy is solicited on behalf of the Board of Directors of HomeStreet, Inc. (the “Company” or “HomeStreet”) for use at the Company’s 2023 Annual Meeting of shareholders (the “Annual Meeting” or “meeting”) to be held on May 25, 2023 at 10:00 a.m. Pacific Time as a virtual-only meeting which can be accessed at www.virtualshareholdermeeting.com/HMST2023.
INTERNET AVAILABILITY OF PROXY MATERIALS
Under rules adopted by the U.S. Securities and Exchange Commission (“SEC”), we are furnishing proxy materials to our shareholders primarily via the internet, instead of mailing printed copies of those materials to each shareholder. On or about April 11, 2023, we expect to send our shareholders a Notice of Internet Availability of Proxy Materials (“Notice of Internet Availability”) containing instructions on how to access our proxy materials, including our Proxy Statement and our 2022 annual report to shareholders. The Notice of Internet Availability also provides instructions on how to vote by telephone or by Internet and includes instructions on how to receive a paper copy of the proxy materials by mail. If you prefer to receive printed proxy materials, please follow the instructions included in the Notice of Internet Availability.

INFORMATION ABOUT THE ANNUAL MEETING

1.Why am I receiving these materials?
Our Board of Directors (the “Board”) has sent you the Notice of Internet Availability and accompanying Proxy Statement to ask for your vote, as a shareholder of HomeStreet, on certain matters that will be voted on at the Annual Meeting. As a shareholder, you are invited to virtually attend the Annual Meeting and are entitled to and requested to vote on the proposals set forth in this Proxy Statement. For more information on the participants in the Board’s solicitation, please see “Participants in the Solicitation” on page 83 of this Proxy Statement.

2.Who is entitled to vote?
All shareholders of record of HomeStreet’s common stock at the close of business on March 31, 2023 (the “Record Date”) are entitled to notice of, and to vote at, the Annual Meeting.

3.How many shares are entitled to vote at the meeting?
As of the Record Date, 18,767,811 shares of our common stock were issued, outstanding and entitled to vote at the Annual Meeting.

4.How many votes do I have?
Each share of common stock you owned on the Record Date is entitled to one vote for each director candidate. You may NOT cumulate votes relating to the election of directors. For the other matters presented at this meeting, you are entitled to one vote for each share of common stock you owned on the Record Date.

5.Who is a registered shareholder and who is a beneﬁcial shareholder?
Registered Shareholders: A “registered shareholder” is a person or entity whose name appears in the Company’s registered list of shareholders as an owner of one or more shares of the Company’s common stock. If you are a registered shareholder, the Notice of Internet Availability, proxy card or voting instruction are being sent directly to you and you are invited to virtually attend the Annual Meeting through the website for the meeting using the control number provided on your Notice of Internet Availability, proxy card or voting instruction materials.
Beneﬁcial Shareholders: A “beneﬁcial shareholder” is a person or entity whose shares of the Company’s common stock are held by a bank, broker or other nominee (a.k.a. in “street name”). Most holders of our common stock hold their shares beneficially through a bank, broker or other nominee rather than of record directly in their own name. If you are a beneficial shareholder, the Notice of Internet Availability, proxy card or voting instruction materials are being forwarded to you by your bank, broker or other nominee who is considered the registered shareholder of those shares. As the beneficial owner, you have the right to direct your bank, broker or other nominee on how to vote your shares and you are also invited to virtually attend the Annual Meeting through the website for the meeting using the control number provided on your Notice of Internet Availability, proxy card or voting instruction materials. Your bank, broker or other nominee has provided a voting instruction form for you to use in directing how to vote your shares.
Under certain circumstances banks, brokers and other nominees are prohibited from exercising discretionary authority for beneficial owners who have not provided voting instructions to the bank, broker or other nominee, which is referred to as a “broker non-vote”. In these cases, those shares will be counted for the purpose of determining whether a quorum is present. Pursuant to applicable regulations, if you do not give instructions to your bank, broker or other nominee, your bank, broker or other nominee will not be permitted to vote your shares with respect to Proposal 1, Election of Directors, or Proposal 2, Approval on an Advisory (Non-Binding) Basis of the Compensation of the Company’s Named Executive Officers.

6.What is a proxy?
A proxy is your legal designation of another person to vote the stock you own. That other person is called a proxy. If you designate someone as your proxy in a written document, that document is also called a proxy or a proxy card. We have designated Godfrey B. Evans, our Corporate Secretary, General Counsel and Chief Administrative Officer, and Mark K. Mason, our Chairman, President and Chief Executive Officer, as the Company’s proxies for the Annual Meeting.

7.How do I vote?
Registered Shareholders: If you are a “registered shareholder,” you can vote your shares in the following four ways:
•By Internet: Visit the website shown on your Notice of Internet Availability, proxy card or voting instruction materials to vote via the Internet (www.proxyvote.com);
•By Telephone: Use the toll-free telephone number shown on your Notice of Internet Availability, proxy card or voting instruction materials to vote by telephone;
•By Mail: If you received proxy materials by mail, you can vote by submitting a proxy by mail by completing, signing and dating your proxy card and mailing it using the postage pre-paid envelope that was enclosed with your proxy materials. Note that you cannot vote by marking the Notice of Internet Availability and returning it. The Notice of Internet Availability provides instruction on how to vote via the Internet and how to request paper copies of the proxy materials.
•At the Annual Meeting: If you virtually attend the Annual Meeting through the website provided using the control number from your Notice of Internet Availability, proxy card or voting instruction materials, you may vote your shares associated with that control number online during the Annual Meeting. However, you are encouraged to read the Proxy Statement and vote by telephone or by Internet or complete, sign and date your proxy card and mail it using the postage pre-paid envelope that was enclosed with your proxy materials regardless of whether you plan to attend the Annual Meeting to ensure your vote is counted.
Beneﬁcial Shareholders: If you are a “beneﬁcial shareholder,” then you will receive voting instructions from your bank, broker or other nominee on how you may vote your shares, which will include a control number that you can use to virtually attend the Annual Meeting on the website www.virtualshareholdermeeting.com/HSMT2023.
For more information, please see “Information about the Annual Meeting — How do I virtually attend and participate in the Annual Meeting” on page 9 of this Proxy Statement.

8.What should I do if I receive more than one proxy card or set of proxy materials from the Company?
Your shares may be owned through more than one brokerage or other share ownership account. In order to vote all of the shares that you own, you must either sign and return all of the proxy cards or follow the instructions for any alternative voting procedure on each of the proxy cards that you receive.
Please note that if you have more than one account through which you hold shares, you will receive more than one control number. The control number is used to vote your shares, and is also used to log on to the meeting website to virtually attend the meeting, which will allow you to vote the shares held in the account associated with that control number at the meeting. However, you will not be able to vote shares held in other accounts not associated with the control number you are using to log in to the virtual shareholder meeting. Therefore, it is important that you return your proxy cards for all of your accounts prior to the Annual Meeting so that all of your shares may be counted.

9.Can I revoke my proxy?
Yes. You can revoke your proxy and/or change your vote at any time prior to the Annual Meeting. Only your latest dated voting instructions or proxy will count.
Registered Shareholders: If you are a “registered shareholder” who has properly executed and delivered a proxy, you may revoke such proxy at any time before the Annual Meeting in any of the following ways:
•submitting another proxy with a later date by telephone or by Internet or by signing, dating and returning your proxy card using the instructions on your proxy card;
•sending a written notice of revocation to our Corporate Secretary at HomeStreet, Inc., 601 Union Street, Suite 2000, Seattle, Washington 98101; or
•voting online during the Annual Meeting at www.virtualshareholdermeeting.com/HMST2023.
Beneﬁcial Shareholders: If you are a “beneficial shareholder,” you may change your vote by submitting new voting instructions to your bank, broker or nominee in accordance with such bank, broker or nominee’s procedures. You can use your control number to log into and virtually attend the Annual Meeting and change your vote during the meeting.

10.How will my shares be voted if I return the proxy card?
The shares represented by any proxy card that is properly executed and received by the Company prior to or at the Annual Meeting will be voted in accordance with the speciﬁcations made on that proxy card. Where a choice has been speciﬁed on the proxy card with respect to the proposals, the shares represented by the proxy card will be voted in accordance with the speciﬁcations.
The Board is not aware of any matters that are expected to come before the Annual Meeting other than those described in this Proxy Statement. If any other matter should be presented at the Annual Meeting upon which a vote may be properly taken, shares represented by the proxy cards received by the Board will be voted with respect thereto at the discretion of the person or persons named as proxies in the enclosed proxy card.

11.What happens if I sign and return my proxy card, but don’t mark my votes?

If you return a validly executed proxy card without indicating how your shares should be voted on a matter and you do not revoke your proxy, your proxy will be voted: “FOR” the election of the seven director nominees of the Board set forth on the proxy card (Proposal 1); “FOR” the approval on an advisory (non-binding) basis of the compensation of the Company’s named executive officers as described in the Proxy Statement under “Executive Compensation” (Proposal 2); and “FOR” the ratiﬁcation on an advisory (non-binding) basis of the appointment of Crowe as the independent registered public accounting ﬁrm of the Company for 2023 (Proposal 3).

12.Will my shares be voted if I do nothing?

If your shares are registered in your name, you must sign and return a proxy card in order for your shares to be voted, unless you vote by telephone or by Internet or vote online during the Annual Meeting. If your shares are held in “street name” (that is, held for your account by a bank, broker or other nominee) and you do not instruct your bank, broker or other nominee how to vote your shares, your bank, broker or other nominee may not have discretionary authority to vote your shares on with respect to the election of directors (Proposal 1) or the approval on an advisory (non-binding) basis of the compensation of the Company’s named executive officers (Proposal 2). If you do not instruct your bank, broker or other nominee as to how to vote your shares and your bank, broker or other nominee does not have discretionary voting authority, these unvoted shares will be “broker non-votes”. Banks, brokers or other nominees generally may only exercise discretionary voting authority to vote “routine” proposals. The ratification on an advisory (non-binding basis) of the appointment of our independent registered public accounting firm for 2023 (Proposal 3) is the only routine proposal to be presented at the Annual Meeting. If banks, brokers or other nominees exercise this discretionary voting authority on Proposal 3, such shares will be considered present at the Annual Meeting for determining whether a quorum is present.
YOUR VOTE IS VERY IMPORTANT.  To assure that your shares are represented at the Annual Meeting, we ask you to vote by telephone or by Internet by following the instructions on the Notice of Internet Availability, proxy card or voting instruction materials or by completing, signing and dating your proxy card and promptly mailing it in the postage-paid envelope enclosed with your proxy materials, whether or not you plan to virtually attend the Annual Meeting. You can revoke your proxy at any time before the proxy or proxies you appointed cast your votes.

13.How do I virtually attend and participate in the Annual Meeting?
The meeting webcast on May 25, 2023 will begin promptly at 10:00 a.m. Pacific Time. We encourage you to access the meeting prior to the start time. Online check-in will begin at 9:45 a.m. Pacific Time, and you should allow ample time for the check-in procedures.
Only HomeStreet shareholders or their duly authorized and constituted proxies may virtually attend the Annual Meeting. The control number printed on your Notice of Internet Availability, proxy card or voting instruction materials is required to virtually attend the meeting through the website at www.virtualshareholdermeeting.com/HMST2023 regardless of whether you are a registered shareholder or a beneficial shareholder. We have been advised that Google Chrome and Microsoft Edge browsers will give the best user experience for participation in the virtual meeting.
Our Chairman and CEO is expected to lead the meeting, and members of our Board are expected to be present and available during the Annual Meeting. During the Annual Meeting, you will be able to hear the business of the meeting as it is conducted, vote your shares if you have not already done so, access information that would normally be available at an in-person annual meeting, including the list of shareholders entitled to vote at the meeting, and submit questions to be answered by our Chairman of the Board. Questions pertinent to meeting matters will be answered during the meeting, subject to time constraints, and additional instructions regarding the question and answer period of the Annual Meeting will be posted on the virtual meeting website.
The virtual Annual Meeting has been designed to provide the same rights to participate as you would have at an in-person meeting. Shareholders participating in the virtual Annual Meeting will be in a listen-only mode and will not be able to speak during the webcast. However, in order to maintain the interactive nature of the virtual meeting, virtual attendees are able submit questions before and during the meeting through the virtual meeting portal. To submit a question, log into the virtual meeting platform at www.virtualshareholdermeeting.com/HMST2023, type your question into the “Ask a Question” field, and click “Submit.” Questions and answers may be grouped by topic and substantially similar questions may be grouped and answered once. In order to promote fairness and efficient use of time, we will respond to up to two questions from a single shareholder and may not be able to respond to all questions.
Our virtual Annual Meeting website will be hosted by Broadridge. In the event you have any technical difficulties logging into the meeting, support from Broadridge will be available. For more information, please go to the virtual Annual Meeting website, where you will be able to find additional information on technical support matters.

14.What constitutes a “quorum”?
A majority of the outstanding shares of common stock entitled to vote at the Annual Meeting, present in person as a logged-in participant of the Annual Meeting or represented by proxy, will constitute a quorum for the transaction of business at the Annual Meeting. Votes withheld, abstentions and broker non-votes will be counted as present or represented for purposes of determining the presence or absence of a quorum for the Annual Meeting. Without a quorum, no business may be transacted at the Annual Meeting. If less than a quorum of the outstanding shares is represented at the Annual Meeting, a majority of the shares so represented may adjourn the Annual Meeting without further notice.

15.What vote is required to approve each of the matters to be voted on at the Annual Meeting?

Proposal	Vote Required	Broker Discretionary Voting

Proposal 1: Election of seven directors	Majority of votes cast *	No
Proposal 2: Approval on an advisory (non-binding) basis of the compensation of the Company’s named executive officers	Number of votes cast in favor exceeds number of votes cast against	No
Proposal 3: Ratification on an advisory (non-binding) basis of the appointment of our independent registered public accounting firm for 2023	Number of votes cast in favor exceeds number of votes cast against	Yes
*    Under the Bylaws, the voting standard in an uncontested election is a majority vote standard. See “What vote is required to elect directors?” below.

16.What is the effect of abstentions and broker non-votes?

If you specify that you wish to “abstain” from voting on an item (or “withhold” your vote for a director), then your shares will not be voted on that particular item. Abstentions and broker non-votes are not considered “votes cast” and so are not counted either “for” or “against” any proposal that requires a majority of votes cast in order to pass, which includes all of the proposals being presented at the Annual Meeting (including the non-contested election of directors).

17.What vote is required to elect directors?

Our Bylaws provide that, in any election of directors that is not a “contested election” (as defined in our Bylaws and described below), the candidates elected are those receiving a majority of the votes cast. Therefore, to be elected, the number of votes cast “FOR” a nominee must exceed the number of votes cast “AGAINST” that nominee.

The term of any director nominee who is a director at the time of election and who does not receive a majority of votes cast in the election held under the majority voting standard described above terminates on the earliest to occur of: (i) 90 days after the date on which the voting results of the election are determined; (ii) the date the director’s resignation is accepted by the Board; or (iii) the date the Board fills the position. The following will not be votes cast and will have no effect on the election of any director nominee: (i) a share whose ballot is marked as “withheld”; (ii) a share otherwise present at the meeting but for which there is an abstention; and (iii) a share otherwise present at the meeting as to which a shareholder gives no authority or direction (other than a share voted pursuant to a signed proxy card on which the shareholder has not indicated any voting direction). Broker non-votes will have no effect on the outcome of this proposal. Shareholders may not cumulate their votes in the election of directors.

Our Bylaws provide that an election is considered “contested,” and will be held under a plurality standard, if (a) the Secretary of the Company receives a notice that a shareholder has nominated a person for election to the Board in compliance with the advance notice requirements for shareholder nominees set forth in Section 1.13 of our Bylaws who are not withdrawn by the advance notice deadline set forth in that section and (b) the Board has not determined before the notice of meeting is given that the shareholder’s nominee(s) do not create a bona fide election contest. No such shareholder notice was received by the Company in advance of this Annual Meeting.

18.What vote is required to approve on an advisory (non-binding) basis, the compensation of the Company’s named executive officers and the ratiﬁcation of the appointment of our independent registered public accountants for 2023?
Each of the proposals to approve, on an advisory (non-binding) basis, the compensation of the Company’s named executive officers and the appointment of Crowe as HomeStreet’s independent registered public accounting ﬁrm for 2023 will be adopted if a majority of the votes present in person or by proxy and voting on such matter are cast “for” the proposal. You may vote “for,” “against” or “abstain” from approving the proposal. Abstentions and broker non-votes will have no effect on the outcome of the proposal.

19.Who will count the votes?
Broadridge Financial Solutions, Inc. will serve as the independent inspector of election and, in such capacity, will count and tabulate the votes.

20.Where can I ﬁnd the results of the Annual Meeting?
We intend to announce preliminary voting results at the Annual Meeting and intend to publish ﬁnal results in a Current Report on Form 8-K, which we will ﬁle with the SEC within four business days after the Annual Meeting.

21.Who can help answer any other questions I may have?

If you have any questions or require any assistance with voting your shares, or if you need additional copies of the proxy materials, please contact:

HomeStreet, Inc.
Attn: Investor Relations
601 Union Street, Suite 2000
Seattle, WA 98101

PROPOSAL 1
ELECTION OF DIRECTORS
Introduction

HomeStreet’s Board currently consists of eight members, seven of whom are nominated and standing for election at the Annual Meeting. You are therefore being asked to elect seven directors this year to serve a one year term on the Board until the 2024 annual meeting of shareholders, until their respective successors are duly elected and qualiﬁed or until their earlier death, resignation or removal. Mark R. Patterson expressed a preference not to be re-nominated. Mr. Patterson intends to serve on the Board through the date of the Annual Meeting and, effective as of the end of his term as a director at the opening of the polls at the Annual Meeting, our authorized number of directors will be reduced to seven. The Board is grateful to Mr. Patterson for his dedication, service and contributions as a director of our Company.
The Board of Directors
The following table sets forth certain information with respect to HomeStreet’s Board of Director nominees, including each nominee’s age as of March 31, 2023.

Director	Age	Director Since

Mark K. Mason, Chairman	63	2010
Scott M. Boggs	68	2012
Sandra A. Cavanaugh	68	2018
Jeffrey D. Green	59	2020
Joanne R. Harrell	68	2022
James R. Mitchell, Jr.	73	2020
Nancy D. Pellegrino	66	2019

Under our Bylaws, any director nominee’s eligibility to serve as a director of the Company is subject to any required notification to, or approval, nonobjection or requirement of, the Board of Governors of the Federal Reserve System, the Washington State Department of Financial Institutions or any other regulatory entity having jurisdiction over the Company.
The number of directors may be increased or decreased from time to time by our Board, provided that a reduction in the number of directors may not shorten the term of an incumbent. Our Bylaws permit our Board to establish by resolution the authorized number of directors, which shall be between seven and thirteen directors. Newly created directorships resulting from any increase in the authorized number of directors or any vacancies in the Board may be filled solely by the affirmative vote of a majority of the remaining directors then in office, unless otherwise provided by law or by resolution of the Board. All of our director nominees, except for Mr. Mason, satisfy the definition of “independent director” under the corporate governance rules of The Nasdaq Stock Market (“Nasdaq”).
Key Qualifications
The following table sets forth certain key qualifications and skills of our Board. The lack of a mark for a particular item does not mean that the director does not possess that qualification, characteristic, skill or experience. We look to each director to be knowledgeable in these areas; however, the mark indicates that the item is a particularly prominent qualification, characteristic, skill or experience that the director brings to our Board. Our Board composition reflects our Board’s desire that directors have the broad expertise and perspective needed to govern our business and strengthen and support senior management.

Qualification	Mark Mason	Scott Boggs	Sandra Cavanaugh	Jeffrey Green	Joanne Harrell	James Mitchell Jr.	Nancy Pellegrino

Financial Expertise Literacy	✓	✓	✓	✓	✓	✓	✓
Corporate Governance	✓	✓	✓	✓	✓	✓	✓
Public Company Board Experience	✓	✓	✓	✓		✓	✓
Strategic Planning	✓	✓	✓	✓	✓	✓	✓
Legal	✓					✓
Capital Management	✓					✓
Technology Cybersecurity	✓	✓	✓		✓	✓
Audit	✓	✓	✓	✓		✓
Human Capital Management	✓		✓	✓	✓	✓	✓
Marketing	✓		✓	✓	✓	✓	✓
Regulatory Risk Management	✓	✓	✓	✓	✓	✓	✓
Business Development	✓		✓	✓	✓	✓	✓
Business Operations	✓	✓	✓	✓	✓	✓	✓
Public Company Executive Experience	✓	✓	✓		✓	✓	✓
Accounting	✓	✓		✓		✓
Industry Experience	✓		✓	✓	✓	✓	✓

Upon recommendation of the Nominating and Governance Committee (the “N&G Committee”), the Board has nominated Mark K. Mason, Scott M. Boggs, Sandra A. Cavanaugh, Jeffrey D. Green, Joanne R. Harrell, James R. Mitchell, Jr. and Nancy D. Pellegrino for re-election to the Board with a one-year term set to expire at the Company’s next annual meeting of shareholders to be held in 2024. Biographical information about each of the nominees is contained in the following section. A discussion of the qualiﬁcations, attributes and skills of each nominee that led our Board and the N&G Committee to the conclusion that she or he should serve as a director appears following each of the director nominee biographies.
Mark K. Mason, Director, Chairman, Chief Executive Officer and President
Mr. Mason has been the Company’s Chief Executive Officer (“CEO”) and a member of the Company’s Board and HomeStreet Bank’s Chairman of the Board and Chief Executive Officer since January 2010. He became Chairman of the Board of the Company in March 2015 after serving as Vice Chairman of the Board since January 2010. Mr. Mason brings extensive business, managerial and leadership experience to our Board. From 1998 to 2002, Mr. Mason was president, chief executive officer and chief lending officer for Bank Plus Corporation and its wholly owned banking subsidiary, Fidelity Federal Bank, where Mr. Mason also served as the chief financial officer from 1994 to 1995 and as chairman of the board of directors from 1998 to 2002. From February 2008 to October 2008, Mr. Mason also served as president of a startup energy company, TEFCO, LLC. He has served on the boards of directors of Hanmi Financial Corp., San Diego Community Bank and The Bjurman Barry Family of Mutual Funds. Mr. Mason is on the boards of directors of the Pacific Bankers Management Institute (the parent company of the Pacific Coast Banking School) and The Washington Bankers Association and is an advisory board member of Seattle University’s Albers School of Business and Economics. Mr. Mason is a certified public accountant (inactive) and holds a bachelor’s degree in business administration with an emphasis in Accounting from California State Polytechnic University.
Mr. Mason was selected to serve as a director because of his position as our CEO and his significant experience as an executive officer, director of and consultant to other banks and mortgage companies, his credit and lending experience, finance and accounting education and experience and his relationships in the banking industry and the capital markets.

Scott M. Boggs, Director
Mr. Boggs joined HomeStreet Bank in 2006 as a member of its board of directors and became a director of the Company in February 2012. Mr. Boggs served as the Lead Independent Director of the Board from March 2015 through June 2018. Prior to joining HomeStreet Bank’s board of directors, Mr. Boggs was employed by Microsoft Corporation from 1993 to 2003 where he served in a variety of positions, including vice president, corporate controller from 1998 to 2003. Mr. Boggs was also an adjunct professor for the Seattle University Albers School of Business and Economics, teaching accounting and information systems from 2004 until 2009. Mr. Boggs previously served as a trustee and chair of the audit committee and budget and investments committee of the Financial Executives Research Foundation from 2002 to 2008, as director, chair of the pension committee and a member of the audit committee of the Cascade Natural Gas Corporation from 2004 to 2007, and director, vice chair of audit committee and designated financial expert of the Safeco family of mutual funds from 2002 to 2004. He is a former member of the Seattle University Internal Audit Advisory Board, the King County Strategic Technology Advisory Council, the Seattle University Accounting Advisory Board and the Financial Executives International. Mr. Boggs started his career as a certified public accountant (currently inactive) with Deloitte, Haskins & Sells from 1977 to 1985, and he received his bachelor’s degree in Accounting from the University of Washington.
Mr. Boggs was selected to serve as a director because of his significant accounting and financial experience, his accounting credentials and degree and his experience as a designated financial expert on audit committees.
Sandra A. Cavanaugh, Director
Ms. Cavanaugh joined the Board in May 2018. Ms. Cavanaugh has more than 30 years of experience in the financial services, banking and mutual fund industries. As president and CEO of U.S. Private Client Services of Russell Investments from January 2010 until her retirement in June 2016, Ms. Cavanaugh oversaw a $45 billion mutual fund business in the U.S. Prior to joining Russell Investments, Ms. Cavanaugh was an executive vice president at SunTrust Bank in 2009, and held senior executive positions at Washington Mutual/JP Morgan Chase from 2007 to 2009, including as president of WM Funds Distributor and Shareholder Services from 1997 to 2007. Ms. Cavanaugh also held various senior positions with AIM Mutual Funds, First Interstate Bank and American Savings Bank. Since her retirement from Russell Investments in 2016, Ms. Cavanaugh has provided consulting services to help financial services companies build and execute brand, product and distribution strategies. In addition to her executive career, Ms. Cavanaugh holds several board and advisory roles. She received her bachelor’s degree in History with a minor in business from California State University, Fresno and previously held active NASD/FINRA Securities Licenses Series 7, 24, and 53.
Ms. Cavanaugh was selected to serve as a director because of her executive management, human capital management, business and financial experience and her background as an expert in the financial services industry.
Jeffrey D. Green, Director
Mr. Green was appointed as a member of the Board in June 2020 to fill a vacancy on the Board. Mr. Green retired as the Financial Institutions National Practice leader and audit and client service Partner of Moss Adams LLP, a national accounting, tax, and advisory firm in December 2018, having served with the firm since 1990. From 2015 to 2018, Mr. Green was Moss Adams’ Financial Institutions National Practice Leader, and in that role, was responsible for that firm’s national financial institutions practice, covering accounting, auditing, internal control, and strategic issues facing publicly traded bank reporting companies, community banks, thrifts, and mortgage banking companies. From 2007 to 2015 Mr. Green was the Managing Partner of Moss Adams’ Everett, Washington practice office. Over his 31 year career in public accounting, Mr. Green gained significant experience working with the boards and audit committees of publicly traded banking and lending institutions while managing major client relationships across multiple markets. In those roles, Mr. Green developed expertise in complex accounting, auditing, internal control, financial reporting, and regulatory compliance matters. He holds a Bachelor of Science in business administration with a focus in accounting from Washington State University and is a certified public accountant and member of the Washington State Society of Certified Public Accountants and the American Institute of Certified Public Accountants.

Mr. Green was selected to serve because of his background as an audit partner for companies in the financial institutions industry, expertise in commercial banking, professional qualifications, financial literacy and his qualification as an audit committee “financial expert”.
Joanne R. Harrell, Director
Ms. Harrell joined the board in January 2022. From 2001 until her retirement in October 2021 as Senior Director, USA AI, Sustainability & Market Development Strategy at Microsoft Corporation, Ms. Harrell held various executive positions with Microsoft where she led teams in the sales, marketing and services disciplines focused on enterprise, public sector and original equipment manufacturing customers and partners. Ms. Harrell has served as a Regent for the University of Washington since 2009. Prior to joining Microsoft in 2001, Ms. Harrell was President and Chief Executive Officer of the United Way of King County, Washington and held various positions with US West Communications, Inc. and AT&T, Inc. Ms. Harrell holds a B.A. in communications-advertising and an M.B.A in marketing from the University of Washington.
Ms. Harrell was selected to serve as director because of her experience in the areas of marketing, sales, strategy, communications, community service and diversity, social responsibility, sustainability, public affairs and corporate citizenship, in addition to her extensive background in executive management.
James R. Mitchell, Jr., Director
Mr. Mitchell joined the Board in January 2020. Mr. Mitchell has worked in commercial banking for more than 40 years, including founding Puget Sound Bank in 2004, where he served as president and chief executive officer from inception until the merger of that bank with Heritage Bank in January 2018. He was also a member of the Board of Directors of Puget Sound Bank from 2004 through January 2018, serving as chairman of the board from 2004 through 2008. After the merger of Puget Sound Bank and Heritage Bank, Mr. Mitchell served as the market president for King County for Heritage Bank for the next year, until January 2019, and then as a consultant to Heritage Bank until January 2020. Prior to founding Puget Sound Bank, Mr. Mitchell served as a Senior Vice President at Sterling Bank, where he opened and grew the Seattle corporate banking office, from 2002 to 2004, and a Senior Vice President and team leader for the Seattle corporate banking team of U.S. Bank from 1990 through 2002. Mr. Mitchell served on the Board of Directors of the Washington Bankers Association from 2011 to 2018, the Board of Directors of the Western Bankers Association from 2015 to 2018, and the board of Bellevue LifeSpring, a nonprofit organization, from 2009 to 2017. Mr. Mitchell received his bachelor’s degree from Seattle University, a Masters of Business Administration from the University of Washington and his juris doctorate from Southwestern University School of Law.
Mr. Mitchell was selected to serve as a director based on his knowledge of the banking industry, experience as a chief executive officer and director of a bank, and expertise in commercial banking.
Nancy D. Pellegrino, Director
Ms. Pellegrino joined the Board in October 2019. Ms. Pellegrino has more than 30 years of experience in the financial services, private banking, and wealth management industries. She served as a Managing Director and Regional CEO for Citi Private Bank from July 2010 through October 2013 and BNY Mellon Wealth Management from August 2000 through July 2010 where she served as Pacific Northwest President and Regional Director. She was also at Banc One Corp from June 1990 through June 2000, rising to the position of Senior Vice President and Regional Sales Director for the Midwest, prior to which she was a Vice President at Texas Commerce Bank Trust Company, which she joined in 1982. She also served on the Board of Directors of Puget Sound Bank from September 2014 until January 2018. Since her retirement from Citi Private Bank in 2013, Ms. Pellegrino is providing consulting services to individuals, teams and organizations drawing on her corporate and board leadership experience. She also serves on the boards of several nonprofit organizations, including the Fred Hutch Cancer Research Center Board of Ambassadors. She also has held numerous Board leadership positions for a number of non-profit organizations including Fred Hutchinson Cancer Research Center and Woodland Park Zoo, where she is currently Director Emeritus Ms. Pellegrino received her bachelor’s degree from Vanderbilt University in Fine Arts and is a graduate of the Northwestern University Graduate Trust School.

Ms. Pellegrino was selected to serve as a director because of her executive leadership, management, risk management and business experience in the financial services industry.
THE BOARD UNANIMOUSLY RECOMMENDS VOTING “FOR” THE ELECTION OF EACH OF THE SEVEN DIRECTOR NOMINEES.

SHAREHOLDER ENGAGEMENT

2022 Shareholder Outreach

At our 2022 annual meeting of shareholders Mark K. Mason received support from 97.7% of votes cast; Scott M. Boggs received support from 97.5% of the votes cast; each of Sandra A. Cavanaugh, Jeffrey D. Green, James R. Mitchell, Jr. and Nancy D. Pellegrino received support from 96.5% of votes cast and Joanne R. Harrell received support from 99.9% of the votes cast.

For the “say-on-pay” vote approving our executive compensation, we received approval from 98.3% of votes cast (for and against). Based on this high approval rating and the feedback we received from our investors generally in 2022, we do not believe our shareholders have significant concerns about our executive compensation program.

We routinely provide opportunities for our shareholders to connect with our leadership team. In 2022, our Chief Executive Officer and Chief Financial Officer attended a number of investor and industry conferences where we were able to engage with active managers of hedge funds and mutual funds who are investors or potential investors in HomeStreet. We also routinely attend ad hoc meetings with individual current or prospective investors.

Shareholder Interest in Environmental, Social and Governance Matters

Several of our larger investors have provided statements to the market and to their portfolio companies generally regarding matters relating to environmental, social and governance (“ESG”) matters in recent years. These have often focused on issues of diversity, equity and inclusion for boards of directors and senior management, concerns about addressing climate change and environmental issues and social justice and equality. While we have not engaged individually with our investors on these matters in any significant depth, we are aware of the issues many have raised.

Our N&G Committee, consistent with our Principles of Corporate Governance, continues to make diversity a priority in identifying and considering potential director candidates. In addition, in 2020 the Washington state legislature adopted a new law that applies to companies like ours that are incorporated in that state providing that at least 25% of our Board must be comprised of individuals who identify as women for our Board to be considered “gender diverse”, and if we do not have a gender diverse board for at least 270 days of any year, we will be required to provide discussion and analysis to our shareholders regarding the Board’s approach to developing and maintaining diversity on the Board. Our board is gender diverse, with 38% of our Board comprised of individuals who identify as women.

We have also listened to concerns raised generally by investors and proxy advisory firms regarding environmental issues such as climate change and sustainability. See the Corporate Governance - Environmental, Social and Governance Matters below for additional information.
Ongoing Shareholder Engagement
We encourage all of our shareholders to reach out to us with questions or comments they may have regarding our Company. We maintain an investor relations website at http://ir.homestreet.com and shareholders can reach our investor relations department by email at ir@homestreet.com; by phone at (206) 515-2291; and by mail at HomeStreet Inc., Attn: Investor Relations, 601 Union Street, Suite 2000, Seattle, WA 98101. Shareholders can also find our Shareholder Engagement Procedures and Practices on our investor relations website, which provides guidelines for how shareholders can communicate with our Board.

CORPORATE GOVERNANCE
As a bank holding company, we believe it is important to foster an operating environment that articulates a strong focus on compliance and ethical standards, and our Board sets this tone from the top. Our Board is actively engaged in designing, monitoring and enforcing compliance with high governance standards. We discuss our most important corporate governance policies and practices below. Each of our corporate governance policies is reviewed by the committee responsible for that policy and the full Board at least annually, and more frequently if warranted.
Code of Ethics
The Board has established a code of ethics as defined under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), which applies to all directors, officers and employees of HomeStreet and its subsidiaries, including our principal executive officer, principal financial officer and principal accounting officer or controller. A copy of our Code of Business Conduct and Ethics (“Code of Ethics”) can be found on our investor relations website: http://ir.homestreet.com. We will post on our website any amendments to, or waivers (with respect to our principal executive officer, principal financial officer and principal accounting officer or controller) from, this Code of Ethics within four business days of any such amendment or waiver and, to the extent required by the listing standards of Nasdaq, by filing a Current Report on Form 8-K with the SEC disclosing such information. Among other things, the Code of Ethics addresses the following principles:
•maintaining accurate and complete records;
•avoiding conflicts of interest;
•complying with laws and regulations;
•prohibiting insider trading;
•avoiding questionable gifts or favors;
•treating others in an ethical manner;
•maintaining integrity of consultants, agents and representatives; and
•protecting proprietary information and proper use of assets.
Whistleblower Policy
In addition to our Code of Ethics, we maintain a whistleblower policy which is intended to provide guidance to employees, shareholders and others who may be aware of or concerned about potential violations of our Code of Ethics or other forms of misconduct and wish to report such concerns to our Ethics Compliance Officer, either directly or anonymously through our whistleblower hotline or website.
We have crafted our whistleblower policy to make clear our commitment to providing a confidential process by which individuals can raise questions and concerns about potential misconduct, including potential violations of law, regulation or Company policy, and report potential misconduct while strictly prohibiting any attempt by any director, officer or employee of the Company to identify whistleblowers or retaliate or attempt to retaliate against any whistleblower, anonymous or otherwise. Nothing in the policy is intended to prohibit or impede the reporting of alleged accounting irregularities or securities violations, or anything else covered by the Sarbanes-Oxley Act, the Dodd-Frank Act or any other applicable law directly to the SEC whether or not an initial report is made internally to the Company.
We provide information on how to access our third-party whistleblower hotline, EthicsPoint, by telephone or through the Internet on both our internal human resources website and our external investor relations website at http://ir.homestreet.com.

At each regular meeting the Audit Committee discusses whistleblower reports, if any, with the Ethics Compliance Officer, including all new reports received since the last meeting, any ongoing whistleblower investigations, and the resolution of any closed investigation.
Principles of Corporate Governance
The Company has adopted Principles of Corporate Governance, which can be found on our investor relations website: http://ir.homestreet.com. Shareholders may request a free copy of the Principles of Corporate Governance at the address or phone number set forth above.
Director Independence
The Board has determined that, with the exception of Mark K. Mason, our Chairman of the Board and Chief Executive Officer, all of its members are “independent directors” as that term is defined in the listing standards of Nasdaq and, where applicable, the regulations adopted under Sections 10A and 10C of the Exchange Act. In the course of determining the independence of each nonemployee director, the Board considered the annual amount of HomeStreet’s sales to, or purchases from, any company where a nonemployee director serves as an executive officer as well as all other relevant facts and circumstances, including the director’s commercial, accounting, legal, banking, consulting, charitable and familial relationships.
Board Diversity
Our Principles of Corporate Governance include a commitment to diversity as a guideline for our director nomination process. In particular, the guideline provides that the Board and N&G Committee “will actively seek to include highly qualified women and individuals from minority groups in the pool of candidates from which nominees for director positions are chosen, and in choosing between equally qualified candidates will give extra weight to diversity of the candidates.” The N&G Committee continues to consider diversity an important goal in Board refreshment, consistent with the diversity expectations we continue to hear from our shareholders in our engagement process.
In connection with our 2022 annual meeting of shareholders, the N&G Committee and the Board considered the diversity of the Board as a whole and the diverse backgrounds and perspectives of each director nominee as one of several factors in its nomination process. Our Board is comprised of 38% of individuals who identify as women. The current composition of our Board reflects our ongoing commitment to diversity in the director nomination process.

Board Diversity Matrix (As of March 31, 2023): Total Number of Directors: 8
	Female	Male	Non-Binary	Did Not Disclose Gender

Part I: GENDER IDENTITY
Directors	3	5	—	—
Part II: DEMOGRAPHIC BACKGROUND
African American or Black	1	—	—	—
Alaskan Native or Native American	—	—	—	—
Asian	—	—	—	—
Hispanic or Latinx	—	—	—	—
Native Hawaiian or Pacific Islander	—	—	—	—
White	2	5	—	—
Two or More Races or Ethnicities	—	—	—	—
LGBTQ+	—	—	—	—
Did Not Disclose Demographic Background	—	—	—	—

Board Assessment, Refreshment and Orientation Process
Each year, our Board undertakes a formal self-evaluation process during which all members are asked to identify their areas of strength and expertise. The N&G Committee then aggregates this information into a report on the strength of the Board which includes, among other things, the skills matrix that we include in this proxy statement. This assessment process, and especially the skills matrix, allows the N&G Committee to identify where there may be gaps in the overall skill set of the Board as a whole so that we can, if necessary, undertake a search for qualified candidates who not only have senior-management level experience in public companies, financial institutions and banking and fit the stated goals for diversity in our Principles of Corporate Governance, but can also help to broaden or deepen the skillset that we have on our Board.
Our Board believes it is in the best interests of our shareholders to refresh our Board membership on a regular basis by considering new director candidates who can bring a fresh or different perspective to the Board. We have heard from our shareholders that they also value regular Board refreshment measures.
Since January 2018, we have added six new directors to the Board; Mr. Patterson, Ms. Cavanaugh, Ms. Pellegrino, Mr. Mitchell, Mr. Green and Ms. Harrell, and seven directors have left the Board.
While board refreshment is important to bring new perspectives, our Board has also implemented a formal onboarding and orientation process for new directors in order to maintain continuity and bring new directors up to speed with the Company’s operations, corporate governance practices and overall strategy. The orientation is designed to help new directors contribute fully to their governance work on the Board as early in their tenure as possible. As a result of the process, directors are expected to understand: (1) their roles and responsibilities and time commitment to their governance work; (2) the current goals, opportunities and challenges facing the Company; (3) major lines of business and the key leaders; (4) key initiatives and overall business strategy; (5) the Company’s stakeholders; (6) how the directors’ own background, knowledge and skillsets can contribute to the Board’s work and the Company’s goals; (7) the background, knowledge and skillsets of each of the other directors and key leaders of the Company; (8) how Board decisions are made; and (9) the Company’s formal governing policies and practices. The onboarding and orientation process involves several meetings with the CEO, the lead independent director, standing committee chairpersons, a Board mentor, key executives including the general counsel and other staff members. These meetings cover a broad array of topics including the strategic plan and planning process; the Company’s vision values goals and culture; the Company’s recent successes and challenges; charters of the Company, its principal subsidiaries and various committees; Board and executive compensation details and philosophies; recent CEO performance reviews; executive leadership and succession planning; organization charts; biographies; Board development and training. Copies of key Board documents are scheduled and provided in hard copy or by electronic access to each new member.
Board Leadership Structure
Our Board believes that it is in the best interests of the Company and its shareholders for the Board to retain discretion to determine whether to separate the roles of Chairman of the Board and CEO based upon varying circumstances, and the majority of our shareholders have supported this approach, voting against a proposal to require the separation of those roles at our 2019 annual shareholder meeting. The Board is currently chaired by Mr. Mason, our CEO, who is subject to re-appointment as Chairman of the Board each year by the Board. Our Principles of Corporate Governance provide that if the Chairman of the Board is an executive of the Company, the independent directors shall elect a Lead Independent Director.
The Company’s Bylaws and Principles of Corporate Governance provide a clear description of the role of the Lead Independent Director. The Lead Independent Director presides over all executive sessions of independent or non-management directors, and in the absence of the Chairman of the Board presides over shareholder meetings and Board meetings; serves as the liaison between the Chairman and the independent directors; meets with the Chairman prior to all Board Meetings to review and discuss the agenda; and has the right to approve meeting agendas, meeting schedules and other information sent to the Board. The Lead Independent Director also serves as the primary point of contact (through the Corporate Secretary) for shareholders wishing to engage with the Board.

The Board maintains a Lead Independent Director to facilitate discussion, coordinate and reflect the views of the independent directors and, most importantly, to ensure that the Company’s governance practices are aligned in the best interests of all shareholders. Mr. Patterson was appointed Lead Independent Director by the independent directors of the Board in 2022 and currently serves in that role. The Board reviews the appointment of our Lead Independent Director position each year.
The Board believes that this leadership structure provides balance and currently is in the best interests of the Company and its shareholders. The role given to the Lead Independent Director helps to ensure a strong, independent and active Board, while Mr. Mason serving as the Chairman of the Board enables the Company and the Board to continue to benefit from his skills and expertise, including his extensive knowledge of the Company and its industry and his experience successfully navigating the Company through both strong and challenging periods.
The following table illustrates how responsibilities are delegated between the CEO and the Lead Independent Director:

Responsibility	Chairman/Chief Executive Officer	Lead Independent Director

Board Meeting	• Authority to call full meetings of the Board • Presides over meetings of the full Board
•   Attends full meetings of the Board
•   Presides over meetings of independent directors and non-management directors
•   Briefs Chairman on issues arising from executive sessions of independent directors
•   Presides over meetings of the Board in the absence of the Chairman

•Prepares minutes from executive sessions of independent directors for any Board actions

Agenda	• Primary responsibility for shaping Board agendas, consulting with the Lead Independent Director	• Collaborates with Chairman to set Board agenda and provide Board with information • Approves agenda and meeting schedules to be sent to the Board
Board Communications	• Communicates with all directors on key issues and concerns outside Board meetings	• Facilitates discussion among independent directors on key issues and concerns outside Board meetings, including contributing to the oversight of the Chairman and management succession planning
Shareholder Communications	• Primary spokesperson for the Company in communications to shareholders	• Serves as liaison for shareholders who wish to communicate with the Board (such communications to be sent through the Corporate Secretary)
Board Role in Risk Oversight
The Board, together with its committees and senior management, has oversight of our risk management framework and is responsible for helping to ensure that our risks are managed in a sound manner. The Board’s principal responsibility in this area is to oversee an enterprise-wide approach to risk management and ensure that sufficient resources, with appropriate technical and managerial skills, are provided throughout the Company to identify, assess and facilitate processes and practices to address material risks. We believe that the current leadership structure enhances the Board’s ability to fulfill this oversight responsibility, as the Chairman, in his role as CEO, is able to focus the Board’s attention on the key risks we face.

In addition, the Board has delegated oversight of certain categories of risk to the Audit Committee, the Enterprise Risk Management (“ERM”) Committee, the Compensation Committee and the N&G Committee. The Audit Committee reviews and discusses with management significant financial and non-financial risk exposures and the steps management has taken to monitor, control and report such exposures. The ERM Committee oversees and assesses the adequacy of the Company’s risk management framework, monitors compliance with the Board-approved risk appetite measures and other key risk measures and oversees management of key risks not overseen by other committees of the Board, including legal, compliance and operational risks, information technology, information security and cybersecurity risks. The Compensation Committee oversees management of risks relating to the Company’s compensation plans and programs. The N&G Committee oversees management of risks relating to the Company’s nominating and corporate governance functions. The Audit Committee, the ERM Committee, the Compensation Committee and the N&G Committee report to the Board as appropriate on matters that involve specific areas of risk that each committee oversees, and with the Board, each committee periodically discusses with management the Company’s policies with respect to risk assessment and risk management. The board of directors of our primary subsidiary, HomeStreet Bank, also oversees certain risks specific to HomeStreet Bank, including credit, liquidity, interest rate and price risk, through various committees of the HomeStreet Bank board, including joint audit, ERM, Compensation and N&G committees as well as credit and finance committees.
Environmental, Social and Governance Matters
ESG Oversight
At the Board level the N&G Committee’s purpose, duties and responsibilities include oversight of our human capital management and ESG programs, policies and practices. The N&G Committee’s oversight of our ESG programs, policies and practices includes oversight of any climate-related programs, policies and practices, unless delegated to another committee of the Board. The N&G Committee’s specific duties and responsibilities with respect to ESG include monitoring and evaluating the Company’s programs, policies and practices relating to ESG issues and making recommendations to the Board regarding the Company’s overall strategy with respect to ESG matters. In addition, we have established an ESG Management Steering Committee comprised of senior management members including the Chief Executive Officer. The purpose of the ESG Management Steering Committee is to assist the N&G Committee in fulfilling its oversight responsibilities with respect to ESG matters, which oversight responsibilities include oversight of climate-related matters, unless delegated to another committee of the Board. We expect to published our inaugural ESG report to our website in April of 2023 and we continue to examine the ESG topics that are most relevant to our business as we advance our ESG strategy.
Human Capital Management

As a financial institution, HomeStreet Bank holds a valued position in the community, among its customers and employees, and with its regulators. Since 1921, the Company has earned the trust of customers, employees and regulators through our effective management and deep community involvement thereby developing a reputation for reliability, fairness, honesty and integrity. Our reputation is directly tied to the individual decisions, actions and sense of business ethics of each and every one of our employees. We believe a high level of trust gives us a competitive advantage in an environment that is increasingly sensitive to business ethics. It is our belief that employees and customers are attracted to work for, and do business with, a company that prides itself on maintaining the highest ethical standards. For all these reasons, a commitment to fairness, honesty, integrity and community service are core values of the Company.

HomeStreet’s Culture Committee has identified five key pillars built on specific behaviors that bring our values to life: a focus on customers, collaboration as one team, delivering excellence, embodying a spirit to serve the communities that we are in and being engaged in our work in a manner that we describe as “All In.” In 2022, the Culture Committee met regularly to discuss ways to promote our inclusive work environment and support our recruiting efforts to extend outreach to historically marginalized groups such as biracial and people of color, veterans and individuals with disabilities. Our Employee Resource Groups also met regularly, allowing for collaborative environments where employees can freely discuss social issues they or others may be dealing with and ways to better extend a culture of inclusion throughout our organization.

As part of our goal of providing high-quality banking and financial services to our customers while creating a positive impact in the local communities in which we do business, we designed our total rewards program with the intention of attracting and retaining highly qualified employees. We use a mix of base salary, cash-based short-term incentive plans and defined contributions to the 401(k) plans for participating employees to incentivize our employees classified as exempt employees, and also provide equity-based long-term incentive compensation for members of the management team who are senior vice president and above. Employee performance is considered, evaluated and discussed through quarterly performance check-ins between manager and direct report, while those employees eligible for short-term annual incentives also have an annual performance review. Our non-exempt employees are paid hourly wages with overtime benefits along with defined contributions to the 401(k) plan for participating employees. We have a variety of group benefit programs designed to provide our employees with health and wellness benefits; financial benefits in the event of planned or unplanned expenses, or losses relating to illness, disability, death; retirement benefits; and programs to deal with job-related or personal problems.
As part of our employee development program, we provide a variety of training and educational opportunities to help our employees stay current on regulatory compliance issues and develop their professional skills. We use an online learning management system to create, assign and track compliance and professional development learning programs across many topical areas such as banking, mortgage and regulatory education, technology training, public speaking and proactive communication, and development of strong customer relationship and customer service skills.
Diversity, Equity and Inclusion

HomeStreet values diversity, equity and inclusion and is an equal opportunity employer, committed to a diverse workplace with employees from a wide range of backgrounds and individual characteristics: including race, ethnicity, sex, gender, sexual orientation or identity, disability, religion, age, national origin, military or veteran status, marital status, religion, use of service animal, or other characteristics. Diversity also includes differences in backgrounds, experiences, perspectives, thoughts, interests, and ideas. As a result of our diverse Company, we believe that our employees will have greater job satisfaction, higher levels of trust and better engagement, which in turn translates to happier and more engaged employees with a greater capacity for customer service and a deeper connection to our strategic plan, ultimately providing greater value to shareholders over the long term. HomeStreet works hard to ensure that our employees are given opportunities to be heard, engaged and involved at work and have meaningful opportunities to collaborate, contribute, and grow in their careers. HomeStreet focuses on recruiting, retaining and promoting employees from diverse backgrounds and who are representative of the people in the communities we serve. By doing so, we believe we are better able to serve our customers and understand their financial needs and goals. HomeStreet’s Culture Committee helps management identify ways to increase and promote opportunities for our employees. The Culture Committee works with management to identify and promote practices that will help us achieve a more diverse and inclusive workplace. We also promote policies and practices to combat harassment, discrimination, retaliation, or disrespectful or other unprofessional conduct based on an individual’s identity, including sex, gender, sexual orientation, race, religion, color, ancestry, physical disability, mental disability, age, marital status, and other protected classifications.
Employee Community Involvement

HomeStreet supports the active involvement of our employees in supporting their communities. Employees who donate blood receive one paid day off from work for each donation. Additionally, employees are given time off to volunteer for community organizations, and where employees make a substantial commitment of time to a particular organization, HomeStreet offers an additional financial contribution to those organizations in recognition of the commitment of our employees. We also create active partnerships with hundreds of local organizations, and our employees provide leadership, educational support, hands-on service, expertise and financial support to those organizations. We focus primarily on organizations within the scope of the Community Reinvestment Act that provide support for housing, basic needs and economic development for those of low and moderate income. Our senior management also helps to educate our employees on the importance of our community responsibility focus and strategies.
Environmental Sustainability
As part of its oversight responsibilities, HomeStreet’s ESG Management Steering Committee plans to examine and assess potential environmental sustainability measures and initiatives, including certain climate-related measures and initiatives, such as greenhouse gas emission measurement and reduction, water use and conservation, waste generation and recycling, and energy efficiency measures. To address these potential measures and initiatives effectively and efficiently, HomeStreet’s ESG Management Steering Committee has formed a Climate and Environment Working Group that includes members from the supply chain and facilities departments. The Climate and Environment Working Group is responsible for the implementation of HomeStreet’s overall strategy with respect to environmental sustainability matters, including certain climate-related matters, with direction and oversight provided by the ESG Management Steering Committee.
Information Security Risks
The Board oversees the Company’s cyber risk management program through the ERM Committee which is tasked with oversight of risk issues, including cybersecurity and information security risks, and is comprised entirely of independent directors. Our Chief Information and Operations Officer and Chief Information Security Officer, who oversee our information security program and our vendor management program, have led the way to develop programs and policies designed to address and respond to security incidents and cyberattacks in order to protect and preserve the confidentiality, integrity and availability of information owned by, controlled by or in possession of the Company and our vendors, including the Company’s proprietary, sensitive and confidential information and the information of our customers, employees and affiliates. These programs and policies are reviewed and updated on a regular basis, and the implementation of such programs and policies is overseen by those officers along with our Information Security Program Office.

Certain of these programs and policies address incident response processes, including a cyber incident response plan, with controls and procedures designed to provide for the timely and accurate investigation and reporting of cybersecurity incidents as required by applicable legal obligations, including the reporting of material cybersecurity incidents. The ERM Committee receives quarterly reports from the Chief Information and Operations Officer, the Chief Information Security Officer and Chief Risk Officer as well as interim reports on noteworthy cybersecurity events and the impact, if any, on the Company. The Board and the ERM Committee also periodically receive updates about the results of exercises and response readiness assessments led by internal staff as well as outside advisors who provide a third-party independent assessment of our cybersecurity and information security technical program and our internal response preparedness. The ERM Committee regularly briefs the full Board on these matters, and the full Board also receives periodic briefings on cyber threats to enhance our directors’ literacy on cybersecurity issues.

The ERM Committee has engaged a cybersecurity expert to work closely with the ERM Committee to provide external review of our cybersecurity-related policies and processes and to provide training and advice on cybersecurity and information security matters. The ERM Committee often presents the expert's materials to the full Board to update all directors on cybersecurity and information security risks. Our employees are required to receive periodic training in cybersecurity and information security risk management and mitigation through corporate training courses and regular phishing exercises. We maintain an additional insurance policy designed to help defray the potential costs of losses associated with cybersecurity incidents.
Employee Compensation Risks
HomeStreet’s management and the Compensation Committee have assessed the risks associated with our compensation policies and practices for all employees, including non-executive officers. Based on the results of this assessment, we do not believe that our compensation policies and practices for any employees, including non-executive officers, create excessive risks or risks that are reasonably likely to have a material adverse effect on HomeStreet.

Board Meetings and Committees
During the year ended December 31, 2022, the Board held 14 meetings. Each of our directors attended or participated in 75% or more of the aggregate of the total number of meetings of the Board and the total number of meetings held by all committees of the Board on which that director served during the past fiscal year.
The Board has five standing committees: an Executive Committee, an Audit Committee, an ERM Committee, a Compensation Committee and a N&G Committee.

2022 Committee Memberships of Directors of HomeStreet, Inc.

The following table indicates the current membership of each committee.

Director	Executive Committee	Audit Committee	Nominating and Governance Committee	Compensation Committee	ERM Committee

Mark K. Mason, Chairman	Chair
Scott M. Boggs	✓	✓			✓
Sandra A. Cavanaugh	✓	✓	✓	Chair	✓
Jeffrey D. Green		Chair	✓
Joanne R. Harrell			Chair	✓	✓
James R. Mitchell, Jr.		✓	✓	✓
Mark R. Patterson	✓				✓
Nancy D. Pellegrino			✓	✓	Chair

In 2022, we split the Human Resources and Corporate Governance Committee (the “HRCG Committee”) of the Board into two separate committees: the Compensation Committee and the N&G Committee. The purpose and scope of the new N&G Committee includes oversight of our human capital management (“HCM”) and ESG programs, policies and practices. The Compensation Committee is charged with oversight of our compensation functions. Prior to this split, the HRCG Committee met 4 times.

Executive Committee

The Executive Committee is composed of at least three members of the Board, a majority of whom are required to be and are independent directors as determined by the Board. The Chairman of the Board serves as the Chair of the Executive Committee. The Executive Committee is delegated authority to act on behalf of the Board on certain matters that are not otherwise delegated to another committee of the Board in between regularly scheduled Board meetings. The Executive Committee is not authorized to take any action that cannot be delegated by the Board under Washington law and is also expressly not authorized to adopt any agreement for merger or consolidation, recommend to shareholders the sale, lease or exchange of all or substantially all of the Company’s assets, recommend a dissolution of the Company (or the revocation of a dissolution) to the shareholders, amend the Bylaws, elect officers, fill vacancies on the Board, declare a dividend, or authorize the issuance of stock (other than pursuant to specific delegation from the Board where the Board has already approved the issuance and the Executive Committee is approving certain details of the issuance), all of which are expressly reserved to the full Board. The Executive Committee held one meeting during the year ended December 31, 2022.

Audit Committee

Our Audit Committee is composed solely of independent directors as required by Nasdaq corporate governance standards, and each of the members of the Audit Committee meets the independence requirements set forth in all applicable Nasdaq corporate governance standards, including independence requirements for audit committee members, and Rule 10A-3 under the Exchange Act. The Board has determined that both Mr. Boggs and Mr. Green are qualified as an “audit committee financial expert.”

Our Board has adopted a written Audit Committee charter that meets the requirements of the applicable Exchange Act rules and the applicable Nasdaq corporate governance standards. A copy of this charter can be found on our investor relations website: http://ir.homestreet.com. Among other things, the Audit Committee charter requires the Audit Committee to:

•oversee the financial reporting process on behalf of our Board, review and discuss the audited financial statements, including significant financial reporting judgments, with management and the Company’s auditors and report the results of its activities to the Board;

•be responsible for the appointment, retention, compensation, oversight, evaluation and termination of our auditors and review the engagement and independence of our auditors;

•review and approve non-audit services of our independent registered public accounting firm;

•review the adequacy of our internal accounting controls and financial reporting processes;

•approve and monitor our internal audit plans and policies;

•annually review the performance compensation and independence of our Chief Audit Officer; and

•annually evaluate the performance of the Audit Committee and assess the adequacy of the Audit
Committee charter.

The Audit Committee of the Company meets jointly with the Audit Committee of HomeStreet Bank. The Audit Committee held 10 meetings during the year ended December 31, 2022.

Enterprise Risk Management Committee

The membership of the ERM Committee is limited to persons who meet the independence standards established by Nasdaq corporate governance rules and is currently comprised solely of independent directors as defined by such rules. The ERM Committee of the Company meets jointly with the ERM Committee of HomeStreet Bank, and together they oversee and assess the adequacy of the Company’s tolerance and management of key enterprise-wide risks, including credit, interest rate, liquidity, price, operational, compliance/legal, strategic and reputational risks. The ERM Committee is also responsible for monitoring the Company’s risk profile and exposure to various types of risks, including cybersecurity and information security risks, as well as reviewing management’s adherence to the Company’s established risk management policies and benchmarks. As with other committees of the Company, the ERM Committee is authorized to hire such independent experts as the committee may deem necessary or appropriate, and at present engages a cybersecurity and information security legal expert to help with oversight and assessment of the Company’s risks in those areas. The ERM Committee is required to meet at least quarterly.

Our Board has adopted a written charter for the ERM Committee. A copy of this charter can be found on our investor relations website: http://ir.homestreet.com. Among other things, this charter requires the ERM Committee to:

•define, in conjunction with the Board and management, the Company’s risk appetite and tolerances for risk for the Company;

•annually review and approve the Company’s enterprise risk assessments as a component of the Company’s strategic plan, including the capital plan;

•monitor the Company’s risk profile and ongoing and potential exposure to material risks of various types, including a review of the Company’s overall capital adequacy and capacity within the context of the approved risk limits and actual results;

•provide a forum for evaluating and integrating risk issues, processes and events arising within the Company and its subsidiaries;

•coordinate with various Board committees a discussion of the Company’s significant processes for risk assessment, risk management and actions taken by management to monitor, control and remediate risk exposures;

•oversee compliance and fair lending practices, including:

•review regulatory examinations and reports;

•monitor the implementation of any corrective measures;

•review and approve the Company’s Compliance Management System, Fair Lending Policy and other compliance policies as deemed necessary;

•approve the initial appointment of the Chief Compliance Officer and Fair Lending Officer and ratify/affirm such appointment annually;

•monitor the implementation of changes in significant regulation and the impact upon significant risk(s) throughout the Company;

•oversee information technology, and corporate security and physical security practices, including:

•reviewing reports from management on technology and security risks; and

•appointing the Security Officer and Chief Information Security Officer;

•review and approve, at least annually, risk related policies; and

•review the performance, compensation and independence of the Chief Risk Officer.

The ERM Committee held four meetings during the year ended December 31, 2022.

Compensation Committee

Our Compensation Committee is composed solely of independent directors under Nasdaq corporate governance rules, each of whom has also been determined to be independent pursuant to Rule 10C-1(b)(1) of the Exchange Act describing independence standards relating to members of a compensation committee. Although the Compensation Committee receives input from our Chief Executive Officer, executive leadership and the Compensation Committee’s independent compensation advisor, the Compensation Committee makes its own independent determinations regarding executive officer compensation.

Our Board has adopted a written charter for the Compensation Committee that satisfies the applicable standards of Nasdaq Corporate Governance rules as to compensation committee requirements. A copy of this charter can be found on our investor relations website: http://ir.homestreet.com. Among other things, this charter requires the Compensation Committee to:

•oversee the Company’s overall compensation structure, policies and programs, and assess whether the Company’s compensation structure establishes appropriate incentives for management and employees;

•review and approve the incentive plan arrangements as they are developed, added or modified for (1) the senior management team; (2) individual employees, including non-executive employees, whose activities may expose the Company to material amounts of risk; and (3) groups of associates who are subject to the same or similar incentive compensation arrangements and who, in the aggregate, may expose the Company to material amounts of risk, even if no individual associate is likely to expose the Company to material risk;

•review the Company’s incentive compensation arrangements to determine whether they encourage excessive risk taking, and review and discuss at least annually the relationship between risk and management policies and practices and compensation, and evaluate compensation policies and practices that could mitigate such risk;

•approve, amend or modify the terms of any compensation or benefit plan that does not require shareholder approval;

•review and approve the corporate goals and objectives relevant to the compensation of the CEO, evaluate the CEO’s performance in light of those goals and objectives, and recommend to the independent directors the CEO’s compensation level based on this evaluation;

•oversee, review and approve the evaluation of other executive officers, including the performance of executive officers in light of approved goals and objectives, and set the compensation of the other executive officers based on this evaluation review;

•periodically review and approve the companies included in the compensation peer group (the “Peer Group”) based on criteria the Compensation Committee deems appropriate;

•review and approve the design of other benefit plans subject to Board approval pertaining to executive officers and employees;

•review the compensation of directors for service on the Board and its committees at least annually and recommend changes in compensation to the Board;

•make recommendations to the Board with respect to the Company’s incentive-compensation and equity-based compensation plans that are subject to Board approval;

•approve stock option and other stock incentive awards for executive officers;

•monitor compliance by executive officers and directors with the Company’s stock ownership guidelines requirements, if any;

•review, approve and recommend to the Board, employment agreements and severance arrangements for executive officers, including change-in-control provisions, plans or agreements, which includes the ability to adapt, amend and terminate such agreements or arrangements;

•review and discuss with management the Company’s Compensation Discussion and Analysis and related disclosures, recommend to the Board based on the review and discussions whether the Compensation Discussion and Analysis should be included in the annual report and proxy statement, and prepare the compensation committee report required by SEC rules for inclusion in the Company’s annual report and proxy statement; and

•review succession plans relating to positions held by Executive Vice Presidents and make recommendations to the Board regarding the selection of individuals to fill these positions.

The Compensation Committee of the Company meets jointly with the Compensation Committee of HomeStreet Bank. The Compensation Committee held five meetings during the year ended December 31, 2022. The Compensation Committee Report is included in this Proxy Statement.

Interaction with Consultants

Pursuant to its charter, the Compensation Committee has the authority, in its sole discretion, to select, retain and obtain the advice of a compensation consultant, legal counsel or other advisors. The Compensation Committee shall set the compensation and oversee the work of any compensation consultant, legal counsel or other advisors. The Company shall provide appropriate funding, as determined by the Compensation Committee for payment of compensation to its compensation consultants, legal counsel and any other advisors.

The Compensation Committee retains Pearl Meyer & Partners (“Pearl Meyer”) as its independent executive compensation consultant. None of the Company’s management participated in the Compensation Committee’s decision to retain Pearl Meyer. Pearl Meyer reports directly to the Compensation Committee and the Compensation Committee may replace Pearl Meyer or hire additional consultants at any time. Pearl Meyer attends meetings of the Compensation Committee, as requested, and communicates with the Chair of the Compensation Committee between meetings; however, the Compensation Committee makes all decisions regarding the compensation of the Company’s executive officers.

Pearl Meyer provides various executive compensation services to the Compensation Committee with respect to HomeStreet’s executive officers and other key employees pursuant to a written consulting agreement with the Compensation Committee. The services Pearl Meyer provides under the agreement include advising the Compensation Committee on the principal aspects of HomeStreet’s executive compensation program, evolving best practices given the Company’s particular circumstances, and providing market information and analysis regarding the competitiveness of HomeStreet’s program design and HomeStreet’s award values in relationship to its performance.

The Compensation Committee regularly reviews the services provided by its outside consultants and believes that Pearl Meyer is independent in providing executive compensation consulting services. The Compensation Committee periodically monitors the Company’s relationship with Pearl Meyer with regard to, among other things, the requirements of Nasdaq rules related to the selection and assessment of conflicts of interest pertaining to compensation consultants and determined that Pearl Meyer’s work for the Compensation Committee did not raise any conflicts of interest.

Compensation Committee Interlocks and Insider Participation

Mses. Cavanaugh (Chair), Harrell and Pellegrino and Mr. Mitchell serve as members of the Compensation Committee and none of them is a current or former officer or employee of the Company or has had any relationships or participated in any related party transactions that are required to be disclosed under the rules of the SEC. During the year ended December 31, 2022, none of our executive officers served as a director or member of the compensation committee (or other committee of the board performing equivalent functions) of another entity where an executive officer of such entity served as a director of HomeStreet.

Nominating and Governance Committee

The N&G Committee has the authority to establish and implement our corporate governance practices, nominate individuals for election to the Board, evaluate and oversee issues related to management of human capital resources, among other things. Beginning in 2021, the N&G Committee received reports from the Company’s Community Relations and Diversity Equity & Inclusion Officer at least two times a year to increase oversight of and involvement in the management of our human capital resources.

Our Board has adopted a written charter for the N&G Committee that satisfies the applicable standards of Nasdaq Corporate Governance rules as to nominating committee requirements. A copy of this charter can be found on our investor relations website: http://ir.homestreet.com. Among other things, this charter requires the N&G Committee to:

•develop and recommend to the Board criteria for identifying and evaluating director candidates;

•identify, review the qualifications of, and recruit candidates for election to the Board;

•assess the contributions and independence of incumbent directors in determining whether to recommend them for reelection to the Board and appointment to one or more committees of the Board;

•periodically review the procedures for the consideration of Board candidates recommended for the N&G Committee’s consideration by the Company’s shareholders contained in the Company’s Shareholder Engagement Procedures and Practices and recommend any changes to such procedures to the Board;

•recommend to the Board the Company’s candidates for election or reelection to the Board at each annual meeting of shareholders;

•recommend to the Board candidates to be elected by the Board as necessary to fill vacancies and newly created directorships;

•develop and recommend to the Board a set of corporate governance principles, and annually review and recommended changes as appropriate to such principles;

•review and recommend changes as appropriate to the Board in the Code of Ethics, and biannually review this code;

•make recommendations to the Board concerning the structure, composition and functioning of the Board and its committees;

•recommend to the Board candidates for appointment to Board committees and consider periodically rotating directors among the committees;

•review and recommend to the Board retirement and other tenure policies for directors;

•review directorships in other public companies held by or offered to directors and senior officers of the Company;

•review and assess the channels through which the Board receives information, and the quality and timeliness of the information received;

•develop and oversee an orientation program for new directors and a continuing education program for all directors and review and revise such programs as appropriate;

•oversee the evaluation of the Board and its committees;

•monitor and evaluate the Company’s programs, policies and practices and relevant risks and opportunities relating to ESG issues and related disclosures, and make recommendations to the Board regarding the Company’s overall strategy with respect to ESG matters;

•oversee the Company’s engagement with proxy advisory firms and other stakeholders on ESG matters and review shareholder proposals submitted to the Company that are within the purview of the N&G Committee; and

•review with management the Company’s practices, policies and strategies relating to human capital management, including but not limited to practices, policies and strategies regarding recruiting, talent development and retention, culture, diversity, equity and inclusion and human health and safety.

The N&G Committee charter allows the committee to delegate its duties and responsibilities related to nomination and corporate governance to a subcommittee of the N&G Committee that consists of not less than two members of the N&G Committee.

The N&G Committee held three meetings during the year ended December 31, 2022.

Process for Recommending Candidates for Election to the Board of Directors

The N&G Committee is responsible for, among other things, determining the criteria for membership to the Board and recommending candidates for election to the Board. It is the policy of the N&G Committee to consider recommendations for candidates to the Board from shareholders. Shareholder recommendations for candidates to the Board must be directed in writing to HomeStreet, Inc., 601 Union Street, Suite 2000, Seattle, Washington 98101, Attention: General Counsel and Corporate Secretary, and must include the candidate’s name, home and business contact information, detailed biographical data and qualifications, information regarding any relationships between the candidate and the Company within the last three years and evidence of the nominating person’s ownership of the Company’s common stock. Such recommendations must also include a statement from the recommending shareholder in support of the candidate, particularly within the context of the criteria for Board membership, including issues of character, judgment, diversity, age, independence, background, skills, expertise, corporate experience, length of service, other commitments and the like, personal references, and an indication of the candidate’s willingness to serve. Nominees for our Board must also meet any approval requirements set forth by our regulators.

The N&G Committee regularly reviews the current composition and size of the Board. The N&G Committee’s criteria and process for evaluating and identifying the candidates that it recommends to the full Board for selection as director nominees are as follows:

•In its evaluation of director candidates, including the members of the Board eligible for re-election, the N&G Committee seeks to achieve a balance of knowledge, experience and capability on the Board and considers (1) the current size and composition of the Board and the needs of the Board and the respective committees of the Board, (2) such factors as issues of character, integrity, judgment, diversity of experience, independence, area of expertise, corporate experience, length of service, potential conflicts of interest, other commitments and the like, and (3) such other factors as the N&G Committee may consider appropriate.

•In addition to the criteria listed above, the Board and N&G Committee have made our commitment to diversity on the Board a priority. Our Principles of Corporate Governance include a mandate that the N&G Committee actively seek to include highly qualified women and individuals from minority groups in the pool of candidates from which nominees for director positions are chosen, and in choosing between equally qualified candidates to give extra weight to the diversity of the candidates.

•While we have not established specific minimum qualifications for director candidates, we believe that candidates and nominees must reflect a Board that is comprised of directors who: (1) are predominantly independent, (2) are of high integrity, (3) have broad, business-related knowledge and experience at the policy-making level in business or technology, including their understanding of the Company’s business in particular, (4) have qualifications that will increase the overall effectiveness of the Board and (5) meet other requirements as may be required by applicable rules, such as financial literacy or financial expertise with respect to audit committee members. The N&G Committee evaluates all nominees appropriately submitted, regardless of source of recommendation, using the same rigorous evaluation process and criteria.

•With regard to candidates who are properly recommended by shareholders or by other means, the N&G Committee will review the qualifications of any such candidate, which review may, in the N&G Committee’s discretion, include interviewing references for the candidate, direct interviews with the candidate, requesting additional information to be shared with our regulators or other actions that the N&G Committee deems necessary or proper.

•In evaluating and identifying candidates, the N&G Committee has the authority to retain and terminate any third-party search firm that is used to identify director candidates and has the authority to approve the fees and retention terms of any search firm.

•The N&G Committee will apply these same principles when evaluating Board candidates who may be elected initially by the full Board to fill vacancies or add additional directors prior to the annual meeting of shareholders at which directors are elected.

•After completing its review and evaluation of director candidates, the N&G Committee recommends the director nominees to the full Board.

Attendance at Annual Meetings of Shareholders by the Board of Directors

Our Principles of Corporate Governance provide that, absent unusual circumstances, our directors are expected to attend our annual meeting of shareholders. All nine of our directors then serving on our Board virtually attended our 2022 annual meeting of shareholders.

Insider Trading Policy and Rule 10b5-1 Trading Plans

HomeStreet has adopted an Insider Trading Policy applicable to our directors, officers, employees and consultants. Our Insider Trading Policy prohibits, among other things, short-term trading, short sales, transactions involving derivative securities relating to our common stock and hedging transactions. Under our Insider Trading Policy, directors, officers, employees and consultants are prohibited from trading in Company stock when in possession of material nonpublic information about the Company. Furthermore, our Insider Trading Plan includes guidelines regarding the use of Rule 10b5-1 trading plans which require them to be compliant with Rule 10b5-1, as amended in 2022.

Contacting the Board of Directors

Our Board of Directors has adopted the HomeStreet, Inc. Shareholder Engagement Practices and Procedures, a copy of which can be found on our investor relations website: http://ir.homestreet.com. Shareholders who desire to contact our non-employee directors may do so by writing HomeStreet’s Corporate Secretary at HomeStreet, Inc., 601 Union Street, Suite 2000, Seattle, Washington 98101 or by sending an email to corporatesecretary@homestreet.com.

Shareholders can also communicate with independent directors as a group through the Company’s investor relations website at http://ir.homestreet.com; by email at ir@homestreet.com; or by mail to the attention of the Independent Directors c/o the Corporate Secretary at HomeStreet, Inc., 601 Union Street, Suite 2000, Seattle, Washington 98101. Any communications so received will be collected and organized by the Corporate Secretary and will periodically, but in any event prior to each regularly scheduled Board meeting, be reported and/or delivered to the independent directors.

Our Corporate Secretary receives these communications unfiltered by HomeStreet, forwards communications to the Board, individual directors or the appropriate committee of the Board and facilitates an appropriate response. The Board will generally respond, or cause the Company to respond, in writing to bona fide communications from shareholders addressed to one or more directors. The Corporate Secretary will not forward spam, junk mail, mass mailings, customer complaints or inquiries, job inquiries, surveys, business solicitations or advertisements, or patently offensive or otherwise inappropriate materials to the Board or any directors. Correspondence relating to certain of these matters such as customer issues may be distributed internally for review and possible response.

Please note that requests for investor relations materials should be sent to ir@homestreet.com.

Director Compensation

Non-Employee Director Compensation

All directors of the Company also serve as directors of HomeStreet Bank. Director compensation for 2022 was unchanged from 2021. We believe that our overall non-employee director compensation program is reasonable and appropriate based on our review of Peer Group financial institution data and the data provided by Pearl Meyer, the Compensation Committee’s independent external compensation consultant.

For 2022, our non-employee directors were paid an annual retainer of $90,000, with a minimum of 50% of that fee being paid in fully vested stock (subject to any individual director’s election to receive more of the fees in fully vested stock, up to 100% of all fees). Committee chairs of the Compensation Committee, N&G Committee, Audit Committee and ERM Committee earned an additional $15,000 annual retainer. Chairs of the Bank’s Finance Committee and Credit Committee earned an additional $10,000 annual retainer. The Lead Independent Director received an additional annual retainer of $30,000. Each non-employee director also earned a fee of $500 per committee meeting attended for all committees (or $250 in the case of short, telephonic meetings) other than the Executive Committee. Members of the Executive Committee were paid an additional annual retainer of $10,000 for their service on that committee in lieu of per-meeting fees.

In each case, annual retainer fees (including the retainer for membership on the Executive Committee) are paid one-half in cash and one-half in fully vested stock, subject to any individual director’s election to receive more than 50% of such fees in stock (up to 100%). Meeting fees are paid in cash, subject to any individual director’s election to receive any portion of such fees in fully vested stock (up to 100%). Directors are also able to elect to receive some or all of their stock compensation in the form of fully vested deferred stock awards that are settled upon the termination of their service on the Board or at another future date of the director’s choosing. All fees are paid on a quarterly basis, and fees that are paid in fully vested stock or deferred stock awards are granted under the 2014 Plan. The number of shares or deferred stock awards granted in 2022 was determined based on dividing the amount of fees to be paid by the average price of the Company’s common stock over the prior 20 trading days. We believe this approach reduces volatility in award levels based on daily stock price fluctuations.
Director Stock Ownership Guidelines

Our Principles of Corporate Governance contain stock ownership guidelines pursuant to which each non-executive director is expected to own shares of the Company’s common stock totaling at least three (3) times the annual retainer fee, valued at the closing price of the common stock on the date of acquisition, (the “Minimum Ownership Level”) at all times from and after the third anniversary of such director’s appointment or election to the Board until the end of such director’s service to the Company as a director. Directors are not required to acquire additional stock to increase their holdings to the Minimum Ownership Level in the event of a decline in the stock value. However, if a sale or other transfer from a director’s account results in the director owning less than the Minimum Ownership Level in shares of the Company’s common stock, the director is then required to re-establish his or her Minimum Ownership Level. Stock received by non-executive directors as part of their director compensation may be counted toward the accumulation of the Minimum Ownership Level. As of March 31, 2023, all directors who have been on the Board for three years or more are in compliance with our stock ownership guidelines, measured based on the annual retainer fee paid to directors in 2022.

Compensation for Employee Directors

Employee directors do not receive compensation for serving on our Board. Accordingly, Mark K. Mason, who serves as Chairman and is an executive of the Company, is not paid any additional retainer or compensation for his services as a director and Chairman.

2022 Director Compensation Table

The following table shows the compensation earned by our non-employee directors for 2022.

Name	Fees Earned or Paid in Cash ($) (1)	Stock Awards ($) (2) (3)	Total ($)

Scott M. Boggs	60,250	50,000	110,250
Sandra A. Cavanaugh	65,481	55,481	120,962
Jeffrey A. Green	65,000	52,500	117,500
Joanne R. Harrell	54,242	46,242	100,484
James R. Mitchell, Jr.	59,981	47,981	107,962
Mark R. Patterson	72,943	63,942	136,885
Nancy D. Pellegrino	54,750	45,000	99,750
Douglas I. Smith (4)	69,000	56,250	125,250
Donald R. Voss (5)	32,769	28,269	61,038

(1)The following directors elected to receive all or a portion of their cash fees in stock (either fully vested stock grants or fully vested deferred stock units): Mr. Green, $52,500; Ms. Harrell, $38,242; Ms. Pellegrino, $54,750; and Mr. Smith, $69,000.
(2)The amounts shown represent the aggregate grant date fair value for the stock awards granted in fiscal 2022.
(3)Stock awards granted to non-employee directors in fiscal 2022 consist of (a) shares of common stock granted quarterly to our non-employee directors as part of their individual annual retainer or (b) deferred stock units that settle on the earlier of a date chosen by the director electing to receive such deferred stock units or the date such director ceases service on the Board.
(4)Retired from his service as a director in March 2023.
(5)Stock Awards consisted entirely of fully vested deferred stock units that were settled for shares of HomeStreet stock upon termination of service as a director.

EXECUTIVE OFFICERS
The names of the executive officers of HomeStreet and its wholly owned subsidiary HomeStreet Bank, their ages, their positions with the Company and HomeStreet Bank and other biographical information as of March 31, 2023 are set forth below, except for the biographical information for Mr. Mason, which is included under “Proposal 1 — Election of Directors” on page 12 of this Proxy Statement. There are no family relationships among any of our directors or executive officers.

Name	Age	Position at HomeStreet	Position at HomeStreet Bank

Mark K. Mason	63	Chairman, Chief Executive Officer, President	Chairman, Chief Executive Officer, President
John M. Michel	63	Executive Vice President, Chief Financial Officer	Executive Vice President, Chief Financial Officer
William D. Endresen	68		Executive Vice President, Commercial Real Estate and Commercial Capital President
Godfrey B. Evans	69	Executive Vice President, General Counsel, Chief Administrative Officer and Corporate Secretary	Executive Vice President, General Counsel, Chief Administrative Officer and Corporate Secretary
Erik D. Hand	57		Executive Vice President, Residential Lending Director
Troy D. Harper	55	Executive Vice President, Chief Information and Operations Officer	Executive Vice President, Chief Information and Operations Officer
Jay C. Iseman	63	Executive Vice President, Chief Credit Officer	Executive Vice President, Chief Credit Officer
Paulette Lemon	67		Executive Vice President, Retail Banking Director
David Parr	52		Executive Vice President, Director of Commercial Banking
Darrell S. van Amen	57	Executive Vice President, Chief Investment Officer & Treasurer	Executive Vice President, Chief Investment Officer & Treasurer
John M. Michel, Executive Vice President, Chief Financial Officer of HomeStreet, Inc. and HomeStreet Bank. Mr. Michel joined HomeStreet in May 2020 as our Executive Vice President, Chief Financial Officer. His duties include the management of treasury, financial reporting, management reporting, financial planning, and tax. Prior to joining HomeStreet, Mr. Michel had over 25 years of experience as a chief financial officer or senior finance officer at financial institutions and specialty finance companies, including most recently as Chief Financial Officer of First Foundation, Inc., from 2007 through 2020. Prior to his tenure in such roles, he was a senior manager at Deloitte, Haskin & Sells. Mr. Michel holds a BA in Accounting from the University of Notre Dame and is a Certified Public Accountant — California (inactive).
William D. Endresen, Executive Vice President, Commercial Real Estate and Commercial Capital President of HomeStreet Bank. Mr. Endresen has been a veteran of the commercial lending industry for over 40 years. He joined HomeStreet Bank in March 2015 as Executive Vice President of Commercial Real Estate and President of the HomeStreet Commercial Capital division for HomeStreet Bank and was promoted to his current position in April 2016 to lead the combined commercial real estate lending and operation teams of HomeStreet Bank. He was SVP Managing Director of Fidelity Federal Bank from 1999 to 2002 until the sale of the bank and then returned to the position of president of IMPAC Commercial Capital Corporation from 2002 until 2015. In 1996, Mr. Endresen founded IMPAC Commercial Capital Corporation, a private company that originates small balance multifamily loans through brokers on a wholesale basis, and IMPAC Commercial Holdings, a publicly traded real estate investment trust, and he served as president of those entities from 1996 to 1999. Mr. Endresen studied business at Fullerton College.

Godfrey B. Evans, Executive Vice President, General Counsel, Chief Administrative Officer and Corporate Secretary of HomeStreet, Inc. and HomeStreet Bank. Mr. Evans joined HomeStreet in November 2009 as Executive Vice President, General Counsel and Corporate Secretary. In March 2010, Mr. Evans was also named Chief Administrative Officer. Mr. Evans is responsible for the delivery and management of all legal services to HomeStreet Bank and the Company, administrative management oversight of (1) Risk and Regulatory Affairs Department (2) Human Resources and (3) the Community Relations Group. Mr. Evans has a total of over 20 years of experience as a general counsel of public companies. Prior to joining the executive team at HomeStreet, Mr. Evans was the managing director of the bankruptcy and restructuring practice group at Marshall & Stevens beginning in 2008. Mr. Evans served as interim general counsel and chief restructuring officer for Chapeau, Inc., a cogeneration manufacturing company, from 2008 to 2009. From 2002 to 2008, Mr. Evans served as a practicing attorney and as a project professional for Resources Global Professionals, and from 1987 to 2002, served as executive vice president, chief administrative officer, general counsel and corporate secretary for Fidelity Federal Bank and its publicly traded holding companies, Bank Plus Corporation and Citadel Holding Corporation. Mr. Evans began his law practice at Gibson, Dunn & Crutcher LLP where he practiced from 1982 to 1987. Mr. Evans is admitted to practice law in California and in Washington, D.C. Mr. Evans holds a bachelor’s degree and a master’s degree in architecture from the University of California, Berkeley and a juris doctorate from Loyola Law School in Los Angeles.

Erik D. Hand, Executive Vice President, Residential Lending Director, HomeStreet Bank. Mr. Hand joined HomeStreet Bank in 2019 and currently serves as the bank’s executive vice president and Residential Lending Director. In his current role Mr. Hand leads the residential lending production, operations, and servicing areas for the bank. Prior to joining HomeStreet, Mr. Hand was president and chief executive officer of Penrith Home Loans, a mortgage joint venture between HomeStreet Bank and Windermere Real Estate with offices throughout the Pacific Northwest, from May 2011 to February 2019. Mr. Hand has been employed in the mortgage industry since 1988 and has extensive experience in loan production, operations, and secondary marketing at both the executive and operations level. He is a past board member of the Seattle Mortgage Bankers Association (SMBA) and has served as past treasurer and board member of the Outdoors for All Foundation. Mr. Hand studied political science at the University of Colorado.
Troy D. Harper, Executive Vice President, Chief Information and Operations Officer of HomeStreet, Inc. and HomeStreet Bank.   Mr. Harper joined HomeStreet Bank in our corporate information security department in 2013. He was promoted to Senior Vice President, Chief Information Officer in June 2015, further promoted to Executive Vice President, Chief Information Officer of the Company and HomeStreet Bank in November 2017 and again promoted in December 2022 to Executive Vice President, Chief Information and Operations Officer. In his role as Chief Information Officer and Operations Officer, Mr. Harper is responsible for the delivery and management of Information Technology Services and Business Systems Support, Corporate Security and Corporate Information Security for the Company and HomeStreet Bank, as well as oversight of loan operations, deposit operations and corporate real estate. In his 25 years of technology management for financial institutions, Mr. Harper worked for the FDIC, held CIO and divisional CIO roles for Pierce Commercial Bank and CGI Group, and provided management consulting and technology outsourcing services with Deloitte Consulting LLP. Mr. Harper holds a bachelor’s degree in finance and accounting management from Northeastern University.
Jay C. Iseman, Executive Vice President, Chief Credit Officer of HomeStreet, Inc. and HomeStreet Bank. Mr. Iseman joined HomeStreet Bank in August 2009 and currently serves as Executive Vice President and Chief Credit Officer of the Company and HomeStreet Bank. From January 2016 through November 2017, Mr. Iseman also served as Chief Risk Officer of the Company and HomeStreet Bank. Prior to his current position and since joining the Company in 2009, Mr. Iseman served as HomeStreet Bank’s Senior Vice President, Credit Administration and Vice President, Special Assets Group and OREO Group Manager and Income Property Credit Administrator. Mr. Iseman served as senior vice president and senior portfolio manager of commercial special assets with Strategic Solutions, Inc., a subsidiary of Bank of America between 2008 and 2009. Mr. Iseman holds a bachelor’s degree in business administration and economics from Seattle Pacific University and a certificate of advanced study in international finance and marketing from the Thunderbird School of Global Management.

Paulette Lemon, Executive Vice President, Retail Banking Director of HomeStreet Bank.  Ms. Lemon joined HomeStreet Bank in 1985. Prior to her promotion to Executive Vice President, Retail Banking Director of HomeStreet Bank in 2015, Ms. Lemon served from 2001 as Senior Vice President, Retail Banking Director and as Vice President, Retail Bank Operations Manager prior to 2001. She holds a bachelor’s degree in business administration from Western Washington University and she graduated with honors from the National School of Banking through Fairfield University. She is also on the board of directors of Childhaven, a non-profit organization.
David Parr, Executive Vice President, Director of Commercial Banking of HomeStreet Bank.  Mr. Parr joined HomeStreet Bank in December 2002. Prior to promotion to Executive Vice President in September 2020, Mr. Parr held multiple positions within the Commercial Banking Group including Vice President, Senior Relationship Manager, Regional Team Lead and Senior Vice President, Regional President for Western Washington/Greater Portland. He holds a bachelor’s degree in business administration from Western Washington University as well as honor roll achievement from a graduate level program in banking from Pacific Coast Banking School. Mr. Parr actively serves as a board member on the Milgard Business School Executive Council for the University of Washington Tacoma, as well as a board member and guest classroom lecturer on the Veterans Incubator for Better Entrepreneurship at the University of Washington Tacoma. He also serves on the Government Relations Committee for the Washington Bankers Association.

Darrell S. van Amen, Executive Vice President, Chief Investment Officer and Treasurer of HomeStreet, Inc. and HomeStreet Bank. Mr. van Amen joined HomeStreet Bank in 2003 and since 2010 has served as Executive Vice President and Treasurer of HomeStreet Bank and since 2012 as Executive Vice President and Chief Investment Officer and Treasurer of the Company. Prior to his current position with HomeStreet Bank, he was the Vice President, Asset/Liability Manager and Treasurer of HomeStreet Bank and the Company from 2003 to 2010. Mr. van Amen is also a director of Habitat for Humanity Seattle/King County and serves on the Seattle University Advisory Board. He holds a bachelor’s degree in economics from Weber State University and a master’s degree in economics from Claremont Graduate University.

COMPENSATION DISCUSSION AND ANALYSIS
Introduction
Our executive compensation program is designed to attract and retain individuals with the skills and qualifications to manage and lead the Company effectively. The overarching goal of our program is to motivate our leaders to contribute to the achievement of our financial goals and to focus on long-term value creation for our shareholders.
In this Compensation Discussion and Analysis (“CD&A”), we review the objectives and elements of the Company’s executive compensation program and discuss the 2022 compensation earned by our named executive officers listed below (“NEOs”). It also describes the process followed by the Compensation Committee for making pay decisions, as well as its rationale for specific decisions related to 2022.
2022 Named Executive Officers

Name	Title

Mark K. Mason	Chairman, President and Chief Executive Officer
John M. Michel	Executive Vice President, Chief Financial Officer
William D. Endresen	Executive Vice President, Commercial Real Estate and Commercial Capital President
Godfrey B. Evans	Executive Vice President, General Counsel, Chief Administrative Officer and Corporate Secretary
Darrell S. van Amen	Executive Vice President, Chief Investment Officer and Treasurer
Executive Summary
2022 Business Highlights

Our financial results in 2022 were adversely impacted by the historically significant increase in short-term interest rates by the Federal Reserve during 2022. This dramatic increase in rates last year resulted in significant reductions in loan demand, particularly in single family mortgage. Accordingly, our loan volume and gain on loan sales activities declined significantly from 2021 levels. Additionally, our interest sensitive deposits declined as customers moved funds to higher yielding products both at our Bank and at other banks and brokerage firms. Attractive rates on Treasury securities and non-bank money market funds have also created meaningful competition. These pressures on our funding base have resulted in reductions in our net interest margin. Our earnings in 2022 were $66.5 million or $3.49 per share, as compared to $115.4 million and $5.46, respectively in 2021. Our return on average equity, return on average tangible equity (“ROATE”) and our core return on average tangible equity in 2022 were 10.8%, 11.5% and 10.9%, respectively. The high interest rate environment contributed to a reduction in our net interest margin, decreasing from 3.38% in 2021 to 2.99% in 2022 as the increases in rates paid on our interest-bearing liabilities were more than the increases in yields on our interest earning assets. As a result of the higher interest rate environment, we experienced a significant decrease in loans sold in 2022, resulting in a $75 million decrease in net gain on loan origination and sales activities.

Our performance during the year resulted in under performance of HomeStreet’s share price compared to the industry. HomeStreet’s total shareholder return for 2022 was (45)% compared to the total return for the KBW Regional Bank Index (“KRX”) of (7)%. We repurchased 1.5 million shares during the first quarter of 2022, or 7.3% of total shares outstanding, at an average price per share of $50.97. During 2022, we paid cash dividends of $1.40 per share.

2022 Financial Results
•Net income for 2022 was $66.5 million;
•Return on average equity, return on average tangible equity ("ROATE") and our core ROATE in 2022 were 10.8%, 11.55% and 10.9% respectively (1);
•Return on average assets ("ROAA") and core ROAA was 0.79% and 0.75%, respectively (1);

•Efficiency ratio was 72.4% (1);
•The ratio of nonperforming assets to total assets was 13 basis points;
•Our core deposits (defined as total deposits less certificates of deposit) decreased by 9%;
•As of December 31, 2022, our capital ratios were well in excess of regulatory requirements to be considered "well capitalized":
•Tier 1 Leverage Ratio of 7.25% and 8.63% at the Company and HomeStreet Bank, respectively.
•Total Risk-Based Capital Ratio of 11.53% and 12.59% at the Company and HomeStreet Bank, respectively; and
•Book value per share and tangible book value per share decreased from $35.61 and $34.04 (1), respectively as of December 31, 2021 to $30.01 and $28.41(1), respectively, as of December 31, 2022 due primarily to changes in accumulated other comprehensive income.
(1)See Appendix A for a reconciliation with the most comparable GAAP financial measure.
2022 Executive Compensation Highlights
The Compensation Committee made the following executive compensation decisions for fiscal 2022:
•Base Salaries: Base salaries were reviewed for all NEOs in February 2022 as part of our annual enterprise-wide performance review process. Messrs. Mason, Michel, Endresen, Evans and van Amen each received a 3.0% increase. All base salary increases were effective in early March 2022. The resulting average increase in base salary for all NEOs was 3.0%.
•2022 Annual Incentives: We maintain a short-term, cash-based incentive plan for non-commissioned officers called the Annual Incentive Plan (“AIP”). The performance levels in 2022 were based on comparisons to the actual results of our Peer Group. Based on our 2022 financial performance, the corporate component of the AIP attained 12.2% of target performance, which resulted in a below target payout for that component of the AIP. Our commissioned NEO is eligible for incentive awards under a separate arrangement, as discussed below. For details about payouts, please see page 50 of this Proxy Statement.
•Long Term Incentives:  In 2022, the NEOs were awarded long-term incentive awards in the form of 50% time-based restricted stock units (“RSUs”) which vest ratably over three years and 50% performance-based share units (“PSUs”), which may cliff-vest depending on total shareholder return. PSUs for the 2020-2022 performance measurement period, for which vesting was based on total shareholder return, had no payout because results did not meet the established threshold. For details about long term incentive awards, please see page 51 of this Proxy Statement.
2022 Advisory Vote on Executive Compensation
Approximately 98% of the votes cast (for and against) were voted in favor of our 2021 named executive officer compensation. Based on this high approval rating and the feedback we received from our investors generally in 2022, we believe our shareholders are supportive of our executive compensation program, and made no material changes to our executive compensation program for 2022.
Summary of Executive Compensation Practices
Our executive compensation program includes the following practices and policies, which we believe promote sound compensation governance and are in the best interests of our shareholders and NEOs:
Compensation Philosophy and Practices
Our executive compensation program is designed to achieve the following objectives:

•Align the interests of executives and shareholders by linking a significant portion of executive compensation to the Company’s short-term and long-term financial performance.

•Reward and motivate appropriate executive behavior that produces strong financial results, while managing risks and promoting regulatory compliance.
•Attract and retain the most highly qualified and experienced individuals available to further the Company’s success.
•Provide levels of compensation competitive with those offered by our peers and competitors, which are consistent with the Company’s level of performance.

These objectives serve to assure our long-term success and are built on the following compensation principles:
•Executive compensation is managed from a total compensation perspective (i.e., base salary, short- and long-term incentives, and retirement are reviewed together).
•All elements of compensation should be reviewed against the total compensation packages of a Peer Group, which includes banks of similar assets and business lines.
•In addition to Peer Group information, each NEO’s experience level, skills, scope of responsibility and performance must be factored into the decision for compensation.
•Long term incentives play an important role in retaining key talent.

Elements of the Executive Compensation Program
The three main elements of the Company’s executive compensation program are base salary, short-term incentives, and long-term incentives, each of which is described below:

Compensation Element	Fixed or At-Risk	Frequency	Cash or Equity	Purpose	Key Feature

Base Salary	Fixed	Annual	Cash	To attract and retain the best talent and recognize individual talent	Reviewed against individual’s performance, contributions and length of service, and market data from a group of similarly situated industry peers
Short-term incentives:
Annual Incentive Plan Award (non-commissioned officers only)	At-Risk	Annual	Cash	To motivate performance to meet near-term goals	CEO and CFO incentive earned based on 80% corporate results and 20% individual results. All other non-commissioned NEOs earn incentive based on 50% corporate results and 50% individual results.
Commission Awards	At-Risk	Annual/Quarterly/Monthly	Cash	To incentivize key business leaders to generate profitable quality loans for HomeStreet Bank	Short-term commissions are earned based on loan volume and profitability. Earned by our commissioned NEO in lieu of Annual Incentive Plan Awards, these payments are calculated and paid monthly.
Long-term incentives:
PSUs	At-Risk	Annual	Equity	Motivates and incentivizes sustained performance over the longer term that is comparable to or exceeds our Peer Group	Total annual long-term incentive award is 50% PSUs measured over three years against a performance goal set at the beginning of the performance period, subject, except in cases of retirement after age 65, to the executive’s continued employment through the applicable vesting date.
RSUs	Fixed	Annual	Equity	Aligns interests of our NEOs with those of our shareholders as the value of RSUs is dependent on our stock price. Also supports our leadership retention objectives.	Total annual long-term incentive award is 50% RSUs, which vest ratably over three years, subject, except in cases of retirement after age 65, to the executive’s continued employment through the applicable vesting date.

Total Direct Compensation
The charts below show the target and maximum total direct compensation of our CEO, non-commissioned NEOs and commissioned NEO for fiscal year 2022. These charts illustrate that a significant portion of target total direct compensation is performance or at-risk based (67% for our CEO and an average of 52% for our non-commissioned NEOs and 81% for our commissioned NEO).

The 2022 compensation mix for our CEO is shown below.

The average 2022 compensation mix for our Non-Commissioned NEOs (Messrs. Michel, Evans, and van Amen) is shown below:

The 2022 compensation mix for our Commissioned NEO (Mr. Endresen) is shown below:

The Decision-Making Process
Role of the Compensation Committee.

The Human Resources and Corporate Governance Committee handled Company compensation-related matters as a delegate of the Board through April 27, 2022 after which the Compensation Committee was created. The Compensation Committee oversees the executive compensation program for our NEOs. The Compensation Committee works very closely with its independent, external compensation consultant and with management to examine the effectiveness of the Company’s executive compensation program from year to year. Details of the Compensation Committee’s authority and responsibilities are specified in the Compensation Committee’s charter, which may be accessed at our website, https://ir.homestreet.com.
Pearl Meyer, acting as the Company’s independent, external compensation consultant, provides peer market data to the Compensation Committee as requested to evaluate the annual compensation of our NEOs. The Compensation Committee reviews and approves recommendations from the CEO for the other NEOs compensation and reviews the elements of CEO compensation in executive session. At the Compensation Committee’s request, the HR Director may attend the executive session to answer questions from the Compensation Committee. The Compensation Committee makes all final compensation and equity award decisions regarding our NEOs except for the CEO, whose compensation is determined by the independent members of the full Board, based upon recommendations of the Compensation Committee.
Role of the CEO
The CEO is not present during deliberations and voting of the Compensation Committee for purposes of determining his own compensation.

The following recommendations are made to the Compensation Committee by the CEO for each NEO, which is assessed alongside peer market data and trends:
•Base salary adjustments, taking into account the NEO’s individual performance and experience and role within the Company and Peer Group data.
•Performance metrics, award schedule and target amounts for short-term opportunities under our Annual Incentive Plan and commission plans, with performance metrics being set relative to the projected business cycle and strategic business plan.
•Long-term incentive awards, including developing and providing specific recommendations on the types of awards to be granted annually, the performance measures, threshold, target and maximum performance metrics of such awards.
Use of Independent Consultants and Advisors
The Compensation Committee continued to engage Pearl Meyer as its independent, external compensation consultant during 2022. Pearl Meyer provides executive and board compensation consulting services and other consulting services to the Compensation Committee and does not provide any other services to the Company. The Compensation Committee has assessed the independence of Pearl Meyer pursuant to the SEC and Nasdaq rules, and the Company concluded that Pearl Meyer’s work for the Compensation Committee did not raise any conflict of interest and that Pearl Meyer met the applicable independence requirements. The primary responsibilities of the independent, external compensation consultant were to:
•Provide the Compensation Committee with independent and objective market data;
•Conduct a Board compensation analysis;
•Conduct compensation analysis for NEOs;
•Provide assistance in reviewing the CD&A;
•Review incentive plans design and changes;
•Provide advice on compensation strategy and potential risks associated with compensation plan designs; and
•Review and advise on pay programs and pay levels as needed.
These services are provided as requested by the Compensation Committee throughout the year.
The Role of Benchmarking and Market Data

The companies comprising the Peer Group are reviewed and approved periodically by the Compensation Committee to assess continued relevance with input provided to the Compensation Committee by the independent, external compensation consultant. The companies comprising the Peer Group are selected based on the following general considerations and financial parameters at the time of selection:
•Size Characteristics:

•Total assets: within approximately 0.5x to 2.5x HomeStreet’s total assets
•Total revenues: within approximately 0.5x to 2.5x HomeStreet’s total revenues
•Select banks such that HomeStreet is positioned reasonably among the peers when balancing the above criteria

•Geography:
•Preference given to companies in the Western United States
•Consideration of banks further east if their size and business model characteristics are compelling
•Operations:

•Generally, a reasonably similar loan mix, compared to HomeStreet

Two Peer Groups approved by the Compensation Committee informed NEO compensation decisions and incentive plan outcomes for 2022:

•2021 Peer Group: The Compensation Committee approved a Peer Group of 14 companies for the purpose of conducting an executive compensation benchmarking analysis in July of 2021, which was used to inform decisions regarding NEO 2022 base salaries and target incentive opportunities.
•2022 Peer Group: In late 2021, the Compensation Committee approved a Peer Group of 15 companies for determining relative financial performance outcomes under our 2022 Non-Commissioned Incentive Plan Awards, as discussed below. This Peer Group was also approved for the purpose of conducting an executive compensation benchmarking analysis in October of 2022, which will be used to inform decisions regarding NEO 2023 base salaries and target incentive opportunities.

These Peer Groups consisted of the following companies:

	2021 Peer Group	2022 Peer Group		2021 Peer Group	2022 Peer Group
Banc of California, Inc.	X	X	Glacier Bancorp, Inc.	X
Banner Corporation	X	X	Heritage Commerce Corp.	X	X
Brookline Bancorp Inc.		X	Heritage Financial Corporation	X	X
Central Pacific Financial Corp.	X	X	Lakeland Bancorp Inc		X
Columbia Banking System, Inc.	X		Luther Burbank Corporation	X	X
CVB Financial Corp.	X	X	National Bank Holdings Corporation	X	X
First Foundation, Inc.	X	X	PeaPack-Gladstone Financial Corporation		X
First Interstate BancSystem, Inc.	X		TriCo Bancshares	X	X
Flushing Financial Corp.		X	Washington Federal, Inc.	X	X

The Compensation Committee eliminated Columbia Banking System, Inc., First Interstate BancSystem, Inc. and Glacier Bancorp, Inc., which were included in the Peer Group used for our 2021 compensation review, from the 2022 Peer Group as these banks announced acquisitions where they significantly increased in total assets. The average total assets of our Peer Group as of December 31, 2022 was $10.5 billion compared with our total assets as of the same date of $9.4 billion. The average total revenues of our Peer Group for 2022 was $358 million compared with our total revenues of $285 million.

The Compensation Committee establishes base salaries, short-term cash incentive awards, and long-term, equity-based incentive awards on a case-by-case basis for each NEO taking into account, among other things, individual and Company performance, experience, length of service, market data, advancement potential, recruiting needs, internal equity, retention requirements, unrealized equity gains, succession planning and current compensation governance practices. Compensation is intended to be competitive with our peers and compensate commensurate with knowledge, skills, abilities, experience and track record as they relate to the market median.

2022 EXECUTIVE COMPENSATION PROGRAM
Base Salary
Base salary represents annual fixed compensation and is a standard element of compensation necessary to attract and retain executive leadership talent. In making base salary decisions, the Compensation Committee considers the CEO’s recommendations, as well as each NEO’s position and level of responsibility within the Company. The Compensation Committee also takes into account factors such as the NEO’s individual performance, experience, contributions and length of service, and relevant market data. The Compensation Committee determined the appropriate annual base salary rate, effective March 2022, for each NEO as follows:

NEO	2022 Base Salary ($)	2021 Base Salary ($)	% Adjustment (1)

Mark K. Mason	798,252	775,000	3.0%
John M. Michel	456,820	443,379	3.0%
William D. Endresen	401,700	390,000	3.0%
Godfrey B. Evans	336,050	326,306	3.0%
Darrell S. van Amen	373,880	362,972	3.0%
(1)The Company took a stratified approach to merit increases for all employees in 2022. This approach was based, in part, on actions taken by competitors in our markets and in part based on responses to inflationary pressures. The stratification provided merit increase opportunities based on annualized base pay levels, with merit increase opportunities ranging from 3% for senior roles to 10% for entry level roles. All NEOs received a 3% adjustment, the minimum level of adjustment.

Annual Cash Incentives
All of our NEOs are eligible to receive incentive awards, which are intended to focus executives on short-term financial and strategic goals that are designed to contribute to long-term value.
The non-commissioned NEOs are eligible to participate in the Annual Incentive Plan, which provides an opportunity to receive an annual incentive award that is contingent on achieving pre-defined annual corporate objectives, as well as individual goals which target their respective areas of responsibility. The Commissioned NEO is eligible for annual incentive awards under a separate arrangement, which provides for incentive payout opportunities based on business unit performance results.
Non-Commissioned Incentive Plan Awards
The Annual Incentive Plan provided our non-commissioned NEOs with the opportunity to earn a performance-based annual cash incentive award. Actual bonus payouts depend on the achievement of pre-established performance objectives and can range from 0% to 150% of target award amounts.
Target annual incentive opportunities are expressed as a percentage of base salary and were established by the Compensation Committee for 2022 based on the NEO’s level of responsibility and his or her ability to impact overall results. The Compensation Committee also considers comparable market data in setting target award amounts. The 2022 target award opportunities in terms of percentage of salary for the non-commissioned NEOs were as follows:

Non-Commissioned NEO(1)	Target Opportunity as % of Base Salary

Mark K. Mason	100%
John M. Michel	60%
Godfrey B. Evans	45%
Darrell S. van Amen	45%
(1)The target opportunities for Messrs. Mason, Michel, Evans and van Amen were unchanged from the 2021 levels.
Actual awards for the CEO are assessed by the Compensation Committee based on performance against corporate financial goals and individual performance. Actual awards for the other non-commissioned NEOs are based on the achievement of corporate or business unit financial goals and individual performance objectives as assessed and recommended by the CEO and approved by the Compensation Committee. For 2022, the Compensation Committee established the following balance between corporate and individual goals:

Non-Commissioned NEO	Corporate Goals Weight	Individual Goals Weight

Mark K. Mason (1)	80%	20%
John M. Michel (2)	80%	20%
Godfrey B. Evans (3)	50%	50%
Darrell S. van Amen (4)	50%	50%
(1)Mr. Mason’s corporate goal achievements are more heavily weighted because he is responsible for Company-wide results as CEO.
(2)Mr. Michel's corporate goal achievements are more heavily weighted to be in alignment with Mr. Mason’s as his oversight directly affects company-wide results.
(3)Mr. Evan’s incentive plan weighting of 50% corporate goals and 50% individual goals reflects his primary focus on legal and administrative activities and support of corporate activities.
(4)Mr. van Amen’s incentive plan weighting of 50% corporate goals and 50% individual goals reflects his primary focus on Treasury activities and support of corporate activities.
Corporate Performance Goals, Metrics and Results

In 2022, corporate performance measured against the Peer Group was the basis for awards. The target level was set at the 50th percentile, the threshold was set at the 25th percentile and the maximum was set at the 75th percentile. Any performance results below the threshold would result in no payout. Performance results between threshold and target and between target and maximum would be calculated on a straight-line interpolation basis.
Below are the performance measures used for 2022:

•Core ROAA: Defined as net income, adjusted to exclude any non-core items such as restructuring charges, merger expenses, or income from sale of branches, as a percentage of average assets. In 2022, a gain on the sale of branches was excluded as a non-core item.
•Core ROATE: Defined as net income, excluding any amortization of intangible assets and adjusted to exclude any non-core items such as restructuring charges, merger expenses, or income from sale of branches, as a percentage of total average tangible equity, which is average equity less average intangible assets. In 2022, a gain on the sale of branches was excluded as a non-core item. A core ROATE of 11% or higher is required to receive an award in excess of 100% of target opportunity.

•Efficiency Ratio:    Defined as noninterest expenses, adjusted to exclude any nonrecurring or unusual items, as a percentage of the total of net interest income and noninterest income, adjusted to exclude any nonrecurring or unusual items. In 2022, a gain on the sale of branches was excluded as a nonrecurring item. A lower ratio is a more positive result.

•Nonperforming Assets (“NPAs”) to Total Assets: Defined as nonperforming loans plus other real estate owned divided by total assets. This is considered a key measure of the quality of HomeStreet Bank’s loan portfolio. Credit risk management remains a major focus of HomeStreet Bank so that management takes a balanced approach to growth, with an appropriate risk/return profile. A lower ratio is a more positive result.

•Core Deposit Growth: Core deposits for these purposes is defined as total deposits less certificates of deposit. Growing core deposits is an important strategy to improve our deposit mix and support asset growth. Increasing core deposits supports the reduction of our proportion of alternative funding and helps us to manage funding costs. Growth is calculated as the change from the average core deposits for the fourth quarter of the current year as compared average core deposits for the fourth quarter of the of the prior year. Any deposits added through mergers or acquisitions are excluded from the computation and any deposits sold are removed from this computation.
The following table provides the 25th (Threshold), 50th (Target) and 75th (Maximum) percentiles of the performance measures for the Peer Group, the Company’s results, the weighting of each performance measure and the computed award for 2022:

	Peer Performance (1)			Company Results (2)	Excess (Shortfall) To Target	Weighting	Computed Award
Performance Measure	25th Percentile Threshold	50th Percentile Target	75th Percentile Maximum

Core ROAA	1.06%	1.15%	1.29%	0.75%	(0.40)%	20%	—%
Core ROATE	12.74%	14.95%	16.00%	10.9%	(4.05)%	30%	—%
Efficiency Ratio	59.21%	55.18%	51.24%	72.38%	(17.20)%	20%	—%
NPAs to Total assets	0.25%	0.16%	0.08%	0.13%	0.03%	10%	12.2%
Core Deposit Growth	(7.07)%	(2.34)%	1.31%	(9.04)%	(6.70)%	20%	—%
Total							12.2%
(1)Peer Group results were derived from financial information publicly released by each of the peer companies, including any non-core adjustments, nonrecurring or unusual items used in the computations. Any adjustments, nonrecurring or unusual items were applied on a consistent basis across companies in the Peer Group and the Company.
(2)For core ROAA, core ROATE and efficiency ratio, see Appendix A for reconciliations of these non-GAAP results of operations to the nearest comparable GAAP measures.
The Compensation Committee has the discretion to reduce or increase the payouts to the extent it determines appropriate to reflect the business environment and market conditions that may affect HomeStreet’s financial and stock price performance. No such discretion was exercised by the Compensation Committee for payouts earned in 2022.
Individual performance goals.
Individual performance goals are established at the beginning of each plan year. An NEO’s individual goals may relate to responsibilities, projects and initiatives specific to the executive’s business or function that are not covered in the corporate performance measurements.
To assess individual performance against the goals, the Compensation Committee selected qualitative goals for the CEO tied to key strategic initiatives that are aligned with the Company’s 2022 – 2024 Strategic Plan as approved by the Board, as well as his responsibility in the areas of profitability, diversification, business growth and credit quality as such areas correlate to the 2022 – 2024 Strategic Plan. Similarly, the CEO recommended qualitative goals for the other non-commissioned NEOs based on the specific department and business goals that support the Company’s 2022 – 2024 Strategic Plan, which were adopted by the Compensation Committee.

Mr. Mason, Chairman, President, Chief Executive Officer

Strategic Qualitative Objective	Key Results

Effective Leadership & Corporate Governance	Took significant steps to mitigate the dramatic impact of unexpected rapidly rising interest rates on our balance sheet and profitability by significantly reducing new loan production in the second half of the year, implementing a promotional CD program and promotional money market account, hedging the cost of funds, and reducing non-interest expenses and headcount in production units. Maintained strong communication with staff, the Board, borrowers and investors. Led important strategic transactions including completing the Company’s $100 million offering of subordinated notes thereby reducing the Company's cost of capital, sale of Eastern Washington branches, and the purchase of Southern California branches. Onboarded a new, diverse member to the Board in January 2022, and partnered with the new Lead Independent Director. Incorporated ESG into strategic planning and developed a company-wide ESG Policy. Continued strong involvement in community affairs.
Expense Reduction and Operational Efficiency	Entered the year with a strong foundation for efficient operations as a result of progress made in recent years, and reduced staffing levels in 2022 to improve operational efficiency. However, we were unable to maintain the efficiency ratios we experienced the prior year as a result of the significant reduction in revenues as a consequence of the unexpected historically significant increase in interest rates by the Federal Reserve.

Continuation of Core Business Focused on Profitable Growth	Interest rate driven challenges drove our inability to maintain or improve our overall profitability, particularly in our Commercial Real Estate and Single Family Lending businesses. Executive succession planning remained strong and effective when used to backfill a vacancy created by the planned retirement of our Chief Risk Officer, while our risk management infrastructure remained sound with no material losses, credit or otherwise.
Audits and Compliance	No material findings from regulatory examinations or external or internal audits, and all specific internal goals related to audit and compliance were achieved in 2022.
Mr. Michel, Executive Vice President, Chief Financial Officer

Strategic Qualitative Objective	Key Results

Improve the efficiency and effectiveness of the finance, treasury and accounting Functions	Oversaw implementation of new general ledger system. Assisted in outsourcing of certain Treasury hedging activities. Reduced or maintained staffing levels in each of these departments and managed non-interest expense levels within budget.
Assist managing the Company’s capital management strategy.	Prepared analysis of Company’s capital management strategy alternatives, coordinated approval and execution of share repurchase programs, assisted in issuance of $100 million subordinated debt offering, supported sale of branches, supported entering into agreement to purchase three southern California branches which closed in the first quarter of 2023.
Maintain effective controls over financial reporting and accounting functions.	Did not receive any significant adverse findings or material adverse comments from financial, regulatory and internal audit examinations and audits.

Mr. Evans, General Counsel, Chief Administrative Officer & Corporate Legal Secretary

Strategic Qualitative Objective	Key Results

Expense Management	Exceeded departmental budget goals for Legal, HR, Risk and Compliance, and Community Relations.
Audit and Examination Findings	No material findings from regulatory examinations or external or internal audits, and all specific internal goals related to audit and compliance were achieved in 2022.
Customer Satisfaction	More than 75% of customers surveyed assessed the Legal, HR, Risk and Compliance and Community Relations Department’s performance as “very satisfied” or better.
Manager Discretion - Management of Significant Legal Matters	Legal work relating to $100 million subordinated debt offering, implementation of the company’s ESG program, legal support for branch acquisition and sale projects, holding company and bank boards and Compensation and Nominating and Governance Committees.
Mr. van Amen, Executive Vice President, Chief Investment Officer, Treasurer

Strategic Qualitative Objective	Key Results

Investment Portfolio Strategy	Portfolio was competitive against benchmark in challenging environment.
Investment in Community Development	Received an Outstanding rating in compliance exam results.
Transition Hedging Process	Successfully transitioned hedging process from LIBOR.
Audits and Compliance	No material findings from regulatory examinations or external or internal audits, and all specific internal goals related to audit and compliance were achieved in 2022.

2022 Annual Incentive Plan Results
Based on the corporate results and the evaluation of individual performance achievements described above, the Compensation Committee approved the following Annual Incentive Plan incentive award payouts:

Non-Commissioned NEO	Corporate Component (% of Target Achieved)	Individual Component (% of Target Achieved)	Overall Award (As a % of a Target Opportunity)	Actual Payout ($)

Mark K. Mason (1)	12.2%	80.0%	25.8%	204,490
John M. Michel (2)	12.2%	100.0%	29.8%	81,120
Godfrey B. Evans (3)	12.2%	100.0%	56.1%	84,370
Darrell S. van Amen (4)	12.2%	100.0%	56.1%	93,870
(1)Mr. Mason was awarded 80% of target for his individual performance. Stronger performance on many aspects of leadership, strategic transactions and governance were offset by the Company’s difficulty in achieving operational efficiency and profitable growth in the midst of the Federal’s Reserve’s interest rate tightening cycle.
(2)Mr. Michel was awarded 100% of target for his individual performance given his successful results of the general ledger conversion project and his work on capital management alternatives such as the disposition and acquisition of branches.
(3)Mr. Evans was awarded 100% of target for his individual performance given the support he provided to all segments of the Company including his involvement in the debt offering and the disposition and acquisition of branches.
(4)Mr. van Amen was awarded 100% of target for his individual performance for managing the Company’s asset and liability management strategies in a challenging economic environment and improving the Company’s hedging processes.

Commissioned NEO Incentive Plan Arrangements
Our commissioned NEO is eligible for annual incentive awards under a separate arrangement, which provides for payout opportunities based on business unit performance results to incentivize the NEO to generate profitable quality loans for HomeStreet Bank, which aligns with his roles and responsibilities. We believe a commissioned program is consistent with competitor practices for similar positions and generally provides for a larger portion of his compensation to be at-risk.
Mr. Endresen’s incentive plan is comprised of two parts: a production incentive, which is paid out monthly and a profitability incentive, 50% of which is paid out quarterly with the remaining 50% paid in the following year. The production incentive is based on loan commitments originated by the Company’s commercial real estate (“CRE”) business unit, with a higher rate paid for Fannie Mae loan commitments. The profitability incentive is based on the income before tax of the CRE business unit, which includes corporate funding and overhead allocations. We are not disclosing the payout formulas used due to confidentiality and competitive concerns. The profitability incentive payout is subject to a discount based on levels of classified loans in the CRE portfolio. This incentive discount is intended to encourage loan production consistent with the safety and soundness of HomeStreet Bank.
Performance Goals, Metrics and Results
The following table shows the performance measures, and 2022 results, for Mr. Endresen:

Performance Measures	Target	Results	Results (% of Target)

CRE Business Unit: Mr. Endresen
Profitability (1)	$90.3 million	$66.8 million	73.9%
Loan Production (2)	$2.50 billion	$1.98 billion	79.0%
(1)Profitability is a percentage of the pre-tax income (after determining allocation of consolidated Company overhead expenses) of the related business units.
(2)Loan production is total dollar amount of loan commitments in the current year for the related business unit. For commercial real estate loan production payouts vary by certain channels.
2022 Award Payouts
Based on the performance results described above, the following incentive awards were paid to Mr. Endresen:

	Target Payout ($)	Actual Payout
NEO		($)	% of Target

William D. Endresen	1,567,539	1,157,472	73.8%

Long-Term Incentives
Our long-term incentive compensation consists of a combination of RSUs and PSUs that are granted under the 2014 Plan.
2022 Target Long-Term Incentive Award Grants.
In 2022, the Company granted long-term incentive awards consisting of 50% PSUs and 50% RSUs, as approved by the Compensation Committee. The value of the equity awards determined by the Compensation Committee was based on a target value as a percentage of base salary. The Compensation Committee determines the target by reviewing Peer Group data and appropriate market data relevant to the banking industry and sets targets at levels intended to create a meaningful opportunity for reward predicated on increasing shareholder value. In addition to considering competitive market data, the Compensation Committee also considers an individual’s performance history, experience, an individual’s potential for future advancement and promotions, the CEO’s recommendations for awards other than his own, and the value of existing vested and unvested outstanding equity awards. The relative weight given to each of these factors varies among individuals at the Compensation Committee’s discretion.
The table below shows the grant date fair value of long-term incentive awards granted in 2022 to each of the NEOs:

	RSUs		PSUs		Total
NEO	Value ($)	Shares (#)	Value ($)	Target Shares (#)	Value ($)	Target Shares (#)

Mark K. Mason	$400,920	7,710	$394,058	7,710	$794,978	15,420
John M. Michel	137,644	2,647	135,288	2,647	272,932	5,294
William D. Endresen	100,880	1,940	99,153	1,940	200,033	3,880
Godfrey B. Evans	75,972	1,461	74,672	1,461	150,644	2,922
Darrell S. van Amen	84,500	1,625	83,054	1,625	167,554	3,250
The PSUs are earned and vested based on achieving a specified company performance result and continued employment over the three-year performance period. In each case, the vesting of the award is also contingent on the NEO’s employment with the Company not having been terminated for any reason other than retirement, death or disability prior to the date the Compensation Committee certifies the achievement of the performance goal for the relevant performance period.

The RSUs awarded annually as part of our long-term incentive plan vest incrementally in three equal installments on the first, second and third anniversaries from the grant date. In each case, the vesting of the award is contingent on the NEO’s employment with the Company not having been terminated for any reason other than retirement, death or disability on the applicable vesting date.
A Closer Look at PSUs.
PSUs are designed to focus the NEOs on long-term value creation for shareholders. PSUs are earned and vest at the end of a three-year performance period based on the Company’s total shareholder return (“TSR”) relative to a peer group.
TSR is calculated as the change in share price from January 1, of the beginning of the three-year period to December 31 at the end of the three-year period assuming that all dividends are reinvested in shares on the date paid. The PSU peer group consists of all companies included in the KRX at the end of the Performance Period (excluding the Company itself, if it happens to be a component company on that date). For results in between the 25th and 50th or 50th and 75th, there will be a straight-line interpolation calculation. Any achievement below the 25th percentile will result in 0% vesting.

	Threshold	Target	Maximum

Relative TSR performance	25th percentile	50th percentile	75th percentile
Payment as a % of target	50%	100%	150%
Vesting Provisions that Apply to All Equity Grants. In addition to the vesting provisions described above, in the event of a change in control if the surviving entity does not assume the outstanding awards or place the participants in a similar plan with no diminution in value of awards, all then outstanding equity awards, including PSUs and RSUs, will vest upon the change in control, with PSUs vesting at target level. Additionally, if a participant is terminated without cause or resigns for good reason within 12 months following such change in control, his or her outstanding equity awards will vest upon the termination date. For more information regarding such provisions and the retirement, death or disability provisions described above, please see “Potential Payments upon Termination or Change in Control”.

2020 – 2022 Performance Period Results and Payouts. For the 2020 – 2022 performance period, PSUs would have been earned based on the same design as the PSUs for the 2022 – 2024 Performance Period. The following chart shows the threshold, target and maximum metrics for the 2020 – 2022 PSUs and performance for this period.

	Threshold	Target	Maximum	Results

TSR Percentile Rank	25th percentile	50th percentile	75th percentile	6th percentile
Payout as a % of Target	50%	100%	150%	0%
No 2020 PSUs were earned based on the results for the three-year period ended December 31, 2022:

NEO	Target Share (#)	Award (#)

Mark K. Mason	12,273	—
John M. Michel	5,421	—
William D. Endresen	4,383	—
Godfrey B. Evans	3,333	—
Darrell S. van Amen	3,708	—
OTHER PRACTICES, POLICIES AND GUIDELINES
Clawback Provisions
Our short-term cash incentive plans include a clawback provision in the event of a material restatement of financial results. If the Board reasonably determines that an executive engaged in knowing or intentionally fraudulent or illegal conduct that materially contributed to the need for the restatement, the Board, based on available remedies, will seek recovery or forfeiture from that executive officer of all or a portion of his or her incentive compensation. The clawback amount would be determined by comparing the actual incentive received by the executive officer under the short-term incentive plan during the period prior to the restatement, with the amount that should have been earned had performance been measured on the basis of the restated results. The difference would be recovered from the executive.

On October 26, 2022, the SEC adopted long-awaited final rules implementing the incentive-based compensation recovery provisions of the Dodd-Frank Act. The final rules direct the stock exchanges to establish listing standards requiring listed companies to develop and implement a policy providing for the recovery of erroneously awarded incentive-based compensation received by current or former executive officers and to satisfy related disclosure obligations. We intend to adopt a clawback policy to reflect these new requirements.
Hedging Policy
Our Insider Trading Policy expressly bars hedging, derivative, or any other speculative transactions involving the Company’s stock by all directors, officers, employees and contractors of the Company, including its subsidiaries. Such prohibited transactions include hedging or derivative transactions, such as “cashless” collars, forward contracts, equity swaps or other similar or related transactions, or any short sale, “sale against the box,” or any equivalent transaction involving the Company’s stock. We also prohibit such persons from purchasing Company stock on margin (including in connection with exercising any Company stock options). In addition, we prohibit our executive officers, directors, and employees from purchasing or selling our securities while in possession of material, non-public information, or otherwise using such information for their personal benefit and we maintain a quarterly black-out window where applicable individuals may not trade. We may, in appropriate circumstances, permit transactions pursuant to a blind trust or a pre-arranged trading program that complies with Rule 10b5-1 to take place during periods in which the individual entering into the transaction may have material nonpublic information or during black-out periods.

Health and Welfare Benefits
All NEOs are provided with the same medical, dental, vision and life insurance programs as all other benefits-eligible employees of the Company on the same terms and conditions as applicable to these employees generally.
401(k) Savings Plan
All employees, including our NEOs, are eligible to make pre-tax contributions under the HomeStreet, Inc. 401(k) Plan (the “401(k) Plan”) and may be eligible to receive a discretionary matching contribution. An employer matching contribution may begin immediately after enrollment in the 401(k) Plan for employees who are at least 18 years of age and meet applicable service requirements. Currently, the Company matches 100% on the first 3% and 50% on the next 2% of deferrals (up to a maximum of 4%). This matching contribution is taxable when the employee withdraws the money unless the employee elects matching funds to be contributed on a post-tax basis.
Perquisites and Other Personal Benefits
The Company does not have a formal perquisite policy or provide any supplemental executive retirement plans, although the Compensation Committee periodically reviews perquisites for our NEOs. We provide our NEOs with benefits that we believe are reasonable and consistent with our overall compensation program and beneficial to the Company in attracting and retaining qualified executives. Among these benefits are health club memberships and parking.
Risk Assessment

It is our belief that a substantial portion of an executive’s total compensation should be variable “at risk” compensation, meaning it is tied to the Company’s financial performance. However, because performance and sales-based incentives play a large role in our compensation programs, we strive to ensure that incentives do not result in actions that may conflict with the long-term interests of the Company, our shareholders and our customers. Therefore, the Compensation Committee reviews an evaluation of all of our plans covered under the Sound Incentive Compensation Policies Interagency Guidance, issued by federal banking regulatory agencies, as well as those that have sales components (applicable to executives and employees below the executive level) for attributes that could cause excessive risk-taking or unethical sales practices. The Compensation Committee concluded that our programs and practices do not encourage excessive risk-taking nor do they encourage unethical sales practices that could cause material harm to our Company or customers.
Tax Considerations
Section 162(m) of the Internal Revenue Code of 1986, as amended, places a limit of $1 million on the amount of compensation that we may deduct as a business expense in any year with respect to certain of our most highly paid executive officers. The Compensation Committee retains the discretion to award compensation that is not deductible as it believes that it is in the best interests of our stockholders to maintain flexibility in our approach to executive compensation in order to structure a program that we consider to be the most effective in attracting, motivating and retaining key executives.
Executive Employment Agreements and Severance and Change in Control Agreements

We use employment agreements to attract and retain certain executives and the talent, skills, experience and expertise that they provide to the Company, with a goal of protecting and striking the right balance among such executives, the Company and the shareholders and providing necessary stability and skilled leadership for the Company. All NEOs have an employment agreement, with the exception of Mr. van Amen. Mr. van Amen has a severance and change in control agreement, which provides for certain severance benefits in the event of a qualifying termination that occurs in connection with a change in control. The Company does not maintain a standard severance plan subject to the Employment Retirement Income Security Act of 1974.

Such employment and change in control agreements provide for severance benefits summarized in the table below. Incentive amounts for severance purposes are determined as the greater of the executive’s then-current target performance incentive or the performance incentive the executive received in the prior year.

NEO	Involuntary Termination without Cause or Resignation for Good Reason	Termination without cause or for Good Reason in Connection with a Change in Control

Mark K. Mason	2x salary | 2x incentive	2.5x salary | 2.5x incentive
John M. Michel	2x salary | 2x incentive	2x salary | 2x incentive
William D. Endresen (1)	2x salary | 2x incentive	2x salary | 2x incentive
Godfrey B. Evans	2x salary | 2x incentive	2x salary | 2x incentive
Darrell S. van Amen	(2)	2x salary | 2x incentive
(1)Mr. Endresen entered into a new Executive Employment Agreement with the Company on February 25, 2021 amending and restating his prior agreement dated February 26, 2018. The February 25, 2021 agreement was further amended on February 28, 2023 extending the term of Mr. Endresen’s Executive Employment Agreement to December 31, 2025.
(2)Mr. van Amen does not have an employment agreement. While the Company does not have a formal severance plan, his separation payment benefits were assumed to be one week of pay for every year of service, with a maximum payout of 24 weeks.
In addition, Messrs. Mason, Michel, Evans and Endresen are each entitled to receive 18 months of continuing health insurance coverage for each such executive and with respect to Messrs. Mason and Evans, their dependents in the event of an involuntary termination without cause or resignation for good reason, regardless of whether a change in control occurs.
All employment agreements of the Company with its executive officers provide that in the event any payment or benefits to be provided to the executive under such employment agreement would constitute “parachute payments” within the meaning of Section 280G of the Internal Revenue Code of 1986, as amended (the “Code”), the executive would be entitled to receive either (a) the full amount of such payment or benefit, taking into account the amount that would actually be received by the executive after application of all taxes and the excise tax imposed by Section 4999 of the Code, or (b) an amount reduced to the minimum extent necessary to avoid such payment or benefit being a “parachute payment”, depending on which alternative provided the executive the highest payment net of tax treatment. Executives would be responsible for any excise tax owing on any “parachute payments” paid under their employment agreements. None of HomeStreet’s employment agreements with any executive or any other employee contains any provision to provide for a gross up of excise tax payments under any circumstances, including a change in control.

Mr. Mason’s employment agreement, effective January 25, 2018, provides for an annual base salary of not less than $700,000 and will be eligibility for an annual performance-based incentive bonus with a target award equal to 75% of his annual salary, provided that the Board or the Compensation Committee may set a lower or higher bonus amount based on individual and Company performance and Peer Group data supplied by the Company's outside compensation consultant. Mr. Mason’s target award was increased to 100% effective January 2021, and his base salary was increased to $798,252, effective March 2022. In the event of a termination without cause or termination by him for good reason (as those terms are defined in the agreement), Mr. Mason will receive the termination benefits described in the table above. On December 13, 2022, the term of Mr. Mason’s employment agreement was extended to December 31, 2025, with an automatic renewal for successive one-year terms absent notice from either party not to renew within 180 days before the end of the term.

Mr. Michel’s initial employment agreement, effective May 11, 2020, provides for an annual base salary of not less than $435,000 and eligibility for an annual performance-based incentive bonus with a target award equal to 60% of his annual salary, provided that the Board or the Compensation Committee may set a lower or higher bonus amount based on individual and Company performance and Peer Group data supplied by the Company’s outside compensation consultant. Mr. Michel's base salary was increased to $456,820, effective March 2022. In the event of a termination without cause or termination by him for good reason (as those terms are defined in the agreement), Mr. Michel will receive the termination benefits described in the table above. Effective August 4, 2022, the term of Mr. Michel’s employment agreement was extended to August 4, 2025, with an automatic renewal for successive one-year terms absent notice from either party not to renew within 180 days before the end of the term.

Mr. Endresen’s employment agreement, effective February 26, 2018 provides for an annual base salary of not less than $315,000 and a loan production commissioned based incentive plan. Mr. Endresen’s base salary was increased to $401,700 effective March 2022. On February 25, 2021, the Company entered into an amended and restated Executive Employment Agreement with Mr. Endresen, which amended and restated his prior agreement dated February 26, 2018. The material terms of his Executive Employment Agreement remain the same as they were under his prior agreement. On February 28, 2023, the term of Mr. Endresen’s Employment Agreement was extended to December 31, 2025, with an automatic renewal for successive one-year terms absent notice from either party not to renew within 180 days before the end of the term.

Mr. Evans’s employment agreement, effective January 25, 2018, provides for an annual base salary of not less than $290,000 and eligibility for an annual performance-based incentive bonus with a target award equal to 45% of his annual salary provided that the Board or the Compensation Committee may set a lower or higher bonus amount based on individual and Company performance and Peer Group data supplied by the Company’s outside compensation consultant. Mr. Evans’s base salary was increased to $336,050 effective March 2022. In the event of a termination without cause or termination by him for good reason (as those terms are defined in the agreement), Mr. Evans will receive the termination benefits described in the table above. Effective December 13, 2022, the term of Mr. Evans’s employment agreement was extended to December 31, 2025, with an automatic renewal for successive one-year terms absent notice from either party not to renew within 180 days before the end of the term.
We believe that having in place reasonable and competitive post-employment compensation arrangements is essential to attracting and retaining highly qualified executive officers. Our post-employment compensation arrangements are designed to provide reasonable compensation to executive officers who leave the Company under certain circumstances to facilitate their transition to new employment. Further, we seek to mitigate any potential employer liability and avoid future disputes or litigation by requiring a departing executive officer to sign a separation and release agreement acceptable to us as a condition to receiving post-employment compensation payments or benefits.
In determining payment and benefit levels under the various circumstances covered by such post-employment compensation arrangements, the Compensation Committee has drawn a distinction between voluntary terminations of employment, terminations of employment for cause, and involuntary termination of employment in connection with or not involving a change in control of the Company. Payment in the latter circumstances has been deemed appropriate in light of the benefits to us described above, as well as the likelihood that the executive officer’s departure is due, at least in part, to circumstances not within his or her control.
In contrast, we believe that payments are generally not appropriate in the event of a voluntary resignation or termination of employment for cause because such events often reflect either an affirmative decision by the executive officer to end his or her relationship with us or inadequate performance.
COMPENSATION COMMITTEE REPORT
The information contained in this report shall not be deemed to be “soliciting material” to be “filed” with the SEC, or to be subject to Regulation 14A or Regulation 14C (other than as provided in Item 407 of Regulations S-K) or to the liabilities of Section 18 of the Exchange Act, and shall not be deemed to be incorporated by reference in future filings with the SEC except to the extent that the Company specifically incorporates it by reference into a document filed under the Securities Act of 1933, as amended, or the Exchange Act.
The Compensation Committee has reviewed and discussed the CD&A with management. Based on that review and those discussions, the Compensation Committee recommended to the Board that the CD&A be included in the proxy statement for the 2023 Annual Meeting of the Shareholders.

This report is submitted by the Company’s Compensation Committee consisting of Sandra A. Cavanaugh (Chairperson), Joanne R. Harrell, James R. Mitchell, Jr., and Nancy D. Pellegrino.

2022 SUMMARY COMPENSATION TABLE
The following table sets forth certain information regarding the compensation awarded to, earned by, or paid to our named executive officers during 2022, 2021 and 2020, to the extent required by SEC executive compensation disclosure rules.

Name and Principal Positions	Year	Salary ($)	Stock Awards ($) (1)	Non-Equity Plan Compensation Earnings ($) (2)	All Other Compensation ($) (3)	Total ($)

Mark K. Mason	2022	793,780	794,978	204,490	26,289	1,819,537
Chief Executive Officer	2021	775,000	765,386	943,640	17,995	2,502,021
	2020	738,462	506,139	800,730	74,849	2,120,180

John M. Michel	2022	454,235	272,932	81,120	91,239	899,526
Chief Financial Officer, EVP	2021	441,769	257,769	313,810	71,821	1,085,169
	2020	376,058	762,697	335,650	65,743	1,540,148

William D. Endresen	2022	399,450	200,033	1,157,472	25,279	1,782,234
EVP, CRE Operations	2021	387,115	185,158	1,417,274	15,367	2,004,914
	2020	375,577	180,755	998,874	56,047	1,611,253

Godfrey B. Evans	2022	334,176	150,644	84,370	18,530	587,720
EVP, General Counsel, Chief Administration Officer and Corporate Secretary
Darrell S. van Amen	2022	371,782	167,554	93,870	17,555	650,761
EVP, Treasurer and Chief Investment Officer	2021	360,939	156,642	200,670	17,995	736,246
	2020	364,359	152,918	203,940	84,844	806,061
(1)Amounts represent the aggregate grant date fair market value computed in accordance with FASB ASC Topic 718. See grant date fair value table above for additional information regarding the issuance of these awards.
(2)Represents amounts earned for services rendered during the fiscal year, whether or not actually paid during such fiscal year under the Annual Incentive Plans.
(3)Includes (i) 401k matching contributions; (ii) other fringe benefits including health club memberships and parking; (iii) for Mr. Michel, housing and relocation benefits of $75,272, $56,454 and $42,720 in 2022, 2021 and 2020, respectively; and (iv) in 2020, vacation payouts resulting from a change in our executive vacation policy of: Mr. Mason — $56,714, Mr. Michel — $7,730, Mr. Endresen — $43,270, and Mr. van Amen — $67,585.

2022 Grants of Plan Based Awards
		Estimated Future Payouts Under Non-Equity Incentive Plan Awards (1)			Estimated Future Payouts Under Equity Incentive Plan Awards
NEO	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#) (2)	Target (#) (2)	Maximum (#) (2)	All Other Stock Awards: Number of Shares of Stock or Stock Units (#) (3)	Grant Date Fair Value of Stock and Option Awards ($)

Mark K. Mason		399,126	798,252	1,197,378
	1/1/2022	—	—	—	—	—	—	7,710	400,920
	1/1/2022	—	—	—	3,855	7,710	11,565	—	394,058

John M. Michel		137,046	274,092	411,138
	1/1/2022	—	—	—	—	—	—	2,647	137,644
	1/1/2022	—	—	—	1,324	2,647	3,971	—	135,288

William D. Endresen		—	1,567,539	—
	1/1/2022	—	—	—	—	—	—	1,940	100,880
	1/1/2022	—	—	—	970	1,940	2,910	—	99,153

Godfrey B. Evans		75,612	151,223	226,835
	1/1/2022	—	—	—	—	—	—	1,461	75,972
	1/1/2022	—	—	—	731	1,461	2,192	—	74,672

Darrell S. van Amen		84,123	168,246	252,369
	1/1/2022	—	—	—	—	—	—	1,625	84,500
	1/1/2022	—	—	—	813	1,625	2,438	—	83,054
(1)Amounts for Mr. Mason, Mr. Michel, Mr. Evans and Mr. van Amen are under the Annual Incentive Plan. Please see “Annual Incentive Plan Awards (Short-Term Incentives)” above in CD&A for more information. Amounts for Mr. Endresen are pursuant to his individual commission plans which do not have a threshold for payment or a cap on the maximum amount that can be paid under the award. The target amount represents the computed commission payout based on the 2022 strategic plan adopted by the Board. Please see “Commissioned NEO Incentive Plan Arrangements” above in CD&A for more information.
(2)Represents grants of PSUs under the 2014 Plan. Awards vest following determination by the Compensation Committee of satisfaction of performance goals over a three-year performance period ending on December 31, 2024. In each case, the vesting of the award is contingent on the NEO’s employment with the Company not having been terminated for any reason other than retirement, death or disability prior to the date the Compensation Committee certifies the achievement of performance goals for the relevant performance period. In addition, such awards may vest in connection with a change in control in certain circumstances. For more information, please see “Long-Term Incentives” on page 51 of this Proxy Statement, and “Potential Payments upon Termination or Change in Control” on page 62 of this Proxy Statement.
(3)Represents grants of RSUs under the 2014 Plan. Awards vest ratably on the first, second and third anniversaries of the date of grant. In each case, the vesting of the award is contingent on the NEO’s employment with the Company not having been terminated for any reason other than retirement, death or disability, on the applicable vesting date. In addition, such awards may vest in connection with a change in control in certain circumstances. For more information, please see “Long-Term Incentives” on page 51 of this Proxy Statement, and “Potential Payments upon Termination or Change in Control” on page 62 of this Proxy Statement.

Outstanding Equity Awards at 2022 Fiscal Year-End
		STOCK AWARDS
NEO	Grant Date	Number of Shares or Units of Stock That Have Not Vested (#) (1)	Market Value of Shares or Units of Stock That Have Not Vested ($) (2)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#) (3)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($) (2)

Mark K. Mason	3/28/20	4,091	112,830	—	—
	1/1/21	7,730	213,193	—	—
	1/1/21	—	—	17,393	479,699
	1/1/22	7,710	212,642	—	—
	1/1/22	—	—	11,565	318,963

John M. Michel	5/26/20	1,807	49,837	—	—
	1/1/21	2,604	71,818	—	—
	1/1/21	—	—	5,858	161,564
	1/1/22	2,647	73,004	—	—
	1/1/22	—	—	3,971	109,520

William D. Endresen	3/28/20	1,461	40,294	—	—
	1/1/21	1,870	51,575	—	—
	1/1/21	—	—	4,208	116,057
	1/1/22	1,940	53,505	—	—
	1/1/22	—	—	2,910	80,258

Godfrey B. Evans	3/28/20	1,111	30,641	—	—
	1/1/21	1,422	39,219	—	—
	1/1/21	—	—	3,200	88,256
	1/1/22	1,461	40,294	—	—
	1/1/22	—	—	2,192	60,455

Darrell S. van Amen	3/28/20	1,236	34,089	—	—
	1/1/21	1,582	43,632	—	—
	1/1/21	—	—	3,560	98,185
	1/1/22	1,625	44,818	—	—
	1/1/22	—	—	2,438	67,240
(1)Amount shown reflects the number of RSUs that had not vested as of December 31, 2022. In each case, the vesting of RSUs is contingent on the NEO’s employment with the Company not having been terminated for any reason other than retirement, death or disability on the applicable vesting date. In addition, such awards may vest in connection with a change in control in certain circumstances. For more information, please see “Long-Term Incentives” on page 51 of this Proxy Statement, and “Potential Payments upon Termination or Change in Control” on page 62 of this Proxy Statement.
(2)Based on the December 31, 2022 closing market price of the Company’s shares of common stock on Nasdaq of $27.58 per share.
(3)Includes PSU awards granted in 2021 and 2022. Vesting of PSUs is based on achievement of a performance goal that was based on TSR. For PSUs granted in 2021, the performance period covers fiscal years 2021 – 2023. For PSUs granted in 2022, the performance period covers fiscal years 2022 – 2024. Excludes PSUs issued in 2020 that were forfeited as the performance metrics were not met. In each case, the vesting of the award is also contingent on the NEO’s employment with the Company not having been terminated for any reason other than retirement, death or disability prior to the date the Compensation Committee certifies the achievement of performance goals for the relevant performance period. Pursuant to SEC rules, the amounts included in the table are based on the maximum award amounts given the Company’s current performance trends, which would result in an above target payout. In addition, such awards may vest in connection with a change in control in certain circumstances. For more information, please see “Long-Term Incentives” on page 51 of this Proxy Statement, and “Potential Payments upon Termination or Change in Control” on page 62 of this Proxy Statement.

The following table sets forth the number of shares acquired from the vesting of PSUs and RSUs by each of the NEOs during fiscal year 2022 and the value realized as calculated based on the closing price per share of our common stock on Nasdaq on the vesting date. There were no shares acquired on the exercise of stock options by any of the NEOs in 2022.

	2022 Stock Vested
	Stock Awards
NEO	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)

Mark K. Mason	25,258	1,246,468
John M. Michel	10,848	353,296
William D. Endresen	7,589	373,730
Godfrey B. Evans	6,299	310,044
Darrell S. van Amen	7,153	352,039

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL
Employment Agreements
As described above in the “Compensation Discussion and Analysis,” as of December 31, 2022, we had entered into executive employment agreements, which provide for certain severance benefits in the event of a qualified termination with each of the NEOs other than Mr. van Amen, with whom we have entered into severance and change in control agreements.
Severance Provisions
Our NEO employment agreements provide for payment of severance amounts based on the executive’s annual salary and annual incentive plan award or, in the case of Mr. Endresen, commission-based incentive payments, of two times base salary and incentive payments. Each of Mr. Mason’s, Mr. Michel’s, Mr. Evan's and Mr. Endresen’s current employment agreement also provides for up to 18 months of continuing health insurance coverage for each such executive and with respect to Messrs. Mason and Evans, their dependents, in the event his employment is terminated by the Company or the surviving entity without cause (or by him with good reason).
Change in Control Severance Provision
Our NEO employment and change in control agreements also provide for certain severance benefits in the event (1) there is a change in control event (as defined in each executive’s agreement) and (2) the executive is either terminated by us or the successor company without cause (as defined in each executive’s agreement) or terminates his or her employment for good reason (as defined in each executive’s agreement) within 90 days prior to or 12 months following the change in control (as defined in each executive’s agreement). The agreements provide for payment of severance amounts based on the executive’s annual salary and Annual Incentive Plan award or, in the case of Mr. Endresen, commission-based incentive payments, of between two times and two-and-a-half times base salary and incentive payments. The current employment agreements for Messrs. Mason, Michel, Evans and Endresen also provide for up to 18 months of continuing health insurance coverage for each such executive and with respect to Messrs. Mason and Evans, their dependents in the event his employment is terminated by the Company or the surviving entity without cause (or by him with good reason) in connection with a change in control. Payments and benefits may be delayed six months following separation from service in connection with a change in control in order to comply with Section 409A of the Code.
Our NEO’s employment agreements contain a “better after-tax” provision, which provides that if any of the payments to the executive constitutes a parachute payment under Section 280G of the Code, the payments will either be (i) reduced or (ii) provided in full to the executive, whichever results in the executive receiving the greater amount after taking into consideration the payment of all taxes, including the excise tax under Section 4999 of the Code.
Additional Severance Benefit
In addition, in the event of a termination due to total disability, Messrs. Mason, Michel, Endresen and Evans would receive 18 months of health insurance coverage for himself, and with respect to Messrs. Mason and Evans, their dependents.
Condition to Receiving Severance Benefits
As a condition to receiving any severance benefits under his or her employment agreement to which the executive would not otherwise be entitled, the executive must execute a release of all of his or her rights and claims relating to his or her employment and comply with certain post-termination restrictions, including, among other things, continuing to comply with the terms of his or her proprietary information and non-disclosure agreement, and for a period of six to 18 months, depending on the executive, and comply with certain non-solicitation and non-competition provisions that are set forth in each executive’s employment agreement.

Change in Control Agreements
HomeStreet has entered into Change in Control Agreements with certain senior officers who do not have a change in control provision as part of an employment agreement, including Mr. van Amen. The Change in Control Agreement with Mr. van Amen provides an enhanced severance payment in certain circumstances: if within 12 months following a change in control or 90 days prior to such change in control, the employee is terminated by the Company for any reason except for “Cause” (as defined in the agreement) or the employee resigns for “Good Reason” (as defined in the agreement), Mr. van Amen will receive two times his current salary plus an amount equal to two times his last annual bonus or his target incentive compensation for the current year, whichever is greater, provided a release agreement is signed at the time of termination.
2014 Plan
In addition to the severance benefits included in the employment agreements, our 2014 Plan provides that in the event of a change in control (as defined in the 2014 Plan) if the surviving entity does not assume the outstanding awards granted under the 2014 Plan or place the participants in a similar plan with no diminution in value of awards, all then outstanding equity awards will vest upon the change in control. In addition, the 2014 Plan provides that if a participant is terminated without cause (as defined in the 2014 Plan) or resigns for good reason (as defined in the 2014 Plan) within 12 months following such change in control, his or her outstanding equity awards will vest upon the termination date.
2014 Plan Award Agreements
Our standard form of RSU agreement provides that RSUs vest incrementally in three equal installments on the first, second and third anniversaries from the grant date. In each case, the vesting of the award is contingent on the NEO’s employment with the Company not having been terminated for any reason other than retirement, death or disability on the applicable vesting date. If the participant’s continuous service terminates as a result of death, disability, or retirement on or after age 65, a pro rata portion of the RSUs will vest as of the date of such termination equal to the number of full months from the grant date until the date of such event divided by 36, times the total number of RSUs granted, less the number of RSUs vested as of a previous anniversary date. The employment agreements for Messrs. Mason, Michel, Evans and Endresen provide for the pro rata vesting of any unvested RSUs through the date of termination plus in the event of death or disability an additional one-year period of vesting for Messrs. Mason and Evan's and an additional six month period of vesting for Messrs. Michel and Endresen.
Our standard form of PSU agreement provides that PSUs are earned and vested based on achieving specified company performance over the three-year performance period. In each case, the vesting of the award is also contingent on the participant’s employment with the Company not having been terminated for any reason other than retirement, death or disability prior to the date the Compensation Committee certifies the achievement of the performance goal for the relevant performance period. If a participant’s continuous service terminates during the performance period as a result of retirement on or after age 65, the PSUs will vest for that participant at the end of the performance period in a pro rata portion of the PSUs subject to achievement of the performance goal as if the participant’s continuous service had not terminated. The pro rata portion will be calculated by multiplying the PSUs thus vested by a fraction, the numerator of which equals the number of full months that the participant was employed during the performance period and the denominator of which equals 36. If a participant’s continuous service terminates during the performance period as a result of death or disability, a participant will vest on a pro-rata basis to the extent PSUs would be vested based on actual performance during the full quarters employed during the performance period. The pro-rata fraction will be calculated by multiplying then-vested PSUs by a fraction, the numerator of which equals the number of full months that the participant was employed during the performance period and the denominator of which equals 36. The employment agreements for Messrs. Mason, Michel, Evans and Endresen provide for the pro rata vesting of any unvested PSUs consistent with the PSU terms, through the date of termination, plus in the event of death or disability, an additional one-year period for Messrs. Mason and Evans and an additional six month period for Messrs. Michel and Endresen.
The tables below set forth the value of compensation and benefits that would become payable to each of the NEOs as of December 31, 2022 assuming (1) a change in control had occurred on that date and/or (2) the NEO experienced a qualifying termination of employment on that date, and in the case of payments made in connection with a change in control without considering the impact of the “better after-tax” provision. The applicable amounts are reported based upon the NEO’s compensation as of such date and based on the December 31, 2022 closing market price of the Company’s shares of common stock on Nasdaq of $27.58 per share. In the case of termination benefits, these benefits are in addition to what the NEO would receive in the event of any termination, and the benefits available generally to salaried employees, such as earned but unpaid salary and reimbursement of reasonable business expenses incurred for activities prior to such date of termination.
The actual amounts that would be paid in connection with such events can be determined only at the time of any such event. Due to the number of factors that affect the nature and amount of any benefits provided upon such an event, any actual amounts paid or distributed may be higher or lower than reported below. Factors that could affect these amounts include the timing during the year of any such event, the Company’s stock price and the executive’s then current base salary.
The benefits payable assuming (1) the applicable NEO is terminated without cause or resigns for good reason on December 31, 2022 and (2) no change in control has occurred, as reported in the below table, are as follows:

•Cash severance: For NEOs with an employment agreement (Messrs. Mason, Michel, Evans and Endresen), cash severance amounts consist of (1) two-times annual base salary, plus (2) two times the greater of the executive’s annual cash target incentive or the last annual cash incentive paid to the executive, plus (3) health insurance benefits for the executive and their dependents for up to 18 months following termination. Mr. van Amen does not have an employment agreement. While the Company does not have a formal severance plan, his separation payment benefits were assumed to be one week of pay for every year of service with a maximum payout of 24 weeks.
•The employment agreements for Messrs. Mason, Michel, Evans and Endresen provide for the pro rata vesting of any unvested RSUs and PSUs through the date of termination.

2022 Potential Payments upon Termination Outside of a Change in Control
	Cash Severance			Intrinsic Value of Accelerated Awards if Awards are Assumed (1)
NEO	Severance Payment ($)	Highest Bonus Amount ($)	Benefits Payments ($)	Vesting of RSUs ($)	Vesting of PSUs ($)	Total ($)

Mark K. Mason	1,596,504	1,596,504	33,883	538,665	870,921	4,636,477
John M. Michel	913,640	548,184	44,652	194,660	330,215	2,031,351
William D. Endresen	835,536	3,135,077	33,883	145,374	251,750	4,401,620
Godfrey B. Evans	699,884	314,948	37,399	110,155	191,047	1,353,433
Darrell S. van Amen	149,500	—	—	122,538	—	272,038
(1)Based on the December 31, 2022 closing market price of the Company’s shares of common stock on Nasdaq of $27.58 per share.
The benefits payable assuming (1) the applicable NEO is terminated without cause or resigns for good reason on December 31, 2022, (2) a change in control has occurred and (3) the NEO’s RSUs and PSUs are assumed, as reported in the below table, are as follows:

•Cash severance: cash severance amounts consist of: (1) between two times and two-and-one-half times annual base salary, depending on the executive; plus (2) between two times and two-and-one-half times the greater of the executive’s annual cash target incentive or the last annual cash incentive paid to the executive, depending on the executive; plus (3) for Messrs. Mason and Evans, health insurance benefits for the executive and his dependents for up to 18 months following termination.
•Equity awards: each outstanding equity award under the 2014 Plan that remains subject to vesting provisions will vest in full, with PSUs vesting at target levels.

2022 Potential Payments upon a Change in Control Where Awards Are Assumed
	Cash Severance			Intrinsic Value of Accelerated Awards if Awards are Assumed
NEO	Severance Payment ($)	Highest Bonus Amount ($)	Benefits Payments ($)	Vesting of RSUs ($) (1)	Vesting of PSUs ($) (1)	Total ($)

Mark K. Mason	1,995,630	1,995,630	33,883	538,665	870,921	5,434,729
John M. Michel	913,640	548,184	—	194,660	330,215	1,986,699
William D. Endresen	835,536	3,135,077	—	145,374	251,750	4,367,737
Godfrey B. Evans	672,100	302,445	37,399	110,155	191,047	1,313,146
Darrell S. van Amen (2)	777,400	349,830	—	122,538	212,531	1,462,299
(1)Based on the December 31, 2022 closing market price of the Company’s shares of common stock on Nasdaq of $27.58 per share. In the event awards granted under the 2014 Plan are assumed or replaced and the executive officer is terminated without cause or resigns for good reason within 12 months of the change in control, such RSUs and PSUs will become immediately vested at the time of the date of termination. PSUs will vest at 100% of target levels.
(2)While Mr. van Amen does not have an employment agreement, he would be paid a severance amount in this circumstance pursuant to his Change in Control Agreement with the Company.
The benefits payable with respect to equity awards assuming a change in control occurred on December 31, 2022 where the surviving entity does not assume the outstanding awards or place the participants in a similar plan with no diminution in value of awards, as reported in the below table, are as follows:

•Equity awards each outstanding equity award under the 2014 Plan that remains subject to vesting provisions will vest in full, with PSUs vesting at target levels.

2022 Potential Payments upon a Change in Control Where Awards Are Not Assumed
	Intrinsic Value of Accelerated Awards (1)
NEO	Vesting of RSUs ($)	Vesting of PSUs ($)	Total ($)

Mark K. Mason	538,665	870,921	1,409,586
John M. Michel	194,660	330,215	524,875
William D. Endresen	145,374	251,750	397,124
Godfrey B. Evans	110,155	191,047	301,202
Darrell S. van Amen	122,538	212,531	335,069
(1)Based on December 31, 2022 closing market price of the Company’s common stock on Nasdaq of $27.58 per share. Under the 2014 Plan, all RSUs and PSUs will become immediately vested at the time of a change in control if the acquiring company does not assume or replace such awards.
The benefits payable assuming the applicable NEO’s termination of employment on December 31, 2022 due to retirement, death or disability as reported in the below table are as follows:
•Equity awards: The agreements covering the RSUs and PSUs provide for the pro rata vesting of any outstanding awards up to the date of a recipient’s retirement. The employment agreements for Messrs. Mason, Michel, Evans and Endresen also provide for the pro rata vesting of any unvested RSUs and PSUs, consistent with PSU terms, through the date of termination plus an additional one year period for Mr. Mason and an additional six month period for Messrs. Michel, Evans and Endresen.
•Bonus Payout: This amount represents the unpaid portion of any 2022 annual incentive payments which would be due to each of the NEOs upon their termination for retirement, death or disability as of December 31, 2022.

•Benefit Payments: For Messrs. Mason and Evans, the Company will pay for health insurance benefits for the executive and his dependents for up to 18 months upon termination.

2022 Potential Payments upon Retirement, Death or Disability
	Vesting of RSUs(1)		Vesting of PSUs(1)(2)
NEO	Retirement ($)	Death or Disability ($)	Retirement ($)	Death or Disability ($)	Bonus Payout ($)	Benefit Payments ($)

Mark K. Mason	467,784	467,784	800,041	800,041	204,490	33,883
John M. Michel	140,217	140,217	257,211	257,211	81,120	—
William D. Endresen	105,742	105,742	199,210	199,210	467,358	—
Godfrey B. Evans	96,723	96,723	177,615	177,615	84,370	37,399
Darrell S. van Amen(3)	62,331	62,331	167,714	167,714	93,870	—
(1)Based on the December 31, 2022 closing market price of the Company’s common stock on Nasdaq of $27.58 per share.
(2)The actual results used to determine the payout of unvested PSUs are not determinable until the end of the relevant performance period. Therefore, PSUs reported in this table reflect the target level of performance goals for PSUs.
(3)While the RSU and PSU agreements provide for the pro rata vesting of awards upon retirement after age 65, Mr. van Amen would not be eligible as of December 31, 2022 because of his current age.

Ratio of CEO Pay to Median Employee Pay
•2022 annual total compensation of the median employee of HomeStreet Bank (excluding the CEO) was $83,640
•2022 annual total compensation of our CEO, Mr. Mason, was $1,819,537
•For 2022, the ratio of the annual compensation of Mr. Mason to the median annual total compensation of all our employees was 21.8 to 1
How We Identified the Median Employee

To identify the median Company employee, we identified our total employee population as of December 31, 2022, and, in accordance with SEC rules, excluded the CEO. We then used a consistently applied compensation measure which included base pay, overtime, bonus payouts, incentives, commissions and the value of equity awards upon vesting. We did not annualize any compensation, apply any cost of living adjustments or exclude any employees.

As required by the SEC, after identifying our median employee, we calculated 2022 annual total compensation for our median employee using the same methodology that we used to determine Mr. Mason’s annual total compensation as reported in the Summary Compensation Table of this Proxy Statement.

This pay ratio is a reasonable estimate calculated in a manner consistent with SEC rules based on our payroll and employment records and our methodology described above.

Pay Versus Performance

As required by Section 953(a) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, and Item 402(v) of Regulation S-K, we are providing the following information about the relationship between executive compensation actually paid and certain financial performance metrics of the Company. For further information concerning the Company’s variable pay-for-performance philosophy and how the Company aligns executive compensation with the Company’s performance, refer to “Compensation Discussion and Analysis.”

The following table provides the required information for Mr. Mason, our Chairman, President and Chief Executive Officer, (“PEO”) and the average for all other NEOs (“Non-PEO NEOs”) as compared to selected financial metrics for the periods indicated:

					Value of Initial Fixed $100 Investment Based On:
Year	Summary Compensation Table Total for PEO(1)	Compensation Actually Paid to PEO (2)	Average Summary Compensation Table Total for Non-PEO NEOs (3)	Average Compensation Actually Paid to Non-PEO NEOs (4)	Total Shareholder Return (5)	Peer Group Total Shareholder Return (6)	Net Income (in thousands) (7)	Core ROATE (8)

2022	$1,819,537	$(678,861)	$980,060	$168,560	$81.12	$106.01	$66,540	10.9%
2021	2,502,021	4,174,334	1,188,347	1,677,709	152.94	117.08	115,422	16.8%
2020	2,120,180	2,424,313	1,087,805	1,169,726	99.26	87.90	79,990	12.1%
(1)    The dollar amounts reported in are the amounts of total compensation reported for our PEO for each corresponding year in the “Total” column of the Summary Compensation Table.
(2)     The dollar amounts represent the amount of “compensation actually paid” to our PEO, as computed in accordance with Item 402(v) of Regulation S-K which include the following adjustments:

Year	Reported Summary Compensation Table Total for PEO	Less: Reported Value of Equity Awards (a)	Plus: Equity Award Adjustments (b)	Compensation Actually Paid to PEO

2022	$1,819,537	$794,978	$(1,703,420)	$(678,861)
2021	2,502,021	765,386	2,437,699	4,174,334
2020	2,120,180	506,139	810,272	2,424,313
(a)    The grant date fair value of equity awards represents the total of the amounts reported in the “Stock Awards” column in the Summary Compensation Table for the applicable year.
(b)     The equity award adjustments, which are based on fair value of the related stock award (computed consistent with the methodology used for share-based payments under U.S. GAAP) as of the related vesting date or the year-end, for each applicable year include the addition (or subtraction, as applicable) of the following:

	(i)	(ii)	(iii)	(iv)	(v)
Year	Year End Fair Value of Outstanding and Unvested Equity Awards Granted in the Year	Year over Year Change in Fair Value of Outstanding and Unvested Equity Awards	Fair Value as of Vesting Date of Equity Awards Granted and Vested in the Year	Year over Year Change in Fair Value of Equity Awards Granted in Prior Years that Vested in the Year	Subtract the Fair Value at the End of the Prior Year of Equity Awards that Failed to Meet Vesting Conditions in the Year	Total Equity Award Adjustments

2022	$248,494	$(933,931)	$—	$(66,948)	$(951,035)	$(1,703,420)
2021	1,331,918	1,009,191	—	96,590	—	2,437,699
2020	873,715	19,828	—	(83,271)	—	810,272

(i)     The year-end fair value of equity awards granted in the applicable year that are outstanding and unvested as of the end of the applicable year.
(ii)     The change in the fair value of any awards outstanding and unvested as of the beginning and end of the applicable year based on the fair value at the end of the prior year and the end of the applicable year.
(iii)     The fair value, as of the vesting date, of any awards that were granted and vested in the same applicable year.
(iv)     The change in fair value of any awards granted in prior years that vested in the applicable year based on fair value at the end of the prior year and the fair value as of the vesting date; and
(v)     The fair value, equal to the fair value at the beginning of the applicable year, of any awards outstanding and unvested at the beginning of the applicable year that are determined to fail to meet the applicable vesting conditions during the applicable year.

(3)    The dollar amounts represent the average of the amounts reported for our Non-PEO NEOs as a group in the “Total” column of the Summary Compensation Table in each applicable year. The Non-PEO NEOs included for purposes of calculating the average amounts in each applicable year are as follows: (i) for 2022, John M. Michel, William D, Endresen, Darrell S. van Amen and Godfrey B. Evans; (ii) for 2021, John M. Michel, William D. Endresen, Darrell S. van Amen and Erik D. Hand; and (iii) for 2020, John Michel, William D. Endresen, Darrell S. van Amen, Erik D. Hand, and Mark R. Ruh.
(4)    The dollar amounts represent the average amount of “compensation actually paid” to the Non-PEO NEOs as a group, as computed in accordance with Item 402(v) of Regulation S-K which include the following adjustments:

Year	Average Reported Summary Compensation Table Total for Non-PEO NEOs	Less: Average Reported Value of Equity Awards (a)	Plus: Average Equity Award Adjustments (b)	Average Compensation Actually Paid to Non-PEO NEOs

2022	$980,060	$197,791	$(613,709)	$168,560
2021	1,188,347	161,972	651,334	1,677,709
2020	1,087,805	228,816	310,737	1,169,726

(a) The grant date fair value of equity awards represents the average of the total amounts reported for our Non-PEO NEOs as a group in the “Stock Awards” column in the Summary Compensation Table for the applicable year.
(b) The average equity award adjustments for our Non-PEO NEOs, which are based on fair value of the related stock award (computed consistent with the methodology used for share-based payments under U.S. GAAP) as of the related vesting date or the year-end, for each applicable year include the addition (or subtraction, as applicable) of the following:

	(i)	(ii)	(iii)	(iv)	(v)
Year	Year End Fair Value of Outstanding and Unvested Equity Awards	Year over Year Change in Fair Value of Outstanding and Unvested Equity Awards	Fair Value as of Vesting Date of Equity Awards Granted and Vested in the Year	Year over Year Change in Fair Value of Equity Awards Granted in Prior Years that Vested in the Year	Subtract the Fair Value at the End of the Prior Year of Equity Awards that Failed to Meet Vesting Conditions in the Year	Total Average Equity Award Adjustments

2022	$61,825	$(241,287)	$—	$(107,917)	$(326,330)	$(613,709)
2021	281,862	311,220	—	58,252	—	651,334
2020	313,191	3,891	51,548	(9,036)	(48,857)	310,737

(i)    The average year-end fair value of equity awards granted in the applicable year that are outstanding and unvested as of the end of the applicable year.
(ii)    The average change in the fair value of any awards outstanding and unvested as of the beginning and end of the applicable year based on the fair value at the end of the prior year and the end of the applicable year.
(iii)    The average fair value, as of the vesting date, of any awards that were granted and vested in the same applicable year.
(iv)    The average change in fair value of any awards granted in prior years that vested in the applicable year based on fair value at the end of the prior year and the fair value as of the vesting date.
(v)    The average fair value, equal to the fair value at the beginning of the applicable year, of any awards outstanding and unvested at the beginning of the applicable year that are determined to fail to meet the applicable vesting conditions during the applicable year.

(5)    Cumulative TSR is calculated by dividing the sum of the cumulative amount of dividends for the measurement period, assuming dividend reinvestment, and the difference between the Company’s share price at the end and the beginning of the measurement period by the Company’s share price at the beginning of the measurement period. Assumes initial $100 investment on December 31, 2019.
(6)    Represents the weighted peer group TSR, weighted according to the respective companies’ stock market capitalization at the beginning of each period for which a return is indicated. The peer group used for this purpose is the KBW Regional Banking Index ("KRX"). Assumes initial $100 investment on December 31, 2019.
(7)    The dollar amounts reported represent the amount of net income reflected in the Company’s audited financial statements for the applicable year.
(8)    Core return on average tangible equity (“ROATE”) is defined as net income, excluding any amortization of intangible assets and adjusted to exclude any non-core items such as restructuring charges, merger expenses, or income from sale of branches, as a percentage of total average tangible equity, which is average equity less average intangible assets. See Appendix A for reconciliations of these non-GAAP results of operations to the nearest comparable GAAP measures. We have determined that Core ROATE is the financial performance measure that, in our assessment, represents the most important performance measure used by the Company to link compensation actually paid to our NEOs, for the most recently completed fiscal year, to Company performance.

Tabular list of Financial Performance Measures

As described in greater detail in “Compensation Discussion and Analysis,” the Company’s executive compensation program reflects a variable pay-for-performance philosophy. The metrics that the Company uses for both our long-term and short-term incentive awards are selected based on an objective of incentivizing our NEOs to increase the value of our enterprise for our shareholders. The most important financial performance measures used by the Company to link executive compensation actually paid to the Company’s NEOs, for the most recently completed fiscal year, to the Company’s performance are set forth in the table below:

Key HomeStreet Performance Measures

1. Core ROATE
2. Core ROAA
3. Efficiency ratio
4. Core Deposit Growth
5. Nonperforming Assets to Total Assets
6. Relative TSR (compared to KRX index)

The Company utilized Core ROATE as the top performance measure as it has a high correlation to stock price for banks.

Relationships Between Information Presented in the Pay versus Performance Table

While the Company utilizes various performance measures to align executive compensation with Company performance, all of those Company measures are not presented in the Pay versus Performance table. Moreover, the Company generally seeks to incentivize long-term performance, and therefore does not specifically align the Company’s performance measures with compensation that is actually paid (as computed in accordance with Item 402(v) of Regulation S-K) for a particular year. In accordance with Item 402(v) of Regulation S-K, we are providing the following charts to reflect the relationships between information presented in the Pay versus Performance table.

Compensation Actually Paid, Cumulative Company TSR and Cumulative Peer Group TSR

Compensation Actually Paid and Net Income

Compensation Actually Paid and Core ROATE

PROPOSAL 2
ADVISORY (NON-BINDING) VOTE ON EXECUTIVE COMPENSATION
Overview
As required pursuant to Section 14A of the Exchange Act, we are asking our shareholders to indicate their support for our named executive officer compensation as described in this Proxy Statement. This proposal, commonly known as a “say-on-pay” proposal, gives our shareholders the opportunity to express their views on the compensation of our named executive officers. This vote is not intended to address any speciﬁc item of compensation, but rather the overall compensation of our named executive officers and our compensation philosophy, policies and practices for named executive officers described in this Proxy Statement. In accordance with the requirements of the SEC, we are providing you the opportunity, as a shareholder, to endorse or not endorse our executive pay program through the following non-binding resolution:
“RESOLVED, that the compensation paid to the named executive officers, as described in the Compensation Discussion and Analysis, the compensation tables and related materials included in the Proxy Statement, is hereby approved.”
We believe that our compensation policies and procedures are strongly aligned with the long-term interests of our shareholders. Our compensation program is designed to motivate our leaders to contribute to the achievement of our ﬁnancial goals and to focus on long-term value creation for our shareholders. For more information, we invite you to consider the details of our executive compensation provided under “Compensation Discussion and Analysis” on page 38 of this Proxy Statement. That section provides you with information about the structure of our executive compensation and the objectives that our compensation program is intended to achieve.
We currently conduct annual advisory votes on named executive officer compensation, and we expect to conduct the next advisory vote at our 2024 annual meeting of shareholders.
Because your vote is advisory, it will not be binding upon the Board. However, we value the opinions that our shareholders express in their votes and will take into account the outcome of the vote when considering future executive compensation arrangements.
Vote Required and Board Recommendation
The proposal on the advisory (non-binding) vote to approve named executive officer compensation requires the affirmative vote “FOR” of a majority of the shares present and voting on this matter.
THE BOARD UNANIMOUSLY RECOMMENDS VOTING “FOR” APPROVAL OF THE
COMPENSATION PAID TO THE NAMED EXECUTIVE OFFICERS AS DESCRIBED IN THIS
PROXY STATEMENT.

AUDIT COMMITTEE REPORT

As more fully described in the Audit Committee Charter, the Audit Committee, which consists solely of directors who satisfy applicable independence requirements of Nasdaq and SEC rules, is responsible for overseeing the integrity of the Company’s ﬁnancial reporting process, ﬁnancial statements and internal accounting controls.

The Audit Committee is also directly responsible for the appointment, compensation and oversight of the independent registered public accounting ﬁrm to perform quarterly reviews and an annual audit of the Company’s ﬁnancial statements. Deloitte & Touche LLP (“Deloitte”) served as the Company’s independent registered public accounting ﬁrm for 2022 and conducted an audit of the Company’s consolidated ﬁnancial statements for ﬁscal year 2022.

In fulﬁlling its responsibilities, the Audit Committee has:
•Reviewed and discussed the adequacy and effectiveness of the Company’s internal controls over ﬁnancial reporting with management and Deloitte;

•Reviewed and discussed the Company’s critical accounting policies, practices, and estimates with management and Deloitte;
•Reviewed and discussed the Company’s audited ﬁnancial statements with management and Deloitte;
•Discussed with Deloitte matters required by the applicable requirements of the Public Company Accounting Oversight Board and the SEC;
•Received and reviewed the written disclosures and the letter from the Deloitte required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant's communications with the audit committee concerning independence, and has discussed with Deloitte the independent accountant's independence and;
•Received and reviewed written communications from Deloitte regarding their internal quality control procedures including the results of internal and peer reviews and PCAOB inspections.

Based on its review and discussions, the Audit Committee recommended to the full Board that the audited consolidated ﬁnancial statements for the year ended December 31, 2022 be included in the Company’s 2022 Annual Report on Form 10-K ﬁled with the SEC.
Submitted by the Audit Committee of the Board of Directors of HomeStreet, Inc.
Jeffrey D. Green, Chair
Scott M. Boggs
Sandra A. Cavanaugh
James R. Mitchell, Jr.

The information contained in this report shall not be deemed to be “soliciting material” to be “filed” with the SEC, or subject to Regulation 14A or Regulation 14C (other than as provided in Item 407 of Regulation S-K) or to the liabilities of Section 18 of the Exchange Act, and shall not be deemed to be incorporated by reference in future filings with the SEC except to the extent that the Company specifically incorporates it by reference into a document filed under the Exchange Act.

PROPOSAL 3
ADVISORY (NON-BINDING) RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
Overview
The Audit Committee has selected Crowe as the Company’s independent registered public accounting ﬁrm to audit the consolidated ﬁnancial statements of the Company and its subsidiaries for the ﬁscal year ending December 31, 2023.We have used Crowe as our independent registered public accounting ﬁrm since March 6, 2023 when it replaced Deloitte.
Shareholder ratiﬁcation of the appointment of Crowe is not required by our Bylaws or other applicable legal requirements. However, the Board considers it desirable for shareholders to pass upon the selection of auditors as a matter of good corporate practice. We are submitting this proposal to our shareholders on an advisory (non-binding) basis, and the outcome of the vote will not be binding on the Company. In the event that this appointment of Crowe as our independent registered public accounting ﬁrm is not ratiﬁed by our shareholders at the Annual Meeting, the appointment of Crowe as our independent registered public accounting ﬁrm will be reconsidered by the Audit Committee. Even if the selection is ratiﬁed, the Audit Committee in its discretion may direct the appointment of a different accounting ﬁrm at any time during the year if the Audit Committee determines that such a change would be in the best interests of the Company and its shareholders.

Change of the Independent Registered Public Accounting Firm

On September 28, 2022, following a competitive request for proposal process at the direction of the Audit Committee, we dismissed Deloitte as our independent registered public accounting firm, effective as of the date of Deloitte’s completion of its audit services for the fiscal year ending December 31, 2022, and the issuance of their report thereon. The decision to change independent registered public accounting firms was approved by the Audit Committee.

Deloitte’s reports on the Company’s consolidated financial statements as of and for the years ended December 31, 2022 and 2021 did not contain any adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles.

During the two fiscal years ended December 31, 2022 and 2021, and the subsequent interim period through March 15, 2023, there were no (i) disagreements, within the meaning of Item 304(a)(1)(iv) of Regulation S-K with Deloitte on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Deloitte, would have caused Deloitte to make reference to the subject matter of the disagreements in connection with its reports.

We provided Deloitte with a copy of the foregoing disclosures and requested Deloitte to furnish us with a letter addressed to the SEC stating whether it agrees with the statements made by us set forth above and, if not, stating the respects in which is does not agree. Deloitte’s letter, dated October 3, 2022, was filed as Exhibit 16.1 to our Current Report on Form 8-K, filed with the SEC on October 3, 2022.

On September 28, 2022, we informed Deloitte that the Audit Committee had approved the selection of Crowe as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2023. During our two most recent fiscal years ended December 31, 2022 and 2021, and the subsequent interim period through March 15, 2022, neither we nor anyone acting on our behalf consulted with Deloitte regarding any of the matters described in Items 304(a)(2)(i) and (ii) of Regulation S-K.

Representatives from Crowe are expected to be present at the Annual Meeting and will be given the opportunity to make a statement at the Annual Meeting if they desire to do so and respond to appropriate questions. Representatives from Deloitte are not expected to be present at the Annual Meeting.

Fees of Independent Registered Public Accounting Firm
The following table presents fees billed for professional audit services and other services rendered to the Company by Deloitte for the years ended December 31, 2022 and 2021. Amounts in this table are presented in thousands.

(in 000’s)	2022	2021

Audit Fees (1)	$1,720	$1,422
Audit-Related Fees (2)	224	129
Tax Fees (3)	91	81
Other Fees (4)	2	2
Total	$2,037	$1,634
(1)Audit Fees consist of fees billed for professional services rendered for the audit of our consolidated ﬁnancial statements included in our Annual Report on Form 10-K and for the review of our quarterly ﬁnancial statements, as well as services that generally only our independent registered public accounting ﬁrm can reasonably provide, including statutory audits and services rendered in connection with SEC ﬁlings.
(2)Audit-Related Fees consist of fees billed for professional services in connection with the Company’s debt offering, which was completed in January 2022.
(3)Tax Fees consist of fees billed for professional services rendered for tax compliance, tax advice and tax planning.
(4)Other Fees consist of fees billed for products and services provided by the principal accountant other than the Audit Fees, Audit-Related Fees and Tax Fees.
Pre-Approval of Audit and Non-Audit Services
It is the responsibility of HomeStreet’s Audit Committee to pre-approve all audit and non-audit services provided by our independent registered public accounting firm. The Audit Committee has adopted a policy authorizing certain permissible audit and non-audit services to be performed by our independent registered public accounting firm with subsequent reporting and oversight required by the Audit Committee. Permissible services, not pre-approved pursuant to this policy, require speciﬁc review and approval prior to the engagement by the Audit Committee, or a designated member. All services rendered by and fees paid to our independent registered public accounting firm are reported to and monitored quarterly by the Audit Committee. The Audit Committee considers whether the provision of related audit services is compatible with maintaining the independent registered public accounting ﬁrm’s independence. To assist the Audit Committee in its oversight responsibilities, the pre-approval policy identiﬁes the three basic principles of independence with respect to services provided by the independent registered public accounting ﬁrm: (1) whether the services are consistent with applicable rules on independent registered public accounting firm independence; (2) whether the independent registered public accounting firm is best positioned to provide the services in an effective and efficient manner, taking into consideration its familiarity with the Company’s business, people, culture, accounting systems, risk profile and other factors; and (3) whether the service might enhance the Company’s ability to manage or control risk or improve audit quality. The pre-approval policy also identifies the non-audit services the independent registered public accounting ﬁrm is prohibited from providing. All services provided by Deloitte in each of the last two ﬁscal years were pre-approved by the Audit Committee.
Engagement of Independent Registered Public Accounting Firm
In determining whether to engage or re-engage an audit ﬁrm, the Audit Committee annually considers, among other factors, the ﬁrm’s qualiﬁcations, performance and independence, including that of the lead partner, to determine whether the ﬁrm will serve in the best interest of the Company and its shareholders.
Based on the foregoing, the Audit Committee has retained Crowe as the Company’s independent registered public accounting ﬁrm for ﬁscal year 2023.
Vote Required and Board Recommendation
The proposal on the advisory (non-binding) vote to ratify the appointment of our independent registered public accounting firm requires the affirmative vote “FOR” of a majority of the shares present and voting on this matter.

THE BOARD UNANIMOUSLY RECOMMENDS VOTING “FOR” THE RATIFICATION OF THE
APPOINTMENT OF CROWE LLP AS THE COMPANY’S INDEPENDENT REGISTERED
PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2023

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
In addition to the compensation arrangements with directors and executive officers described in “Compensation Discussion and Analysis” above, the following is a description of each transaction since January 1, 2022, and each proposed transaction in which:
•we have been or are to be a participant;
•the amount involved exceeds or will exceed $120,000; and
•any of our directors, executive officers or beneﬁcial holders of more than 5% of our capital stock, or any immediate family member of or person sharing the household with any of these individuals (other than a tenant or employee), had or will have a direct or indirect material interest.
Other than as described below, there have not been, nor are there any currently proposed, transactions or series of similar transactions meeting these criteria to which we have been or will be a party other than compensation arrangements, which are described where required under “Compensation Discussion and Analysis” on page 38 of this Proxy Statement and “Corporate Governance — Director Compensation” on page 32 of this Proxy Statement.
Loans
From time to time, HomeStreet Bank makes loans to directors, executive officers, principal shareholders, and their related interests (collectively, “insiders”) in the ordinary course of business. These loans, other than loans to immediate family members not living in the director, officer or principal shareholder’s home, are subject to the Federal Reserve Board’s Regulation O, which requires that they be made in the ordinary course of business, on substantially the same terms, including interest rate and collateral, as those prevailing at the time for non-insiders. Regulation O generally defines a principal shareholder as a person that directly or indirectly or acting through or in concert with one or more other persons, owns, controls or has the power to vote more than 10% of any class of voting shares. While loans to immediate family members not living in the director, officer, or principal shareholder’s home are not subject to Regulation O, HomeStreet Bank’s Corporate Compliance department reviews these loans to ensure they meet the same qualifications listed above. All such loans originated in 2022 comply with these provisions and do not involve more than the normal risk of collectability or present other features unfavorable to us.
Home Loans to Employees, Officers, and Directors Program
As a benefit of employment, HomeStreet Bank offers reduced closing costs to certain employees under the Home Loans to Employees, Officers, & Directors program. This program is offered to all permanent HomeStreet employees working 20 hours or more (“eligible employees”) for the financing of the employee’s primary or secondary residence. Employees may receive the closing cost credit on eligible home loan transactions once every 12 months. The amount of credit received depends upon the size and type of loan. Employee loan applications must meet HomeStreet Bank’s normal underwriting standards, and with the exception of discounted fees where applicable, the loan terms are the same as loans to members of the public. The same documentation requirements, including appraisal, credit report, and other third-party documentation, apply. The Home Loans to Employees, Officers, & Directors program is permissible under Regulation O, due to the fact that it is widely available to employees and does not give preference to the insider over other applicants.
Under HomeStreet Bank’s Related Person Transaction Policies and Procedures, if a loan to an insider or a related person has any terms or conditions not available to the general public, such as an employee discount, approval by the Audit Committee is required. If the loan amount is less than $1 million, the Chair of the Audit Committee has the authority to pre-approve the transaction.

No loans originated under the Home Loans to Employees, Officers, & Directors program during the year ended December 31, 2022.
Indemniﬁcation Agreements
We have entered into indemniﬁcation agreements with all of our current and former directors and certain of our current and former executive officers, including Messrs. Mason, Michel, Evans, Endresen and van Amen. Subject to

certain limitations, these agreements require us to indemnify these individuals to the fullest extent permitted under applicable law against liabilities that may arise by reason of their service to us, and to advance expenses incurred as a result of any proceedings against them as to which they could be indemniﬁed.
Procedures for Approval of Related Party Transactions
As described above, HomeStreet Bank is subject to the requirements of Regulation O, which places certain restrictions on loan transactions between HomeStreet Bank and its directors, executive officers and principal shareholders (or any of their related interests). HomeStreet Bank surveys Company and Bank directors and senior and executive officers each year to identify their related interests. The Board has adopted a policy for lending to our employees, directors and executive officers to ensure compliance with Regulation O. Loans by HomeStreet Bank to our directors, executive officers, principal shareholders and their related interests that exceed $500,000 in aggregate require the approval of HomeStreet Bank’s board of directors.
In accordance with the Audit Committee’s charter, the Audit Committee has reviewed and pre-approved in writing any proposed related party transactions. However, certain types of transactions, including certain loans made in the ordinary course of business, executive officer employment arrangements and director compensation required to be disclosed in our proxy statements, certain charitable contributions, transactions where all shareholders receive a proportional benefit and transactions entered into through a competitive bid prices, may be automatically deemed pre-approved as related party transactions under our Related Person Transaction Policies and Procedures, a copy of which is available on our website at www.homestreet.com. In the case of a loan requiring HomeStreet Bank board approval under Regulation O, review and approval by our Board is still required despite any such pre-approval as a related party transaction.

PRINCIPAL SHAREHOLDERS
The following table sets forth the beneﬁcial ownership of our common stock as of March 31, 2023, by:
•each of our directors and named executive officers;
•all of our directors and executive officers as a group; and
•each person known to us to be the beneﬁcial owner of more than 5% of any class of our securities.
The amounts and percentage of our common stock beneficially owned are reported on the basis of regulations of the SEC governing the determination of beneficial ownership of securities. The SEC has defined “beneficial” ownership of a security to mean, generally, the possession, including shared possession, directly or indirectly, of voting power or investment power. A shareholder is also deemed to be, as of any date, the beneficial owner of all securities that such shareholder has the right to acquire within 60 days after that date through (1) the exercise of any option, warrant or right, (2) the conversion of a security, (3) the power to revoke a trust, discretionary account or similar arrangement or (4) the automatic termination of a trust, discretionary account or similar arrangement. Under these rules, more than one person may be deemed a beneficial owner of the same securities, and a person may be deemed a beneficial owner of securities as to which he or she has no economic interest. Unless otherwise indicated, we believe that each of the shareholders listed has sole voting and investment power with respect to their beneficially owned shares of our common stock.
The percentages reflect beneficial ownership as of March 31, 2023, as determined under Rule 13d-3 under the Exchange Act and are based on 18,767,811 shares of our common stock outstanding as of that date. In addition, any RSUs vesting within 60 days of March 31, 2023 are included in the beneficial ownership of the holder of such RSUs, and the percentage ownership for that holder is calculated by adding the aggregate number of RSUs vesting within 60 days of March 31, 2023 to both the number of shares held by that specific shareholder and the total number of shares outstanding. Unless otherwise set forth in the following table, the address of the listed shareholders is c/o HomeStreet, Inc., 601 Union Street, Suite 2000, Seattle, Washington 98101.
Unless otherwise indicated, all ownership interests or voting power referenced herein, either in percentage terms or number of shares, in respect of the Company’s outstanding shares, have been calculated in accordance with Rule 13d-3 under the Exchange Act.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class

BlackRock, Inc. (1) 55 East 52nd Street, New York, NY 10055	2,770,666	14.8%
Dimensional Fund Advisors LP (2) 6300 Bee Cave Road, Building One, Austin, TX 78746	1,605,522	8.6%
The Vanguard Group (3) 100 Vanguard Blvd., Malvern, PA 19355	1,249,994	6.7%
Mark K. Mason (4)	182,708	1.0%
Scott M. Boggs (5)	29,782	*
Sandra A. Cavanaugh	13,641	*
Jeffrey D. Green (6)	11,686	*
Joanne R. Harrell	4,669	*
James R. Mitchell, Jr.	9,475	*
Mark R. Patterson (7)	235,359	1.3%
Nancy D. Pellegrino (8)	9,667	*
John M. Michel (9)	72,526	*
William D. Endresen (10)	15,461	*
Godfrey B. Evans	70,379	*
Darrell S. van Amen (11)	82,384	*
All executive officers and directors as a group (17 persons) (12)	858,962	4.6%
*        less than 1.0%

(1)BlackRock, Inc. stated in its Schedule 13G/A filing with the SEC on January 26, 2023 (the “BlackRock 13G/A filing”) that, of the 2,770,666 shares beneficially owned at December 31, 2022, it has (a) sole voting power with respect to 2,739,806 shares, (b) shared voting power with respect to 0 shares, (c) sole power to dispose of 2,770,666 shares and (d) shared power to dispose of 0 shares. According to the BlackRock 13G/A filing, the address of Black Rock, Inc. is 55 East 52nd Street New York, NY 10055.
(2)Dimensional Fund Advisors LP stated in its Schedule 13G/A filing with the SEC on February 10, 2023 (the “Dimensional 13G/A filing”) that, of the 1,605,522 shares beneficially owned at December 31, 2022, it has (a) sole voting power with respect to 1,582,825 shares, (b) shared voting power with respect to 0 shares, (c) sole power to dispose of 1,605,522 shares and (d) shared power to dispose of 0 shares. According to the Dimensional 13G/A filing, the address of Dimensional Fund Advisors LP is 6300 Bee Cave Road Building One, Austin, TX 78746.
(3)The Vanguard Group stated in its Schedule 13G/A filing with the SEC on February 9, 2023 (the “Vanguard 13G/A filing”) that, of the 1,249,994 shares beneficially owned at December 31, 2022, it has (a) sole voting power with respect to 0 shares, (b) shared voting power with respect to 21,662 shares, (c) sole power to dispose of 1,212,275 shares, and (d) shared power to dispose of 37,719 shares. According to the Vanguard 13G/A filing, the address of The Vanguard Group is 100 Vanguard Blvd., Malvern, PA 19355.
(4)Includes 1,375 shares held by Courtney Mason, Mr. Mason’s spouse. Mr. Mason disclaims beneficial ownership of Ms. Mason’s shares except to the extent of any pecuniary interest he may have therein.
(5)Includes 7,900 shares held jointly with Patricia Boggs, Mr. Boggs’s spouse. 6,400 shares are pledged as collateral in connection with a personal line of credit.
(6)Includes 2,984 shares held jointly with Tracy Green, Mr. Green’s spouse. Also includes 753 shares held by Tracy Green. Mr. Green disclaims beneficial ownership with respect to such shares except to the extent of any pecuniary interest he may have therein.
(7)Includes 217,000 shares held by Mark and Michele Patterson Family Trust U/A dated August 23, 2010; Mr. Patterson and his spouse, Michele Patterson, are co-trustees and beneficiaries and share voting and investment power over the assets of the trust.
(8)Includes 1,000 shares held by Pellegrino Advisory Services LLC, of which Ms. Pellegrino is the principal and beneficial owner.

(9)Includes 30,719 shares held by J Michel and R Michel TTEE, The Michel family Tr U/A DTD 6/14/18; Mr. Michel and his spouse, Rosetta Michel, are the co-trustees and beneficiaries of the J Michel and R. Michel Tr U/A DTD 6/14/18. Includes 1,807 shares scheduled to vest within 60 days of March 31, 2023.
(10)Includes 538 shares held through the 401(k) Plan as of the last statement date of March 31, 2023. Participants in the Company’s 401(k) Plan have the authority to direct voting of shares they hold through the 401(k) Plan.
(11)Includes 3,000 shares owned by Jeannie van Amen, Mr. van Amen’s spouse. Mr. van Amen disclaims beneficial ownership with respect to such shares except to the extent of any pecuniary interest he may have therein.
(12)Includes shares held by our Directors and NEOs as well as our five other executive officers. For our five other executive officers, includes 5,004 shares were held through the 401(k) Plan as of the last statement date of March 31, 2023. Participants in the Company’s 401(k) Plan have the authority to direct voting of shares they hold through the 401(k) Plan.

OTHER MATTERS
Participants in the Solicitation
Under applicable regulations of the SEC, each of our directors and certain of our executive officers and other employees are “participants” in this proxy solicitation. For more information about our directors and executive officers, please see “Principal Shareholders” on page 80 of this Proxy Statement and “Proposal 1 — Election of Directors” on page 12 of this Proxy Statement. Other than the persons described in this Proxy Statement, no regular employees of the Company have been or are to be employed to solicit shareholders in connection with this proxy solicitation. However, in the course of their regular duties, employees may be asked to perform clerical or ministerial tasks in furtherance of this solicitation.
Costs of Solicitation
We are required by law to convene an annual meeting of shareholders at which directors are elected. Because our shares are widely held, it would be impractical for our shareholders to meet physically in sufficient numbers to hold a meeting. Accordingly, the Company is soliciting proxies from our shareholders. The Company will bear the expenses of calling and holding the Annual Meeting and the solicitation of proxies on behalf of our Board with respect to the Annual Meeting. These costs will include, among other items, the expense of preparing, assembling, printing and mailing the proxy materials to shareholders of record and beneﬁcial owners, and reimbursements paid to brokers, banks and other nominees for their reasonable out-of-pocket expenses for forwarding proxy materials to shareholders and obtaining voting instructions from beneﬁcial owners. In addition to soliciting proxies by mail, directors, officers and employees may solicit proxies on behalf of our Board, without additional compensation, personally or by telephone. We may also solicit proxies by email from shareholders who are our employees or who previously requested to receive proxy materials electronically. Excluding the salaries and wages of our regular employees, we have not incurred, and do not expect to incur, expenses related to our solicitation of proxies.
Shareholders Sharing the Same Address
SEC rules permit us to deliver only one copy of our proxy materials to multiple shareholders of record who share the same address and have the same last name, unless we have received contrary instructions from one or more of the shareholders. This delivery method, called “householding,” reduces our printing and mailing costs. Shareholders who participate in householding will continue to receive separate proxy cards.
If you are a shareholder of record who currently receives a single copy of our proxy materials and wishes to receive a separate copy of our proxy materials or if you are currently receiving multiple copies of our proxy materials at the same address and wish to receive only a single copy, please write to the Secretary of the Company at HomeStreet, Inc. 601 Union Street, Suite 2000, Seattle, WA 98101 or call at (206) 389-7773.
Beneficial owners sharing an address who are currently receiving multiple copies of our proxy materials and wish to receive only a single copy in the future, or who currently receive a single copy and wish to receive separate copies in the future, should contact their bank, broker or other nominee to request that only a single copy or separate copies, as the case may be, be delivered to all shareholders at the shared address in the future.
Appraisal Rights
Holders of shares of common stock do not have appraisal rights under Washington law in connection with this proxy solicitation.
Shareholder List
A list of our shareholders as of the close of business on March 31, 2023 will be available for inspection during business hours for 10 days prior to the Annual Meeting at our principal executive offices located at 601

Union Street, Suite 2000, Seattle, WA 98101. This list will also be accessible during the Annual Meeting through the meeting website www.virtualshareholdermeeting.com/HMST2023.
Shareholders Proposals and Director Nominations for the 2024 Annual Meeting
For inclusion in HomeStreet’s proxy materials:  To be considered for inclusion in the proxy materials for next year’s annual meeting of shareholders (the “2024 Annual Meeting”) under Rule 14a-8 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), proposals must be received by our Corporate Secretary no later than December 16, 2023, and must comply will all applicable requirements of Rule 14a-8 of the Exchange Act.
To be brought before an annual meeting of shareholders: In addition, our Bylaws establish an advance notice procedure for shareholders who wish to present certain matters before an annual meeting of shareholders.
In general, nominations for the election of directors may be made (1) by or at the direction of the Board, or (2) by a shareholder of the Company entitled to vote at such meeting who has delivered written notice to our Corporate Secretary at our principal executive offices within the Notice Period (as deﬁned below), who was a shareholder at the time of such notice and as of the Record Date, and whose notice is in accordance with the procedures set forth in our Bylaws.
Our Bylaws also provide that the only business that may be conducted at an annual meeting is business that is speciﬁed in the notice of meeting given by or at the direction of the Board, (2) properly brought before the meeting by or at the direction of the Board or (3) properly brought before the meeting by a shareholder who has delivered written notice to our Corporate Secretary at our principal executive offices within the Notice Period (as deﬁned below), who was a shareholder at the time of such notice and as of the Record Date, and whose notice complies with our Bylaws.
Except as otherwise provided by law, our Articles of Incorporation, or our Bylaws, the Chairman of the meeting shall have the power and duty to determine whether a nomination or any business proposed to be brought before the meeting was made or proposed, as the case may be, in compliance with our Bylaws, and if any proposed nomination or business is not in compliance with our Bylaws, to declare that such proposal or nomination shall be disregarded.
The “Notice Period” is deﬁned as that period not earlier than 5:00 pm Pacific Time on the 120 day and not later than 5:00 pm Pacific Time on the 90th day prior to the ﬁrst anniversary of the preceding year’s annual meeting. As a result, the Notice Period for the 2024 annual meeting of shareholders will start on January 26, 2024 and end on February 23, 2024. Our Bylaws contain different notice submission date requirements in the event our annual meeting is held more than 30 days before or 60 days after May 25, 2024.
In addition, shareholders who intend to solicit proxies in support of director nominees other than the Company’s nominees must comply with the additional requirements of Rule 14a-19(b).
If a shareholder who has notiﬁed the Company of his or her intention to appear in person or by a representative at the meeting to propose the business speciﬁed in the notice at an annual meeting of shareholders does not appear to present his or her proposal at such meeting, the Company need not present the proposal for vote at such meeting.
A copy of the full text of our Bylaws may be obtained by writing to our Corporate Secretary at our principal executive offices or by accessing our ﬁlings on the SEC’s website at www.sec.gov.
Availability of the Form 10-K and Other Filings
Copies of the 2022 Annual Report may be obtained without charge by writing to Investor Relations, HomeStreet, Inc., 601 Union Street, Suite 2000, Seattle, Washington 98101. This Proxy Statement, the 2022 Annual Report and other proxy materials are also available on www.proxyvote.com and on the following cookies-free website that can be accessed anonymously at http://ir.homestreet.com/sec-filings/proxy-materials/default.aspx. The SEC maintains a website located at www.sec.gov that also contains this information. The information on HomeStreet’s website and the SEC’s website are not part of this Proxy Statement.

THE PROXY STATEMENT FOR THE ANNUAL MEETING AND THE ANNUAL REPORT ON FORM 10-K
FOR THE FISCAL YEAR ENDED DECEMBER 31, 2022 (AND ANY AMENDMENT THERETO) ARE
AVAILABLE FREE OF CHARGE ON OUR WEBSITE AT WWW.HOMESTREET.COM
WE ENCOURAGE YOU TO VOTE ELECTRONICALLY OVER THE INTERNET OR BY CALLING THE TOLL-FREE NUMBER (FOR RESIDENTS OF THE UNITED STATES AND CANADA) LISTED ON YOUR PROXY CARD. PLEASE HAVE YOUR PROXY CARD IN HAND WHEN GOING ONLINE OR CALLING. IF YOU AUTHORIZE YOUR PROXY ELECTRONICALLY OVER THE INTERNET OR BY CALLING THE TOLL-FREE NUMBER, YOU DO NOT NEED TO RETURN YOUR PROXY CARD. IF YOU CHOOSE TO AUTHORIZE YOUR PROXY BY MAIL, COMPLETE, DATE, SIGN AND RETURN YOUR PROXY CARD IN THE POSTAGE PRE-PAID ENVELOPE THAT WAS ENCLOSED WITH YOUR PROXY MATERIALS.

Forward-Looking Statements
This Proxy Statement contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), Section 21E of the Exchange Act and the Private Securities Litigation Reform Act of 1995. All statements relating to events or results that may occur in the future, including, but not limited to, the Company’s future costs of solicitation, record or meeting dates, compensation arrangements or structure, Board composition, future shareholder engagement and the Company’s strategy, and underlying assumptions of any of the foregoing are forward-looking statements.
When used in this Proxy Statement, terms such as “anticipates,” “believes,” “continue,” “could,” “estimates,” “expects,” “intends,” “may,” “plans,” “potential,” “predicts,” “should” or “will” or the negative of those terms or other comparable terms are intended to identify forward-looking statements. These statements involve known and unknown risks, uncertainties and other factors that may cause us to fall short of our expectations or may cause us to deviate from our current plans, as expressed or implied by these statements. The known risks that could cause our results to differ, or may cause us to take actions that are not currently planned or expected, are described in the Company’s reports and ﬁlings with the SEC including, without limitation, the Company’s Annual Report on Form 10-K for the year ended December 31, 2022, under the heading Part I, Item 1A — “Risk Factors.” Unless required by law, the Company does not intend, and undertakes no obligation, to update or publicly release any revision to any forward-looking statements, whether as a result of the receipt of new information, the occurrence of subsequent events, the change of circumstance or otherwise. Each forward-looking statement contained in this Proxy Statement is speciﬁcally qualiﬁed in its entirety by the aforementioned factors. Readers are cautioned not to place undue reliance on these forward-looking statements, which apply only as of the date of this Proxy Statement.

APPENDIX A — NON-GAAP FINANCIAL MEASURES
In this Proxy Statement, we use the following non-GAAP measures: (1) tangible common equity and tangible assets, as we believe this information is consistent with the treatment by bank regulatory agencies, which exclude intangible assets from the calculation of capital ratios; and (2) an efficiency ratio, which is the ratio of noninterest expenses to the sum of net interest income and noninterest income, excluding certain items of income or expense and excluding taxes incurred and payable to the State of Washington as such taxes are not classified as income taxes and we believe including them in noninterest expenses impacts the comparability of our results to those companies whose operations are in states where assessed taxes on business are classified as income taxes. We believe that these non-GAAP financial measures, when taken together with the corresponding GAAP financial measures, provide meaningful supplemental information regarding our performance by providing additional information used by management that is not otherwise required by GAAP or other applicable requirements. Our management uses, and believes that investors benefit from referring to, these non-GAAP financial measures in assessing our operating results and when planning, forecasting and analyzing future periods. These non-GAAP financial measures also facilitate a comparison of our performance to prior periods. We believe these measures are frequently used by securities analysts, investors and other parties in the evaluation of companies in our industry. These non-GAAP financial measures should be considered in addition to, not as a substitute for or superior to, financial measures prepared in accordance with GAAP. In the information below, we have provided reconciliations of, where applicable, the most comparable GAAP financial measures to the non-GAAP measures used in this Proxy Statement, or the calculation of the non-GAAP financial measure.
A-1

	As of or For the Year Ended
(in thousands, except share and per share data)	December 31, 2022	December 31, 2021	December 31, 2020

Tangible book value per share
Shareholders’ equity	$562,147	$715,339	$717,750
Less: Goodwill and other intangibles	(29,980)	(31,709)	(32,880)
Tangible shareholders’ equity	$532,167	$683,630	$684,870
Common shares outstanding	18,730,380	20,085,336	21,796,904
Computed amount	$28.41	$34.04	$31.42

Return on average assets
Average assets	$8,396,078	$7,318,505	$7,250,634

Net income	$66,540	$115,422	$79,990
Adjustment (tax effected)
Gain on sale of branches	(3,356)	—	—
Tangible income applicable to shareholders	$63,184	$115,422	$79,990
Ratio	0.75%	1.6%	1.1%

Return on average tangible equity
Average shareholders’ equity	$617,469	$725,802	$706,160
Less: Average goodwill and other intangibles	(30,930)	(32,337)	(33,613)
Average tangible equity	$586,539	$693,465	$672,547

Net income	$66,540	$115,422	$79,990
Adjustments (tax effected)
Gain on sale of branches	(3,356)	—	—
Amortization of core deposit intangibles	751	923	1,082
Tangible income applicable to shareholders	$63,935	$116,345	$81,072
Ratio	10.9%	16.8%	12.1%

Efficiency ratio
Noninterest expense
Total	$205,419
Adjustments:
State of Washington taxes	(2,311)
Adjusted total	$203,108
Total revenues
Net interest income	$233,307
Noninterest income	51,570
Gain on sale of branches	(4,270)
Adjusted total	$280,607
Ratio	72.4%
A-2

BROADRIDGE CORPORATE ISSUER SOLUTIONS
C/O HOMESTREET
P.O. BOX 1342
BRENTWOOD, NY 11717

SCAN TO
VIEW MATERIALS & VOTE

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com** **or scan the QR Barcode above**

Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 p.m. Eastern Time on May 24, 2023 for shares held directly and by 11:59 p.m. Eastern Time on May 22, 2023 for shares held in the HomeStreet, Inc. 401(k) Savings Plan. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/HMST2023**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 p.m. Eastern Time on May 24, 2023 for shares held directly and by 11:59 p.m. Eastern Time on May 22, 2023 for shares held in the HomeStreet, Inc. 401(k) Savings Plan. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V12186-P89924 KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

HOMESTREET, INC.

The Board of Directors recommends you vote FOR each of the following:

1. Election of Directors

Nominees:	For	Against	Abstain
1a. Scott M. Boggs	☐	☐	☐
1b. Sandra A. Cavanaugh	☐	☐	☐
1c. Jeffrey D. Green	☐	☐	☐
1d. Joanne R. Harrell	☐	☐	☐
1e. Mark K. Mason	☐	☐	☐
1f. James R. Mitchell, Jr.	☐	☐	☐
1g. Nancy D. Pellegrino	☐	☐	☐

The Board of Directors recommends you vote FOR proposals 2 and 3.	For	Against	Abstain
2. Approval of the compensation of the Company's named executive officers.	☐	☐	☐
3. To ratify the appointment of Crowe LLP as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2023.	☐	☐	☐

NOTE: Proxies are authorized in their discretion to vote upon such other business as may properly come before the meeting or any adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Form 10-K and Notice and Proxy Statement